As filed with the Securities and Exchange Commission on  August 9, 1999
                                                   Registration No. 333-69265

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------


                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


    Southern States Cooperative,
            Incorporated                      Southern States Capital Trust I
-------------------------------------       ------------------------------------
    (Exact name of registrant as                (Exact name of registrant as
      specified in its charter)                  specified in its charter)

              Virginia                                   Delaware
------------------------------------          ---------------------------------
   (State or other jurisdiction of            (State or other jurisdiction of
   incorporation or organization)              incorporation or organization)


                5191                                        5191
--------------------------------------      ------------------------------------
    (Primary Standard Industrial                (Primary Standard Industrial
     Classification Code Number)                Classification Code Number)

             54-0387200                                  51-6509316
-------------------------------------       ------------------------------------
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                             6606 West Broad Street
                            Richmond, Virginia 23230
                                 (804) 281-1000
                       -----------------------------------
                        (Address and telephone number of
                        registrants' principal executive
                                    offices)


                             N. HOPPER ANCARROW, JR.
                        Southern States Cooperative, Inc.
                             6606 West Broad Street
                            Richmond, Virginia 23230
                                (804) 281-1205
                   ------------------------------------------
                     (Name, address and telephone number of
                               agent for service)

                                   copies to:
    F. CLAIBORNE JOHNSTON, JR., ESQ.              MICHAEL W. WEIR, ESQ.
        Mays & Valentine, L.L.P.                   Sullivan & Cromwell
         1111 East Main Street                      125 Broad Street
        Richmond, Virginia 23218                New York, New York 10004
             (804) 697-1214                          (212) 558-3941

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------

                            Proposed       Proposed      Proposed
                            Maximum         Maximum       Maximum
 Title of Each Class       Amount to       Offering      Aggregate    Amount of
   of Securities to      be Registered       Price    Offering Price  Registration
    be Registered           (1) (2)        Per Unit       (1) (2)     Fee (3) (4)
---------------------------------------------------------------------------------
Capital Securities of
   Southern States        $86,250,000       $25.00      $86,250,000    $23,978
   Capital Trust I
---------------------------------------------------------------------------------
 Junior Subordinated
    Debentures of             (7)
   Southern States
Cooperative, Inc. due
_______ ___, 2029 (5)
---------------------------------------------------------------------------------

 Guarantee of Capital
    Securities by             (7)
   Southern States
Cooperative, Inc. (6)

---------------------------------------------------------------------------------

 Trust Agreement of
   Southern States            (7)
   Capital Trust I

---------------------------------------------------------------------------------

  Expense Agreement
  between Southern            (7)
 States Cooperative,
  Inc. and Southern
States Capital Trust I

---------------------------------------------------------------------------------

 Junior Subordinated
Indenture of Southern         (7)
 States Cooperative,
         Inc.

---------------------------------------------------------------------------------


     (1) Includes $11,250,000 liquidation amount of capital securities which may be sold to cover over-allotments, if any.

     (2) Represents the aggregate liquidation amount of the capital securities to be issued hereunder and the principal amount of the junior subordinated deferrable interest debentures that may be distributed to holders of capital securities upon any liquidation of Southern States Capital Trust.

     (3) The registration fee was calculated in accordance with Section 6 of the Securities Act of 1933, as amended.

     (4) The entire $23,978 fee was paid with our initial filing of this Registration Statement on December 18, 1998.


     (5) The junior subordinated debentures will be purchased by Southern States Capital Trust with the proceeds of the sale of the capital securities. The junior subordinated debentures may later be distributed for no additional consideration to the holders of the capital securities of Southern States Capital Trust upon its dissolution and the distribution of its assets.

     (6) No separate consideration will be received for the guarantee of the capital securities by Southern States.

     (7) This Registration Statement is deemed to cover the junior subordinated debentures of Southern States, and the obligations of Southern States with respect to the junior subordinated debentures under the junior subordinated indenture (as defined herein), the capital securities of Southern States Capital Trust under the trust agreement (as defined herein), the expense agreement and the guarantee issued by Southern States with respect to the capital securities, which, taken together, constitute a full, irrevocable and unconditional guarantee by Southern States of the obligations of Southern States Capital Trust with respect to the capital securities.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

                       $75,000,000 ___% Capital Securities
                         SOUTHERN STATES CAPITAL TRUST I

                   (Liquidation Amount $25 per Capital Security)
    Guaranteed on an Irrevocable, Full, Unconditional and Subordinated Basis by

                     SOUTHERN STATES COOPERATIVE, INCORPORATED
                               --------------------


      Southern States Capital Trust I is offering up to $75,000,000 aggregate liquidation amount of its ___% capital securities. Southern States Capital Trust will use the proceeds from the sale of these capital securities to buy a series of ___% junior subordinated debentures due _____, 2029 issued by Southern States Cooperative, Incorporated. If you purchase these capital securities, you will be entitled to receive annual distributions at a rate of __%. Southern States Capital Trust will pay distributions on the capital securities quarterly. Southern States may defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters (5 years). If Southern States defers the interest payments, Southern States Capital Trust will also defer distributions. See "Prospectus Summary."

      We urge you to carefully read the "Risk Factors" section beginning on page __, where we describe specific risks associated with these capital securities, along with the rest of this prospectus before you make your investment decision.

      We plan to list the capital securities on the New York Stock Exchange under the trading symbol __________. We expect that the capital securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.
                               --------------------


      Southern States Cooperative, Incorporated will pay all underwriting commissions in connection with this offering of capital securities.


                                               Per Capital
                                                Security                  Total
                                                 --------                 -----

      Public Offering Price.................      $25.00             $75,000,000
      Proceeds to Southern States
       Capital Trust........................      $25.00             $75,000,000






      The underwriters may also purchase up to an additional $11,250,000 liquidation amount of capital securities at $25 per capital security within 30 days from the date of this prospectus to cover over-allotments.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               --------------------

                        FIRST UNION CAPITAL MARKETS CORP.


LEHMAN BROTHERS                                 BANC OF AMERICA SECURITIES LLC


                               --------------------

           The date of this preliminary prospectus is ___________, 1999.

                                                                  BLACKINED COPY
                 [To follow front cover for EDGAR filing only]


You should rely only on the information contained in this document or to which we have referred you. Neither we, the trust nor any underwriter has authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.



                                TABLE OF CONTENTS
                                                                   Page

Prospectus Summary................................................  1
Risk Factors...................................................... 11
Southern States Capital Trust I................................... 17
Use of Proceeds................................................... 19
Capitalization.................................................... 20
Unaudited Pro Forma Condensed Combined Financial Information...... 21
Selected Historical Consolidated Financial Information............ 26
Management's Discussion and Analysis of Financial Condition and
     Results of Operations........................................ 30
Farm Cooperatives................................................. 49
Southern States................................................... 50
Business of Southern States....................................... 55
Acquisition of the Gold Kist Inputs Business...................... 70
Management........................................................ 76
Description of the Capital Securities............................. 86
Description of the Junior Subordinated Debentures.................104
The Guarantee.....................................................115
The Expense Agreement.............................................119
Effect of Obligations Under the Junior Subordinated Debentures,
     the Guarantee and the Expense Agreement......................119
United States Federal Income Taxation.............................122
ERISA Considerations..............................................129
Underwriting......................................................129
Legal Matters.....................................................129
Experts...........................................................132
Available Information.............................................132
Disclosure Regarding Forward Looking Statements...................133
Index to Financial Statements.....................................F-1

 [Inside fold out page with map of Southern States Cooperative, Incorporated operating territory]

              [Picture of Agricultural Retail Farm Supply Store]

                       [Picture of Metro Retail Store]

                     [Picture of Fertilizer Application]

                [Picture of Petroleum and Propane Operations]

                               PROSPECTUS SUMMARY

      Because this is a summary, it does not contain all the information that may be important to you. You should read the entire document before making a decision. Also please note that the description under "Business of Southern States" in the full text portion of this prospectus does not include information relating to the acquisition of the Gold Kist Inputs Business. For a description of the Gold Kist Inputs Business and its integration with Southern States' business operations, see "Acquisition of the Gold Kist Inputs Business." Southern States' fiscal year ends on June 30.




                    SOUTHERN STATES COOPERATIVE, INCORPORATED


       Southern States is a regional farmers' supply and marketing cooperative.

>> As a supply cooperative, we provide agricultural supplies and services to our members and others through our crops, feed, petroleum, retail farm supply, and farm and home divisions.

>> As a marketing cooperative, we provide marketing services for our members through our grain marketing and livestock marketing divisions.

      Our executive offices are located at 6606 West Broad Street, Richmond, Virginia 23230, and our telephone number is 804-281-1000.

      Service Area. We serve a wide range of rural and urban customers in our Mid-Atlantic territory of Delaware, Maryland, Virginia, West Virginia, Kentucky and North Carolina, plus Michigan, Ohio and Indiana and, as of the fall of 1998, the Southeastern and South Central states.

      Our Business. We are owned by over 300,000 farmer and local cooperative members. We are the principal cooperative in a cooperative distribution system that encompasses almost 700 retail locations.

>> Crops division -- procures, manufactures and distributes fertilizer, seed and crop protectants to members and other customers.

>> Feed division -- procures, manufactures and distributes a wide range of dairy, livestock, equine, poultry, pet and aquaculture feeds.

>> Petroleum division -- sells petroleum products, including all grades of gasoline, kerosene, fuel oil, diesel fuel and propane, as well as petroleum equipment.

>> Retail Farm Supply division -- operates approximately 200 company-owned and managed local cooperative retail farm supply locations in our Mid-Atlantic territory.

>> Farm and Home division -- distributes farm and home products at wholesale to our retail farm supply locations and at retail through 26 metropolitan retail locations.

>> Grain Marketing division -- operates a year-round market for produced grains, primarily corn, soybeans, wheat and barley.

>> Livestock Marketing division -- in Michigan, Ohio, Indiana and Kentucky, operates 11 livestock auction facilities and 28 swine buying stations, 10 of which are also livestock auction facilities.

>> Gold Kist Inputs Business -- acquired in October 1998, purchases, manufactures and processes fertilizers, crop protectants, seed, pet food, livestock feed and other farm supply items for distribution and sale in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina and Texas.

      We are making this offering of capital securities to raise additional capital to support the continued growth of our business.



                         SOUTHERN STATES CAPITAL TRUST I

Southern States Capital Trust exists to:

>>    issue and sell capital securities to the public;

>>    issue and sell common securities to us; and

>> use the proceeds of the sale of its capital securities and its common securities to purchase ____% junior subordinated debentures from us.

      The principal executive office of Southern States Capital Trust I is 6606 West Broad Street, Richmond, Virginia 23230, Attention: Chief Financial Officer. Its telephone number is (804) 281-1000.

                                  THE OFFERING


The Capital Securities to Be Offered

by Southern   States
Capital   Trust  I....                Southern States Capital Trust will sell
                                      its capital securities to the public and its common securities to us. The capital securities sold to the public will aggregate $75 million in liquidation amount ($86.25 million if the underwriters exercise their over allotment option in full).

Use of Proceeds from the Sale of the
Common and Capital Securities to
Purchase Junior Subordinated
Debentures from Southern States....   Southern States Capital Trust will
                                      purchase a series of ____% deferrable
                                      interest junior subordinated debentures
                                      from us with the proceeds from the sale
                                      of its common securities and capital
                                      securities. Unless we redeem them, the
                                      junior subordinated debentures will
                                      mature on _______, 2029.


You Will Be Entitled to Receive
Quarterly Distributions on the

Capital Securities................    If you purchase the capital securities,
                                      you will be entitled to receive
                                      cumulative cash distributions at an
                                      annual rate of ____% of the $25
                                      liquidation amount per capital security.
                                      Distributions will accumulate from the
                                      date Southern States Capital Trust
                                      issues the capital securities. Southern
                                      States Capital Trust will pay
                                      distributions quarterly in arrears on
                                      January 1, April 1, July 1, and October
                                      1 of each year, beginning ___________ 1, 1999.


Quarterly Distributions May Be
Deferred for up to 20 Consecutive

Quarters..........................    As long as we are not in default
                                      regarding the junior subordinated
                                      debentures , we may defer interest
                                      payments on the junior subordinated
                                      debentures for up to 20 consecutive
                                      quarterly periods, but not beyond
                                      _______, 2029. There is no limitation on the number of times that we may begin an interest deferral period, if we are not in default with respect to the junior subordinated debentures. See
                                      "Description of the Junior Subordinated
                                      Debentures--Option to Extend Interest
                                      Payment Period."

                                      If we defer interest payments on the
                                      junior subordinated debentures, Southern
                                      States Capital Trust will also defer
                                      distributions on the capital securities.
                                      During this deferral period, you will
                                      still accumulate distributions. You will also be required to accrue interest income and include it in your gross income for United States federal income tax purposes, even if you are a cash basis taxpayer.



The Capital Securities May Be

Redeemed Prior to Maturity........    We may, at our option, redeem for the
                                      liquidation amount plus any unpaid
                                      distributions:

                                      o all or some of the  junior  subordinated
                                        debentures at any time on or after ___, 2004, or

                                      o all   of   the    junior    subordinated
                                        debentures at any time within 90 days if
                                        there   are   unfavorable   changes   in
                                        regulatory or tax laws.

                                      If we redeem some or all of the junior
                                      subordinated debentures, Southern States
                                      Capital Trust must redeem the same
                                      dollar amount of its capital securities.
                                      Upon any redemption, you will receive
                                      the $25 liquidation amount per capital
                                      security plus any unpaid distributions
                                      accrued to the date of redemption.


As Owner of the Capital Securities,

You will Have  Limited  Voting
Rights............................    If you purchase the capital securities,
                                      you will have very limited voting
                                      rights. You will have the right to vote:

                                      o  with respect to changes to the
                                         guarantee agreement that adversely
                                         affect your rights as a holder of
                                         capital securities, and

                                      o  to direct the time, method and place of
                                         conducting any proceeding for any
                                         remedy available to the property
                                         trustee, or to direct the exercise of
                                         any trust or power conferred upon the
                                         property trustee. See "Description of
                                         the Capital Securities--Voting Rights."

Southern States Has Fully, Irrevocably

and Unconditionally Guaranteed the
Capital Securities on a Subordinated

Basis.............................    We have fully, irrevocably  and
                                      unconditionally guaranteed  all of
                                      Southern States Capital Trust's
                                      obligations under the capital securities based on:

                                      o  our obligation to make payments on
                                         the junior subordinated
                                         debentures; and

                                      o  our  obligations  under  the  guarantee
                                         agreement,   expense  agreement,  trust
                                         agreement and indenture.

                                      Our obligation to make payments under
                                      the guarantee will be junior to our
                                      obligation to make payments on our
                                      senior indebtedness. Our senior
                                      indebtedness includes all obligations to current and future creditors other than liabilities incurred in the ordinary course of business and those obligations stating they are not senior indebtedness. Senior indebtedness also includes any subordinated debt securities issued by us in the future other than junior subordinated debt securities or debentures with subordination terms substantially similar to those of the junior subordinated debentures involved in this offering. See "The Guarantee" and "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

                                      Our guarantee is limited to the amount
                                      of funds held by Southern States Capital
                                      Trust. If we do not make a payment on
                                      the junior subordinated debentures,
                                      Southern States Capital Trust will not
                                      have sufficient funds available to make
                                      distributions on the capital securities
                                      and will not make those distributions.
                                      As a result, you will not be able to
                                      rely upon the guarantee for payment of
                                      these amounts. Instead, you or the
                                      property trustee may enforce the rights
                                      of Southern States Capital Trust under
                                      the junior subordinated debentures
                                      directly against us.

The Junior Subordinated Debentures
Will Be Subordinate to Existing and
Future Senior Indebtedness of

Southern States...................    Our obligations under the junior
                                      subordinated debentures will be
                                      contingent upon payment on/of our senior indebtedness, and will be effectively subordinate to all of our existing secured and unsecured debt. See
                                      "Description of the Junior Subordinated
                                      Debentures--Subordination."

                                      The junior subordinated debentures also
                                      will be subordinate to all future debt
                                      of Southern States unless, by its terms, the future debt is on a parity with or subordinate to the junior subordinated debentures. As of June 30, 1999 the aggregate amount of our senior indebtedness and liabilities and obligations that would have effectively ranked senior to the junior subordinated debentures was approximately $279.9 million.


You Have Rights in the Event
of Default by  Southern  States...    The following are events of default
                                      under both the indenture and the trust
                                      agreement:

                                     o  our failure for 30 days or more to pay
                                        interest on the junior subordinated
                                        debentures when due;

                                     o  our failure to pay principal of or
                                        premium, if any, on the junior
                                        subordinated debentures when due;

                                     o  our   failure  to  perform   any  other
                                        covenant   in   the   indenture   which
                                        continues  for 60  days  after  written
                                        notice;


                                     o  specific bankruptcy, insolvency or
                                        reorganization events.

                                      If any of these events of default occurs and is continuing, either the property trustee or the holders of at least 25% of the principal amount of the junior subordinated debentures may declare the principal of and interest on the junior subordinated debentures due and payable immediately. Since Southern States Capital Trust will hold all of the junior subordinated debentures, the property trustee will have the authority to declare the principal of and interest on the junior subordinated debentures due and payable.

                                      The holders of a majority of the
                                      principal amount of the junior
                                      subordinated debentures may, under
                                      certain circumstances, rescind and annul any acceleration of the payment of the principal and interest as a result of an event of default. See "Description of the Junior Subordinated
                                      Debentures--Debenture Events of
                                      Default."


                                      If the property trustee fails to enforce its rights, you may proceed directly against us to enforce the property trustee's rights. In addition, if an event of default arises due to our failure to pay principal or interest on the junior subordinated debentures, you may proceed directly against us to collect your proportionate share of unpaid principal and interest. You have similar rights in the event of a default by us under the guarantee.

                                      If an event of default has occurred or
                                      if we have defaulted on our obligations
                                      under the guarantee, we will not be
                                      permitted to:

                                      o declare or pay any dividends or
                                        make any distributions with respect to
                                        our capital stock or patrons' equity;

                                      o redeem,  purchase,  acquire  or  make a
                                        liquidation payment with respect to our
                                        capital stock or patrons' equity;

                                      o redeem any patronage refund
                                        allocations; or


                                      o pay any  principal  of or  interest  or
                                        premium,   if   any,   on   or   repay,
                                        repurchase    or   redeem    any   debt
                                        securities  that  rank  equal  with  or
                                        junior  to  the   junior   subordinated
                                        debentures.



Southern States May Liquidate

Southern States Capital Trust
at Any Time.......................    We may liquidate Southern States Capital
                                      Trust at any time and cause the junior
                                      subordinated debentures to be
                                      distributed to the holders of the
                                      capital securities and common securities of Southern States Capital Trust.

                                      If we liquidate Southern States Capital
                                      Trust, after it satisfies its creditors, you will be entitled to receive the liquidation amount of $25 per capital security plus accumulated and unpaid distributions to the date of payment. This payment may be in the form of a distribution of the junior subordinated debentures. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

                                      If the junior subordinated debentures
                                      are so distributed, we will use our best efforts to list them on the New York Stock Exchange or other stock exchange or automated quotation system, if any, on which the capital securities are then listed or quoted.



You  Will Not Receive a Certificate
for the Capital Securities........    The capital securities will be
                                      represented by a global security that
                                      will be deposited with and registered in the name of The Depository Trust
                                      Company, New York, New York, or its
                                      nominee. This means that you will not
                                      receive a certificate for the capital
                                      securities.

                                      We expect the capital securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about ____________, 1999.

            UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA


    The following unaudited pro forma combined condensed financial data give effect to:

o the acquisition of the Gold Kist Inputs Business using the purchase method of accounting, and
o     the issuance of the  capital securities.


    The unaudited pro forma combined condensed financial data are intended for information purposes only and are not necessarily indicative of the future financial position or results of operations of Southern States had the acquisition described above occurred on the indicated dates or been in effect for the period presented. The unaudited pro forma combined condensed financial data should be read in conjunction with, and are qualified in their entirety by, the unaudited pro forma financial statements and the historical consolidated financial statements of Southern States and the Gold Kist Inputs Business, including in each case the related notes, included elsewhere in this prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                  Nine
                                                 Months
                                                 Ended      Fiscal Year
                                               March 31,       Ended
                                                 1999       June 30, 1998
                                               --------     -------------
                                                (amounts in thousands)
Statement of Operations Data:
Sales and other operating revenue............     $943,518    $1,600,045
Cost of products purchased and marketed......      767,485     1,322,131
Selling, general and administrative expenses.      196,964       281,075
                                                  ----------  ----------
Loss on operations (1).......................     $(20,931)    $  (3,161)
  Interest expense...........................       24,590        26,876
Ratio of earnings to fixed charges (4) (5)...           --            --

                                                  As of
                                             March 31, 1999
                                             --------------

Balance Sheet Data:

Working capital..............................   $168,904
Total assets.................................    780,764
Long-term debt...............................    222,235
                                                                  As of
                                                              June 30, 1998
                                                              -------------
Other Data:
Cash flows from operations...................    $88,587         $22,129
Cash flows used in investing activities......   (242,524)       (246,938)
Cash flows from financing activities             146,803         108,730

EBITDA (2)...................................      9,625          39,846
EBITDA adjusted (3) .........................     16,133          46,784
Ratio of EBITDA adjusted to interest expense.        .66x           1.74x
Current ratio (6)............................       1.56x
Long-term debt to total capitalization (7)...        .48x

(1)Loss on operations represents loss before other deductions, other income, income taxes and distributions on capital securities of trust subsidiary.
(2)EBITDA is defined as savings (loss) before income tax and after distributions on mandatorily redeemable capital securities of trust subsidiary plus interest, depreciation and amortization expenses. EBITDA adjusted should not be considered as an alternative to net savings (as determined in accordance with generally accepted accounting principles), as a measure of operating performance or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. Southern States believes that EBITDA is a measure commonly reported and widely used by investors as a measure of operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to interest, taxes, depreciation and amortization, which can vary significantly depending upon capitalization structure, tax status (particularly when comparing a cooperative company to a non-cooperative company), accounting methods (particularly when acquisitions are involved) or non operating factors (such as historical cost). Accordingly, this information and the related other EBITDA ratios, including the ratio of EBITDA to interest expense, have been disclosed in this prospectus to permit a more complete comparative analysis of operating performance relative to companies within and outside of the industry and of Southern States' debt servicing ability. However, EBITDA and EBITDA to interest expense may not be comparable in all instances to other similar types of measures used by other companies in the agricultural industry.
(3)EBITDA adjusted is defined as EBITDA prior to distributions on mandatorily redeemable capital securities of trust subsidiary.
(4)In the calculation of the ratio of earnings to fixed charges, earnings consist of net savings (loss) before income taxes after consideration of distributions on the capital securities plus fixed charges. Fixed charges consist of interest expense on indebtedness, amortization of financing costs, that portion of rental expense representative of the interest factor and distributions on the capital securities.
(5)On a pro forma basis, earnings were insufficient to cover fixed charges by $26.9 million and $5.1 million for the nine months ended March 31, 1999 and the year ended June 30, 1998, respectively.
(6)Current ratio is defined as total current assets divided by total current liabilities.
(7)Total capitalization is defined as the total of long-term debt, company-obligated mandatorily redeemable capital securities of trust subsidiary, net, mandatorily redeemable preferred stock, capital stock and patrons' equity.




                            SELECTED HISTORICAL DATA
                                 (in thousands)
Southern States:
                                          Nine Months
                                         Ended March 31                Fiscal Year Ended June 30
                                         --------------       -----------------------------------------------------------

                                           1999        1998         1998        1997        1996        1995         1994
                                           ----        ----         ----        ----        ----        ----         ----
Supply

     Feed--tons...................          961         701          917         924         895         875          834
     Fertilizer--tons.............          967         621        1,155       1,137       1,054       1,021        1,057
     Seed--pounds, 100 wt                 1,372       1,280        1,673       1,384       1,305       1,412        1,051
     Petroleum--gallons...........      255,004     251,409      314,614     349,863     340,556     306,874      287,958

Marketing
     Grain marketing--bushels.....       15,732      18,594       24,830      29,380      27,637      28,517       20,543
     Livestock marketing--head
          Cattle..................          447         N/A          642         599         N/A         N/A          N/A
          Swine...................        1,159         N/A        2,689       2,516         N/A         N/A          N/A
          Other...................          111         N/A          136         120         N/A         N/A          N/A



Gold Kist Inputs Business:
                                                      Fiscal Year Ended
                                          -------------------------------------
                                             June 27,       June 28,   June 29,
                                               1998           1997       1996
                                               ----           ----       ----
Supply
     Feed--tons.............................    272           279         292
     Fertilizer--tons.......................  1,126         1,127       1,036
     Grain--bushels handled................. 10,563        13,862         N/A
     Cotton--bales ginned...................    102           110         N/A
     Peanuts--tons handled..................     35            57         N/A

                                  RISK FACTORS


    You should carefully read the following risk factors and the other sections of this prospectus before purchasing any capital securities.


Risk Factors Relating to the Capital Securities


Holders of Our Senior Indebtedness Will Be Paid Before You Are Paid Under the Guarantee

    Southern States' obligations under the guarantee and the junior subordinated debentures are unsecured and will rank junior to all of Southern States' present and future senior indebtedness.

    This means that Southern States cannot make any payments on the guarantee or the junior subordinated debentures if it defaults on a payment on any of its senior indebtedness. In the event of bankruptcy, liquidation or dissolution of Southern States, its assets would be available to pay obligations under the guarantee and the junior subordinated debentures only after all payments had been made on senior indebtedness. At June 30, 1999, the aggregate amount of senior indebtedness of Southern States was approximately $279.9 million.

    Neither the indenture, the guarantee nor the trust agreement limits the ability of Southern States or any of its subsidiaries to incur additional senior indebtedness at any time in the future. See "Description of the Junior Subordinated Debentures--Subordination" and "The Guarantee--Status of the Guarantee."

If We Do Not Make Payments on the Junior Subordinated Debentures, the Trust Will Not Be Able to Pay Distributions and Other Payments on the Capital Securities, and the Guarantee Will Not Apply

    The sole source of revenue for Southern States Capital Trust will be payments made by Southern States on the junior subordinated debentures. Consequently, the ability of Southern States Capital Trust to pay timely distributions on the capital securities depends entirely upon Southern States making timely payments on the junior subordinated debentures.

    If Southern States defaults on its obligation to pay principal of or interest on the junior subordinated debentures, Southern States Capital Trust will not have sufficient funds to pay distributions or the $25 per capital security liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts. Instead, the property trustee may enforce the rights of the Trust under the junior subordinated debentures directly against Southern States or you may institute a direct proceeding against Southern States to enforce payment of principal and interest on an amount of the junior subordinated debentures equal to the liquidation amount of the capital securities that you hold.

If We Defer Interest Payments on the Junior Subordinated Debentures, You Will Have to Include Taxable Income Before You Receive Cash

    You will not receive distributions on the capital securities if we defer interest payments on the junior subordinated debentures. If this occurs, you will have to include accrued interest in your income for United States federal income tax purposes before you actually receive the cash distributions. In addition, if you sell your capital securities before the record date for the payment of any deferred distribution, you would not receive the cash related to that income from the Trust, even if you held the capital securities on the date that the payments would normally have been paid. See "United States Federal Income Taxation" and "Description of the Capital Securities--Distributions; Option to Extend Interest Payment Period--Record Holders."

    If we are not in default on the payment of interest on the junior subordinated debentures, we may defer interest payments on the junior subordinated debentures one or more times for up to 20 consecutive quarters, but not beyond ______, 2029. During an interest deferral period, the Trust would defer distributions on the capital securities in the same amount. See "Description of the Capital Securities - Distributions; Option to Extend Interest Payment Period" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

    If we defer any interest payment on the junior subordinated debentures, the capital securities will likely trade at prices that do notfully reflect the value of accrued but unpaid interest related to the underlying junior subordinated debentures. If you sell your preferred securities during an interest deferral period, you must treat any accrued but unpaid interest on the junior subordinated debentures as ordinary income. You must also add the amount of the accrued but unpaid interest to your adjusted tax basis in the preferred securities. You will recognize a capital loss if the selling price is less than your adjusted tax basis. Generally, you cannot apply capital losses to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--US Holders--Sales of Capital Securities."

If We Defer Interest Payments on the Junior Subordinated Debentures, the Market Price of the Capital Securities May Decline

    If Southern States exercises its right in the future to defer interest on the junior subordinated debentures, the market price of the capital securities is likely to be affected. If you sell the capital securities during an interest payment deferral period, you may not receive the same return on investment as someone else who continues to hold the capital securities. See "United States Federal Income Taxation--US Holders--Sales of Capital Securities."

The Capital Securities May Be Redeemed Prior to Maturity if a Tax Event Occurs; You May Be Taxed on the Proceeds and You May Not Be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

    Southern States has the right to redeem the junior subordinated debentures in whole, but not in part, at any time a tax event occurs and is continuing. A tax event is a change in the regulatory or tax laws that is unfavorable to the Trust or Southern States, such as a change making the Trust subject to federal income tax with respect to income received on the junior subordinated debentures or making non-deductible the interest Southern States pays on the junior subordinated debentures. See "Description of the Capital Securities--Tax Event Redemption." The redemption of the junior subordinated debentures will cause a mandatory redemption of the Trust's capital securities and common securities within 90 days of the event at a redemption price equal to the liquidation amount of $25 per security plus any unpaid distributions to the redemption date.

    Under current United States federal income tax law, the redemption of the capital securities would be a taxable event for you. In addition, you may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return you received on the capital securities. See "Description of the Capital Securities--Tax Event Redemption" and "United States Federal Income Taxation--Potential Tax Law Changes."

Changes in the Tax Law Could Eliminate Our Ability to Deduct Interest on the Junior Subordinated Debentures, Thereby Causing a Redemption of the Capital Securities

    From time to time, tax law changes have been proposed that would deny interest deductions to corporate issuers of debt instruments with terms that include many of the terms of the junior subordinated debentures. In addition, the IRS has challenged taxpayers' treatment as indebtedness of securities issued with characteristics similar to the junior subordinated debentures. To date, these tax law change proposals have not been enacted. The only known challenge that has advanced as far as litigation was settled short of trial, with a resolution favorable to the taxpayer's position. However, if any similar tax law change were enacted or any similar challenge by the IRS were upheld, that could give rise to a tax event which could result in an early redemption of the capital securities. See "United States Federal Income Taxation - Potential Tax Law Changes."


Distribution of the Junior Subordinated Debentures May Have an Adverse Effect on Market Prices and May Have Tax Consequences for You


    Southern States Capital Trust may be terminated before its expiration at any time at our option. As a result, the trustees may distribute the junior subordinated debentures to the holders of the capital securities and common securities, consistent with the terms of the trust agreement. See "Description of the Capital Securities--Liquidation Amount Upon Dissolution."

    Under current United States federal income tax law and assuming that Southern States Capital Trust will not be taxable as a corporation, a distribution of the junior subordinated debentures upon such a liquidation of the Trust should not be a taxable event to you. However, if a tax event were to occur, a distribution of the junior subordinated debentures could be a taxable event to the Trust and to you. See "United States Federal Income Taxation--US Holders--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of Southern States Capital Trust."

    Southern States cannot predict the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for capital securities if the Trust is liquidated. Accordingly, the capital securities or the junior subordinated debentures that you receive upon a distribution, may trade at a discount to the price that you paid to purchase the capital securities. See "Description of the Capital Securities--Distribution of the Junior Subordinated Debentures."

    Because payments on the capital securities will be made with proceeds of the junior subordinated debentures and because you may receive junior subordinated debentures on dissolution of the Trust, you are also making an investment decision with regard to the junior subordinated debentures. Therefore, you should carefully review all the information regarding the junior subordinated debentures. See "Description of the Junior Subordinated Debentures."

We Will Control the Election of Trustees Because Your Voting Rights Are Very Limited; Your Interests May Be Different From Our Interests

    Holders of the capital securities will have limited voting rights. As a result, only Southern States can replace or remove any of the trustees, except that in the event of a continuing default under the trust agreement, the holders of a majority in aggregate liquidation amount of the capital securities may replace the property trustee and the Delaware trustee. Southern States and the trustees of Southern States Capital Trust may amend the trust agreement without your consent, even if it adversely affects your interests. See "Description of the Capital Securities--Modification of the Trust Agreement."



Risk Factors Relating to Southern States


Declining Commodity Prices Have Resulted in Lower Revenues and Significant Reductions in Our Net Savings in Fiscal 1998 and in Our Current Fiscal Year

     Our recent operating results have been adversely affected by declines in a wide range of agricultural commodity prices. Our net savings from operations for the fiscal year ended June 30, 1998, were $10.7 million. This was significantly below the net savings of $27.5 million we achieved for the year ended June 30, 1997 and the $27.6 million we achieved for the year ended June 30, 1996. This reduction in net savings in fiscal 1998 was attributable to narrower margins as a result of significant declines in prices for fuels, fertilizers, feeds, grains and livestock, coupled with volume reductions in petroleum and grain marketing as a result of warmer than usual weather during the winter heating season and drought conditions that adversely affected grain harvests.

     The decline in commodity prices that affected Southern States in fiscal 1998 continued to impact us adversely in the nine-month period ended March 31, 1999. We expect lower than usual commodity prices to continue for some time in the future. As a result, our operating results will continue to be adversely affected in future periods until prices return to more normal levels.

The Cyclical Nature of the Agriculture Business, Over Which We Have No Control, Can and Does Impact Us Adversely

     Agriculture is generally cyclical in nature. Agricultural commodities experience wide fluctuations in price, based on the supply of farm commodities and demand for raw or processed products.

     The cyclical nature of the agriculture business is something over which we have no control; at times it can and does affect us adversely. Currently, the agriculture industry is experiencing a period of depressed prices for a wide variety of commodities. This has affected our operating results in terms of lower sales, lower net savings and increased credit risk among some of our customers. In addition, a portion of our business is dependent on the demand of farmers for particular products, which is influenced by the general farm economy and the success of particular crops. The cyclical nature of our operations related to various commodities may result in significant variations from year to year and over a period of years in sales volume, cost of goods, and cost of raw materials. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Gold Kist Inputs Business Was Not Profitable Prior to Our Acquisition and Continued Losses in That Portion of Our Business Could Have a Material Adverse Effect on Our Overall Operating Results

     The Gold Kist Inputs Business incurred operating losses of $12.3 million for the year ended June 27, 1998. A continuation of losses of that magnitude following Southern States' acquisition of the Gold Kist Inputs Business would severely impact Southern States' operating results and could result in Southern States' inability to achieve any net savings from operations for the year ended June 30, 1999, and possibly for subsequent periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Integration of the Gold Kist Inputs Business."

If We Are Not Successful in Integrating the Gold Kist Inputs Business With Our Other Business Operations, It Could Adversely Affect Our Operating

Results


     The acquisition of the Gold Kist Inputs Business increased our total assets by approximately $225 million and significantly increased the geographical scope of our business. This increase in size increases the demands placed upon management, including demands resulting from the need to integrate operations of the Gold Kist Inputs Business with those of our other business operations. We could encounter unanticipated difficulties in integrating the acquired operations with our operations and we might not realize the benefits anticipated to be realized from this integration as quickly as, or to the extent, anticipated. These difficulties may arise from the necessity of coordinating geographically separated personnel, integrating different strategies and business practices and integrating personnel with disparate business backgrounds and corporate cultures. Failure to achieve the desired level of integration, and resulting synergies, could have a material adverse effect on our business, results of operations, liquidity and financial condition. See "Acquisition of the Gold Kist Inputs Business."

The Demand for Our Products and Services Is Impacted by Weather Conditions Over Which We Have No Control

     Historically, weather conditions have had a significant impact on the farm economy and, consequently, our operating results. Weather conditions also affect the demand for, and in some cases the supply of, our products, which in turn has an impact on their prices. For example, weather patterns such as flood, drought or frost can cause crop failures, that affect the supply of feed and seed and the marketing of grain products, as well as the demand for fertilizer, crop protectants, seeds and other agronomic supplies. Weather conditions also directly affect the demand for petroleum products, particularly during the winter heating season. Accordingly, weather patterns and events over which we have no control may have a material effect on our business, financial condition, and results of operations. Adverse weather conditions also impact the financial position of agricultural producers who do business with us. This may, as a result, adversely affect the ability of the producers to repay their obligations to Southern States in a timely manner.

Competition in the Agribusiness Industry Could Adversely Affect Our Business and Our Operating Results

     We compete for sales of feed, fertilizer, seed, grain, livestock, petroleum and farm supplies exists with large national and regional manufacturers and suppliers as well as small independent businesses operating in Southern States' territory. We compete with other suppliers primarily on the basis of price and service. Our potential inability to compete successfully could result in a loss of customers which could have a material adverse effect on Southern States' business, financial condition, and results of operations. Some of the companies we compete with may offer supplies or services on more favorable terms, and some may have capital resources, research and development staffs, facilities, or name recognition that may be greater than ours. See "Business of Southern States--Other Factors Affecting the Business of Southern States--Competition."

We Have Exposure to Environmental Liabilities That Could Materially Adversely Affect Our Business

     The use and handling of fertilizer, crop protectants and petroleum products can and does result in environmental contamination. We are governed by stringent and changing federal, state and local environmental laws and regulations, including those governing the labeling, use, storage, discharge, and disposal of hazardous materials. These laws and regulations may also impose liability for the cleanup of environmental contamination. Because we use and handle hazardous substances in our business, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on our business, financial condition and results of operations. See "Business of Southern States--Other Factors Affecting the Business of Southern States--Matters Involving the Environment."

First Union Capital Markets Corp. and  Banc of America Securities LLC Are

Underwriters in the Offering and May Have an Interest in a Successful Offering Other Than as Underwriters


     Investors in the capital securities should be aware that corporate affiliates of two of the underwriters are creditors of Southern States and expect to be repaid from the sale of the capital securities. The net proceeds to Southern States from the offering will be applied to repay indebtedness outstanding under a bridge loan facility used by Southern States to finance the purchase of the Gold Kist Inputs Business. The bridge loan facility was provided by CoBank, ACB, Bank of America, N.A. and First Union National Bank. Bank of America is an affiliate of Banc of America Securities LLC, and First Union National Bank is an affiliate of First Union Capital Markets Corp. As a result of these relationships and the intended use of the net proceeds, First Union Capital Markets and Banc of America Securities may have a further interest in the successful completion of the offering in addition to the underwriting fees they would receive . See "Underwriting" for a description of the independent underwriting procedures that are being utilized in connection with the offering.



                       SOUTHERN STATES CAPITAL TRUST I

General


     Southern States Capital Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December 16, 1998. It will be governed by the trust agreement. First Union National Bank is the property trustee. First Union Trust Company, National Association is the Delaware trustee. The trust agreement will be qualified as an indenture under the Trust Indenture Act, and the property trustee will be independent and qualified under the Trust Indenture Act.
Wayne A. Boutwell and Jonathan A. Hawkins, the administrative trustees, will not be independent and will not be qualified under the Trust Indenture Act.
The administrative trustees are individuals who are employees or officers of or affiliated with Southern States, which will be the sole holder of the common securities. See "Description of The Capital Securities--Miscellaneous."

       Southern States Capital Trust exists for the exclusive purposes of:

o issuing and selling the trust securities, consisting of the capital securities and the related common securities,

o using the proceeds from the sale of the trust securities to acquire the junior subordinated debentures, and

o engaging in only those other activities necessary or incidental thereto, such as registering the transfer of the trust securities. Accordingly, the junior subordinated debentures will be the sole assets of Southern States Capital Trust, and payments under the junior subordinated debentures will be the sole source of revenue of Southern States Capital Trust.

     All of the common securities will initially be owned by Southern States. The common securities will rank equal to, and payments will be made proportionately, with the capital securities. However, upon the occurrence and during the continuation of a debenture event of default arising as a result of any failure by Southern States to pay any amounts in respect of the junior subordinated debentures when due, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. See "Description of the Capital Securities--Subordination of Common Securities."

     Southern States will acquire common securities in an aggregate liquidation amount equal to 3% of the total capital of Southern States Capital Trust. The aggregate liquidation amount of junior subordinated debentures held by Southern States Capital Trust will include approximately $2.32 million ($2.67 million if the underwriters exercise their over-allotment option in full) principal amount of junior subordinated debentures purchased by Southern States Capital Trust with the proceeds from the issuance of its common securities to Southern States. Southern States Capital Trust has a term of 50 years, but may dissolve earlier as provided in the trust agreement.

     No separate financial statements of Southern States Capital Trust are included in this prospectus. Southern States and Southern States Capital Trust do not consider that the financial statements of Southern States Capital Trust would be material to holders of the capital securities because:

o Southern States Capital Trust is a special purpose entity, with no independent operations, and is not engaged in, and does not propose to engage in, any activity other than the issuance of the trust securities and the investment of the net proceeds from the sale of them in the junior subordinated debentures;

o Southern States owns, directly or indirectly, all of the voting securities of Southern States Capital Trust; and

o under the guarantee, Southern States will guarantee the payment of distributions and amounts on liquidation and redemption of capital securities to the extent described in this prospectus.


Accounting Treatment


     The financial statements of Southern States Capital Trust will be consolidated in Southern States' consolidated financial statements, with the capital securities being treated as a minority interest and shown in Southern States' consolidated balance sheet as "company-obligated mandatorily redeemable capital securities of trust subsidiary." The notes to the Southern States financial statements will reflect that the sole assets of Southern States Capital Trust are approximately $77.32 million principal amount junior subordinated debentures (approximately $88.92 million if the underwriters exercise their over-allotment option in full), bearing interest at ___% and maturing on ________ __, 2029. In addition, a note to Southern States' financial statements will reflect that the guarantee, when taken together with Southern States' obligations under the junior subordinated debentures and the indenture and its obligations under the expense agreement, including its obligations to pay costs, expenses, debts and liabilities of Southern States Capital Trust, other than with respect to the trust securities, provide a full, irrevocable and unconditional guarantee of amounts due on the capital securities.



                                 USE OF PROCEEDS


     The net proceeds to Southern States Capital Trust from the sale of the capital securities are expected to be $75 million, or $86.25 million if the underwriters exercise their over-allotment option in full. Southern States Capital Trust will invest these proceeds, along with the proceeds from the sale of its common securities, in junior subordinated debentures issued by Southern States under the indenture. Ultimately, Southern States will use the net proceeds from the sale of the capital securities to reduce bank indebtedness incurred as part of the acquisition of the Gold Kist Inputs Business.

     Southern States consummated its purchase of the Gold Kist Inputs Business on October 13, 1998, utilizing a senior bridge loan facility provided by CoBank, ACB, NationsBank, N.A. and First Union National Bank. Southern States borrowed $218.3 million under the bridge loan facility to pay the cash portion of the purchase price paid at the closing, which totaled approximately $218.3 million. In January, 1999, Southern States repaid $118.3 million of its outstanding indebtedness under the bridge loan facility by borrowing an equivalent amount under a newly-established three-year $200 million revolving credit facility.

     The revolving credit facility provides that Southern States may not use in excess of $118.3 million of that facility to repay the bridge loan facility. The bridge loan facility, which had an outstanding principal balance of $100 million at June 30, 1999, and which bears interest at LIBOR plus variable increments, is repayable in full on or before October 8, 1999. The effective rate of this loan at June 30, 1999 was 5.46%. Southern States intends to repay the remaining balance of the bridge loan facility in part from the net proceeds of the sale of $75 million of junior subordinated debentures to Southern States Capital Trust, which will purchase those securities with the net proceeds of the offering of capital securities made by this prospectus. Southern States intends to repay any remaining balance of the bridge loan facility with the proceeds of a contemplated sale of shares of preferred stock. This preferred stock, if sold, will be perpetual, non-voting and subject to redemption by Southern States on or after January 1, 2009. This preferred stock will rank equally with Southern States' other preferred stock.

     In the event the offering of capital securities made by this prospectus is not completed before October 5, 1999, and the sale of the preferred stock is not completed by that date, Southern States may elect, under a financing commitment entered into between Southern States and Gold Kist, to sell up to $60 million of capital securities of another Delaware business trust, and up to $40 million of preferred stock substantially similar to the preferred stock referenced above, to Gold Kist. See "Acquisition of the Gold Kist Inputs Business--The Financing Commitment." The proceeds from the sale of these securities to Gold Kist would be used to repay the bridge loan facility.

     For further information on the calculation of and the funding for the purchase price for the purchase of the Gold Kist Inputs Business, see the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

                                 CAPITALIZATION


     The following table sets forth our historical consolidated capitalization at March 31, 1999, and our pro forma consolidated capitalization at March 31, 1999, adjusted to reflect the application of the proceeds from the sale of the capital securities by Southern States Capital Trust. In that connection, as described in this prospectus, the sole assets of Southern States Capital Trust will be the junior subordinated debentures with a principal amount of $77.32 million (approximately $88.92 million if the underwriters exercise their over-allotment option in full), bearing interest at a rate of ___ % per year and maturing on __________, 2029, if not earlier redeemed. See "Use of Proceeds." The table should be read in conjunction with our consolidated financial statements and accompanying notes included in this prospectus.



                                                                            At March 31, 1999
                                                                            -----------------
                                                                        Actual
                                                                   Southern States          Pro forma
                                                                   ---------------          ---------
                                                                           (Amounts in thousands)
Short-term notes payable............................                  $    7,700           $    7,700
                                                                      ==========           ==========
Long-term debt:
    Term notes, 6.99%, due 2005.....................                      37,000               37,000
    Notes payable - syndicated loans                                     146,200              146,200
    Industrial revenue financings...................                      12,570               12,570
    Bridge loan facility ...........................                     100,000               27,750
    Capitalized lease obligations...................                       2,336                2,336
    Other debt......................................                         215                  215
                                                                      ----------           ----------
    Total long-term debt (including current
      maturities)...................................                     298,321              226,071
    Less current maturities.........................                       3,836                3,836
                                                                      ----------           ----------
    Total long-term debt (excluding
      current maturities)...........................                     294,485              222,235
                                                                      ----------           ----------

Company-obligated mandatorily redeemable capital
   securities of trust subsidiary (3)...............                                           72,250

Redeemable preferred stock..........................                       2,114                2,114

Capital stock:
    Preferred stock.................................                       1,464                1,464
    Common stock....................................                      12,158               12,158
Patrons' equity:
     Patronage refund allocations (1)...............                      67,791               67,791
     Operating capital (2)..........................                      85,325               85,325
                                                                      ----------           ----------
          Total patrons' equity.....................                     153,116              153,116
                                                                      ----------           ----------
               Total capitalization ................                  $  463,337           $  463,337
                                                                      ==========           ==========



(1)Represents retained earnings, which may be redeemed in the discretion of the board of directors of Southern States.
(2)Represents retained earnings from non-member sourced income that is retained as permanent capital.
(3)This amount does not reflect the possibility that the underwriters may exercise their option to purchase up to an additional $11,250,000 in capital securities to cover over-allotments.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     The following unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with, the historical financial statements and the related notes of Southern States and the Inputs Business of Gold Kist Inc. included elsewhere in this prospectus.

     The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the offering of the company-obligated mandatorily redeemable capital securities of trust subsidiary, as though these transactions occurred on March 31, 1999. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 1998 and the interim period ended March 31, 1999, have been prepared to give effect to the aforementioned transaction as well as the acquisition of the Gold Kist Inputs Business as if these transactions occurred on July 1, 1997. Management has allocated the estimated purchase price for the Gold Kist Inputs Business based on preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final purchase price and its allocation is subject to a post-closing adjustment as well as final purchase price allocations of fixed assets acquired. In that connection, Southern States and Gold Kist Inc. have been unable to agree on the final purchase price due to a dispute over the valuation of acquired accounts receivable. On December 24, 1998, Southern States asserted that the final purchase price would result in the repayment of $16 million by Gold Kist Inc. to Southern States, while Gold Kist Inc. asserted that Southern States owes Gold Kist Inc. an additional $6.0 million. In both the March 31, 1999 historical financial statements and in the pro forma financial statements Southern States has, on a preliminary basis, recorded the disputed accounts receivable net of a $30.5 million reserve because Southern States does not believe that such receivables were collectible at the date of the acquisition of the Gold Kist Inputs Business. In addition, Southern States has in turn recorded a receivable due from Gold Kist Inc. of $16 million as well as not paid a $10 million hold-back provided for in the asset purchase agreement. Southern States and Gold Kist Inc. have been working together since February, 1999, to resolve their differences. If Gold Kist Inc. and Southern States are unable to agree on the final purchase price, this matter will be submitted to a mutually agreed upon arbitrator. See a detailed discussion of this matter under the heading "Acquisition of Gold Kist Inputs Business--The Asset Purchase Agreement-- Purchase Price Adjustment."


     No pro forma adjustments are included for Southern States' April 1, 1998 purchase of Michigan Livestock Exchange because its balance sheet is included in Southern States' June 30, 1998 historical balance sheet and its operating results are not material. The historic results of operations of Michigan Livestock Exchange for the three months ended June 30, 1998 are included in Southern States' operating results for the year ended June 30, 1998.


     The pro forma adjustments are based upon available information and estimates and assumptions which management of Southern States believes are reasonable. The unaudited pro forma condensed combined statements of operations do not purport to represent what Southern States' results of operations would have actually been had the transactions described in the respective notes occurred on July 1, 1997. In addition, the unaudited pro forma condensed combined financial statements do not purport to project Southern States' financial position or results of operations for any future date or period.

                        SOUTHERN STATES COOPERATIVE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 March 31, 1999


                                        Historical
                                         Southern                    Pro Forma                      Pro Forma
                                          States                    Adjustments                     Combined
                                          ------                    -----------                     --------
Assets
   Cash...............................  $  12,026                    $  72,250      (1)
                                                                       (72,250)     (1)             $   12,026
   Accounts receivable, net...........    148,260                                                      148,260
   Inventories........................    288,614                                                      288,614
   Other..............................     19,857                                                       19,857
                                        ---------                   ------------                    ----------
          Total current assets........    468,757                           --                         468,757

   Investments
      Statesman Financial Corporation.     19,910                                                       19,910
      Michigan Livestock Credit
          Corporation.................     12,142                                                       12,142
      Other companies (principally
           cooperatives)..............     77,865                                                       77,865
   Receivables........................      1,496                                                        1,496
   Other assets.......................     12,597                                                       12,597

   Property plant and equipment, net..    187,997                                                      187,997
                                        ---------                   ------------                    ----------
                                         $780,764                   $       --                      $  780,764
                                         ========                   ============                    ==========


Liabilities and Stockholders' and
   Patrons' Equity
   Short term notes payable...........   $  7,700                                                   $    7,700
   Current portion of long-term debt..      3,836                                                        3,836
   Accounts payable...................    217,476                                                      217,476
   Accrued expenses...................     53,610                                                       53,610
   Advances from managed member coops.     16,876                                                       16,876
   Other current liabilities..........        355                                                          355
                                        ---------                   ------------                    ----------

          Total current liabilities...    299,853                           --                         299,853

   Bridge loan facility...............    100,000                      (72,250)     (1)                 27,750
   Long-term debt.....................    194,485                                                      194,485
   Other non-current liabilities......     14,039                                                       14,039
   Deferred income tax liabilities....      3,535                                                        3,535

   Company-obligated mandatorily
   redeemable capital securities of
   trust subsidiary, net..............                                  72,250      (1)                 72,250
   Redeemable preferred stock.........      2,114                                                        2,114

   Capital Stock:
      Preferred stock.................      1,464                                                        1,464
      Common stock....................     12,158                                                       12,158

   Patrons' equity....................    153,116                                                      153,116
                                        ---------                   ------------                    ----------
                                        $ 780,764                   $       --                      $  780,764
                                        =========                   ============                    ==========



    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                        SOUTHERN STATES COOPERATIVE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the Nine Months Ended March 31, 1999

                                                             Historical
                                                    -----------------------------
                                                                     Gold Kist
                                                      Southern         Inputs          Pro Forma          Pro Forma
                                                       States        Business         Adjustments         Combined
                                                       ------        --------         -----------         --------
                                                                     (amounts in thousands)
Net sales........................................      $852,010     $  91,508                              $943,518
Cost of sales....................................       688,898        78,506          $   81 (3)           767,485
                                                      ---------     ----------         -------            ---------

     Gross margin................................       163,112        13,002             (81)              176,033

Selling, general and administrative..............       174,910        22,054                               196,964
                                                      ---------     ----------         --------           ---------


     Loss on operations..........................       (11,798)       (9,052)            (81)              (20,931)

Other income (deductions):
     Interest income and service charges.........        10,899         3,209                                14,108
     Interest expense............................       (20,593)       (3,994)         (3,891)(4)
                                                                                        3,888 (4)           (24,590)
     Miscellaneous income, net...................         4,608           171                                 4,779
                                                      ---------     ----------                            ----------


                                                         (5,086)         (614)                (3)            (5,703)
                                                      ----------    ----------        --------            ----------
     Loss before income tax and distributions on
     manditorily redeemable capital securities of
     trust subsidiary............................       (16,884)       (9,666)           (84)               (26,634)

Income tax benefit...............................        (5,057)       (3,625)         (2,071)(6)
                                                                                          (33)(5)           (10,787)

Distributions on capital securities of trust
  subsidiary.....................................                                       5,204 (6)
                                                                                           42 (6)             5,246
                                                      ----------    ----------        --------            ----------
     Net loss....................................      $(11,827)    $  (6,041)        $(3,225)           $  (21,093)
                                                      ==========    ==========        ========           ===========

     See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                        SOUTHERN STATES COOPERATIVE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1998


                                                             Historical
                                                     ---------------------------
                                                                   Gold Kist
                                                      Southern       Inputs            Pro Forma         Pro Forma
                                                       States       Business          Adjustments         Combined
                                                       ------       --------          -----------         --------
                                                                         (amounts in thousands)
Net sales........................................    $ 1,119,503    $   480,542                        $ 1,600,045
Cost of sales....................................        927,652        393,711      $   257  (2)
                                                                                         511  (3)        1,322,131
                                                     ------------   ------------      --------          -----------
     Gross margin................................        191,851         86,831         (768)              277,914


Selling, general and administrative..............        175,784        105,291                            281,075
                                                     ------------   ------------      --------          -----------

     Savings (loss) on operations................         16,067        (18,460)        (768)               (3,161)

Other income (deductions):
     Interest income and service charges.........          7,800         10,041                             17,841
     Interest expense............................        (16,859)       (12,675)      (9,583) (4)
                                                                                                           (26,876)
                                                                                      12,241  (4)
     Miscellaneous income, net...................          6,625          1,169                              7,794
                                                          -------   ------------      --------          -----------
                                                          (2,434)        (1,465)       2,658                (1,241)


     Savings (loss) before income tax and
     distributions on capital securities of trust
     subsidiary..................................         13,633        (19,925)       1,890                (4,402)

Income tax expense (benefit).....................          2,966         (7,576)      (2,762) (6)
                                                                                         752  (5)           (6,620)

Distributions on capital securities of trust
subsidiary.......................................                                      6,938  (6)
                                                                                          55  (6)            6,993
                                                     ------------   ------------      --------          -----------

     Net savings (loss)..........................    $    10,667    $   (12,349)     $(3,093)          $    (4,775)
                                                     ============   ============     =========         ============




    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

               NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                (in thousands of dollars, unless otherwise noted)

Basis of Presentation


     Effective October 13, 1998, Southern States acquired the Gold Kist Inputs Business. The Gold Kist Inputs Business results of operations have been included in Southern States' historical consolidated statement of operations since the date of acquisition. The results of operations of the Gold Kist Inputs Business from July 1, 1998 through September 30, 1998 have been included as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 1999. The results of operations for the Gold Kist Inputs Business for the 13 day period from October 1, 1998 to October 13, 1998 have been excluded. This nine business day period is not considered material for this presentation.


     The Gold Kist Inputs Business fiscal year is based upon a 52-53 week year ending on the Sunday nearest to June 30. Southern States' fiscal year is based upon a 12 calendar month year ended June 30, 1998. Gold Kist Inputs Business quarterly information includes 13 weeks. Southern States quarterly information is based upon three month calendar quarters.

Pro Forma Adjustments


(1) To reflect the issuance of $75 million of capital securities net of related issuance costs of $2,750 and the retirement of $72,250 of outstanding debt under the bridge loan facility.


(2) To reflect the increase in cost of sales for the year ended June 30, 1998, of an assumed $257 purchase price adjustment to inventory at July 1, 1997.

(3) Adjustment to increase depreciation expense based on the amounts assigned and the estimated remaining useful lives of plant and equipment ranging from 2 to 19 years.


(4) To reflect increased interest expense on borrowings utilizing the bridge loan facility with a weighted average borrowing rate of approximately 6.60% and 6.11% for the periods ended June 30, 1998 and March 31, 1999, respectively. Also, to reflect the elimination of interest expense on liabilities not assumed by Southern States. Interest expense on the historical Gold Kist Inputs Business' financial statements was allocated by Gold Kist Inc. to the Gold Kist Inputs Business based on assets employed.

(5) To record the income tax effect of the pro forma adjustments affecting income at the applicable income tax rate, including the elimination of interest expense allocated by Gold Kist Inc. to the Gold Kist Inputs Business based on assets employed.

(6) To reflect dividends ($6,938 and $5,204, respectively) on the capital securities at an assumed annual dividend rate of 9.25% and to reflect the resulting income tax benefit at Southern States' statutory income tax rates of $2,761 and $2,071, respectively as these dividends are deductible as interest for income tax purposes. Also, to reflect accretion of $55 and $42 for the year ended June 30, 1998, and nine months ended March 31, 1999, respectively, of the difference between the face amount of the securities and the net proceeds over 30 years utilizing the effective interest method.


Items Not Reflected in the Pro Forma Financial Information


    Following the capital securities offering, Southern States also plans to curtail its outstanding indebtedness under the bridge facility through a separate offering of $50 million of preferred stock.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION


     The following selected historical consolidated financial data, except wholesale volume data, for Southern States are derived from the unaudited financial statements of Southern States as of and for the nine months ended March 31, 1999 and 1998, which only include adjustments of a normal and recurring nature, and from the audited financial statements of Southern States as of and for each of the years in the five-year period ended June 30, 1998. The selected historical financial data for the Gold Kist Inputs Business are derived from the audited financial statements of the Gold Kist Inputs Business as of and for the years ended June 27, 1998, June 28, 1997, and June 29, 1996. The following selected historical financial data should be read together with information appearing in the respective consolidated financial statements and accompanying notes included in this prospectus.


                   Southern States Cooperative, Incorporated

                           Nine Months Ended
                                March 31           As of and for the Fiscal Year Ended June 30
                                --------         ----------------------------------------------
                             1999      1998      1998      1997       1996       1995      1994
                             ----      ----      ----      ----       ----       ----      ----
                               (unaudited)                   (Amounts in thousands)
Summary of Operations:
Net purchases by patrons. $787,708  $681,109 $1,022,847 $1,097,174 $1,008,841 $  911,449 $870,032
Net marketings for
  patrons................   61,567    78,477     92,863    115,972    110,667     99,185   77,476
Other operating revenue..    2,735     2,108      3,793      2,954      3,141      3,093    2,824
                          --------  --------  ---------  ---------  ---------  ---------  -------
     Total revenue....... $852,010  $761,694 $1,119,503 $1,216,100 $1,122,649 $1,013,727 $950,332

Cost of products
  purchased and
  marketed...............  688,898   634,870    927,652  1,014,440    926,753    835,139  786,354
                           -------   ------- ----------  ---------  ---------  ---------  -------
 Gross margin............  163,112   126,824    191,851    201,659    195,896    178,588  163,978
Selling, general &
  administrative.........  174,910   123,999    175,784    166,132    157,809    150,678  149,256
                           -------   ------- ----------  ---------  ---------  ---------  -------
       Savings (loss)
         on operations...  (11,798)    2,825     16,067     35,527     38,087     27,910   14,722

Other deductions (net)...   (5,086)   (2,417)     2,434      1,987      3,441      4,738    2,992
                           -------   -------  ---------  ---------  ---------  ---------  -------
       Savings (loss)
          before income
          taxes..........  (16,884)      409     13,633     33,540     34,646        172   11,730

Income taxes (benefit)...   (5,057)       89      2,966      6,039      7,052      4,929    3,646
Cumulative effect of
  change in accounting
  principle (1)..........      ---       ---        ---        ---        ---        ---     (909)
                           -------    ------   --------   ---------  ---------  -------- --------

     Net savings (loss)  $ (11,828)  $   319   $ 10,667  $  27,501  $  27,594  $  18,243 $  7,175
                         ==========  =======   ========  =========  =========  ========= ========


Distribution of Net
  Savings (Loss):
Dividends on stock....... $    ---   $   ---   $    961  $     805  $     989  $   1,108 $  1,274
Patronage refunds
  payable in cash........      ---       ---      2,379      6,884      6,669      3,812    1,089
Patronage refund
  allocations............      ---       ---      3,703     10,591     10,306      5,961    1,743
Retained in the business.  (11,828)      319      3,624      9,221      9,630      7,362    3,069
                          --------   -------- --------   --------  ---------  ---------  -------
     Net savings (loss).. $(11,828)  $   319   $ 10,667  $  27,501  $  27,594  $  18,243 $  7,175
                         ==========  ========  ========  =========  =========  ========= ========

Statement of Cash Flows
  and Other Statement of
  Operations Data:
  Cash flow from
  operating activities...  $ 90,032   $30,257  $ 33,602  $  31,430  $  25,631  $  19,560 $  21,243
Cash flow used by
  investing activities...  (242,524)  (28,058) (43,833)    (20,981)   (19,690)   (21,537)  (20,002)
Cash flow from (used
  by)financing
  activities.............   149,166    (8,197)   8,730     (11,881)      (141)     4,859    (1,125)

EBITDA (2) ..............  $ 20,213  $ 25,024 $ 48,104   $  65,704  $  66,150  $  53,297  $ 38,085

Interest expense.........    20,593    11,900   16,859      15,566     15,237     14,798    12,258
Depreciation and
  amortization...........    16,584    12,715   17,612      16,598     16,267     15,327    14,097
CF Industries, Inc.
  patronage dividend (3)        ---       ---    5,513      13,128     12,729      4,846       ---
Capital expenditures.....    38,114    27,230   33,905      19,945     18,529     17,333    18,424


Balance Sheet Data:
Working capital.......... $ 168,904 $  77,027 $  90,098  $  108,682  $ 103,911  $  92,154  $ 75,913
Property, plant and
  equipment (net)........   187,996   116,179   129,193     104,002    101,549     99,535    98,409
Investments..............   109,917    90,135   103,874      82,369     71,549     63,849    59,747
Total assets.............   780,764   471,841   462,296     409,160    385,551    343,173   323,888
Long-term debt...........   294,485   107,935   136,041     109,902    107,523     99,580    89,011

Selected Ratios:
Ratio of earnings to
  combined fixed
  charges and preferred
  stock dividends (4)....       ---       ---     1.63x       2.76x      2.89x      2.30x     1.76x
Ratio of EBITDA to
  interest expense.......      .98x     2.10x     2.85x       4.22x      4.34x      3.60x     3.11x
Long-term debt/EBITDA....    14.57x     5.68x     2.83x       1.67x      1.63x      1.87x     2.34x
Current ratio (5)........     1.56x     1.43x     1.71x       2.00x      2.00x      2.11x     1.88x
Long-term debt to total
    capitalization (6)...      .64x      .40x     0.43x       0.38x      0.40x      0.40x     0.39x

Wholesale Volume Data
(`000's):
Supply
     Feed--tons..........       961       701       917         924        895        875       834
     Fertilizer--tons....       967       621     1,155       1,137      1,054      1,021     1,057
     Seed -pounds, 100
      wt.................     1,372     1,280     1,673       1,384      1,305      1,412     1,051
     Petroleum--gallons..   255,004   251,409   314,614     349,863    340,556    306,874   287,958
Marketing
     Grain
      marketing-bushels..    15,732    18,594    24,830      29,380     27,637     28,517    20,543
     Livestock
      marketing-head
        Cattle...........       447       N/A       642         599        N/A        N/A       N/A
        Swine............     1,159       N/A     2,689       2,516        N/A        N/A       N/A
        Other............       111       N/A       136         120        N/A        N/A       N/A

Statesman Financial
  Corporation (7):
Total assets..............$ 227,661 $ 143,603 $ 236,143   $ 152,400  $ 168,971  $ 144,384 $ 138,139
Receivables financed....... 108,037   100,440   202,908     127,717    140,158     97,167    92,763
Debt....................... 194,845   123,480   200,795     133,230    150,024    126,409   122,383
Total equity...............  32,398    18,863    31,574      18,349     18,078     17,050    15,025

Gold Kist Inputs Business

                               As of and for the Fiscal Year Ended
                               -----------------------------------
                               June 27,     June 28,      June 29,
                                 1998         1997          1996
                               -------      -------       -------
                                      (Amounts in thousands)
Summary of Operations:
Net sales....................  $480,542    $488,409      $458,927
Cost of sales................   393,711     389,798       363,725
                               --------    --------      --------
  Gross margin...............    86,831      98,611        95,202
Distribution, administrative
  and general................   105,291      98,456        85,531
                               --------    --------      --------
  Savings (loss) on
   operations................   (18,460)        155         9,671

Other deductions (net).......     1,465       2,746         3,406
                               --------    --------      --------
  Earnings (loss) before
    income taxes.............   (19,925)     (2,591)        6,265

Income tax (benefit)
  expense....................    (7,576)       (972)        2,256
                               --------    --------      --------
  Net (loss) income..........  $(12,349)   $ (1,619)     $  4,009
                               ========    ========      ========

Other Data:
EBITDA (2)...................  $ (1,062)   $ 14,877      $ 22,861

Interest expense.............    12,675      11,282        10,741
Depreciation and
 amortization ...............     6,188       6,186         5,855
CF Industries, Inc. patronage
  dividend (3)...............     3,696      10,108         8,938
Capital expenditures.........     4,729       9,375        16,322


                                    As of and for the Fiscal Year Ended
                                    -----------------------------------
                                    June 27,    June 28,    June 29,
                                      1998        1997        1996
                                      ----        ----        ----
Balance Sheet Data:
Working capital....................  $175,454     $164,256     $164,531
Property, plant and
 equipment (net)..................     48,185       49,984       47,148
Total assets.......................   289,143      269,039      261,451
Long-term debt.....................     8,628        8,863        9,096

Selected Ratios:
Ratio of EBITDA/interest expense...     (0.08)x       1.32x        2.13x
Current ratio (5)..................      3.78x        4.04x        4.35x

Wholesale Volume Data ('000's):
Supply
   Feed-tons.......................       272          279          292
   Fertilizer-tons.................     1,126        1,127        1,036
   Grain-bushels handled...........    10,563       13,862          N/A
   Cotton-bales ginned.............       102          110          N/A
   Peanut-tons handled.............        35           57          N/A

---------------
(1) Effective July 1, 1993, Southern States adopted SFAS No. 109, which required the adoption of the liability method of accounting for income taxes. The $909 cumulative effect of the change in accounting principle was recorded in fiscal year 1994.


(2) EBITDA is  defined  as  savings  (loss)  before  income  tax plus interest, depreciation and amortization expenses. EBITDA should not be considered as an alternative to net savings (as determined in accordance with generally accepted accounting principles), as a measure of operating performance or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. Southern States believes that EBITDA is a measure commonly reported and widely used by investors as a measure of operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to interest, taxes,
    depreciation and  amortization,  which can vary significantly   depending
    upon   capitalization   structure,   tax  status (particularly  when
    comparing a cooperative company to a non-cooperative company), accounting methods (particularly when acquisitions are involved) or non operating factors (such as historical cost). Accordingly, this information and the related other EBITDA ratios, including ratio of EBITDA to interest expense and long term debt/EBITDA has been disclosed in this prospectus to permit a more complete comparative analysis of operating performance relative to companies within and outside of the industry and of Southern States' debt servicing ability. However, EBITDA, EBITDA to interest expense and long term debt/EBITDA may not be comparable in all instances to other similar types of measures used by other companies in the agricultural industry.
(3) For further information concerning Southern States' relationship to CF Industries, Inc., see "Business of Southern States--Investments in
    Other Companies  and  Cooperatives."  For  further   information concerning
    the relationship of the Gold Kist Inputs Business to CF Industries, Inc., see "Acquisition of the Gold Kist Inputs Business--Gold Kist Inputs Business--Fertilizers and Crop Protectants."
(4) In the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of net savings before income taxes and the cumulative effect of accounting changes plus interest expense on indebtedness, amortization of financing costs and the portion of rental expense representative of the interest factor. Fixed charges consist of interest expense on indebtedness before deduction of
    capitalized  interest, amortization   of   financing   costs,   the portion
    of  rental   expense representative  of the interest factor and the pre-tax earnings required to cover preferred stock dividends. Earnings were insufficient to cover fixed charges by $17.1 million and $0.2 million for the nine months ended March 31, 1999 and 1998, respectively.
(5) Current ratio is defined as total current assets divided by total current liabilities.
(6) Total capitalization is defined as the total of long-term debt, mandatorily redeemable preferred stock, capital stock and patrons' equity.
(7) Southern  States  owns  38.4% of the  common  stock of  Statesman
    Financial Corporation. Statesman purchases significant amounts of receivables from Southern States and provides agricultural production loans, building loans, equipment loans, renovation loans, revolving credit loans and other loans to and financing for customers of Southern States. See "Business of Southern States--Affiliated Financing Services."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Introduction


    The following discussion and analysis should be read together with the consolidated financial statements and accompanying notes included in this prospectus.


General


    Management's discussion of sales, operating margins (or losses) and other factors affecting Southern States' pretax net savings (or losses) during the nine month periods ended March 31, 1999 and 1998 and during the fiscal years ended June 30, 1998, 1997 and 1996, is based upon the following tables. Operating margins, as utilized in the tables below, consist of divisional (segment) operating results, including an allocation of interest expense based upon divisional assets employed and excluding any allocation of general corporate overhead.


Divisional Sales and Operating Margins
(in thousands)

                                                             Operating
                               Sales for                     Margins for
                         the fiscal year ended         the fiscal year ended
                    ------------------------------------------------------------
                      1998       1997       1996       1998     1997      1996
                      ----       ----       ----       ----     ----      ----

Crops               $  151,042 $  160,448 $  148,598   $17,056  $26,609   $24,360
Feed                   145,582    161,940    147,420     6,121    6,302     6,922
Petroleum              193,097    250,260    219,607     1,650    7,108     8,719
Retail Farm Supply     336,260    336,044    317,921     4,855    5,855     5,428
Farm and Home          196,116    188,426    175,827     5,967    7,173     7,811
Marketing               94,517    116,211    110,731     1,782    3,585     2,269
Other                    2,889      2,771      2,545      (527)    (198)      238
                    ----------   --------  ----------   -------   ------   -------
     Total          $1,119,503 $1,216,100 $1,122,649    36,904   56,434    55,747
                    ========== ========== ==========
       General corporate overhead                      (23,271) (22,894)  (21,101)
       Income tax expense                               (2,966)  (6,039)   (7,052)
                                                        ------   ------   -------
            Net savings                                $10,667  $27,501   $27,594
                                                       =======  =======   =======


                             Sales for the           Operating Margins for the
                       nine months ended March 31,   nine months ended March 31,
                       ---------------------------   ---------------------------
                         1999             1998           1999          1998
                         ====             ====           ====          ====
Crops               $   113,358     $    88,315       $  3,973      $  8,112
Feed                    135,662         112,076          9,428         5,500
Petroleum               124,187         156,348         (1,715)        2,239
Retail Farm Supply      269,586         188,768         (9,689)       (1,957)
Farm and Home           143,693         134,704          2,476         2,097
Marketing                63,867          78,652            576         1,600
Other                     1,657           2,831           (550)         (454)
                    ------------    ------------      ---------     --------
     Total          $   852,010     $   761,694       $  4,499      $ 17,137
                    ============    ============      ========      ========

       General corporate overhead                      (21,383)      (16,729)
       Income tax expense (benefit)                     (5,057)           89
                                                     ----------    ---------
            Net savings (loss)                       $ (11,827)    $     319
                                                     =========     =========

                                       30

    Agriculture is both seasonal and cyclical in nature.  As a result,
Southern States' sales and operating margins fluctuate greatly on a quarterly basis. The first quarter is typically the weakest for both sales and operating margins and losses are expected. The second quarter also typically results in operating losses, although sales are stronger than in the first quarter due principally to increased sales of petroleum products. The third and fourth quarters are the largest contributors to both sales and profitability for the
year. See "Business of  Southern   States--Other   Factors   Affecting   the
Business  of  Southern States--Seasonality."


    A major portion of Southern States' business is dependent on the demand of farmers for the purchase of supplies and services, which is influenced by weather, the general farm economy and the success of particular crops. Prices of agricultural supplies are sensitive to world-wide economic and political factors. Commodities marketed by Southern States on behalf of its members fluctuate in price, based on the supply of such commodities and the demand for the raw or processed products.

 Integration of the Gold Kist Inputs Business


    Southern States' business plan for improving the operating performance of the Gold Kist Inputs Business and reducing the operating losses experienced under its former ownership has been to


o substantially reduce unprofitable business locations, particularly in the West Texas and Mississippi Delta regions, through divestiture, closure or other appropriate remedial steps;

o implement Southern States' credit underwriting standards and practices which require more stringent policies and controls over the approval and monitoring of credit transactions,

o         implement Southern States' commodity price risk management policies;

o reduce administrative costs through centralization of procurement, accounting and administration; and

o develop and expand the Southern States private dealer network in the Gold Kist territory.


    Although the Inputs Business is now operated as an integral part of Southern States and separate financial statements are no longer produced for the Inputs Business, Southern States believes it has made progress toward achieving a number of its objectives. Losses in the Inputs Business from unfavorable commodity futures contracts were eliminated through the implementation of Southern States' commodity price risk management policies concurrent with the date of acquisition. Losses from such transactions in the Inputs Business were $4.1 million for the year ended June 27, 1998. Also, Southern States achieved significant savings in procurement, accounting and administration functions through the immediate consolidation of such functions into Southern States' existing operations resulting in reduced employment levels as compared to historical. Southern States incurred only minimal severance costs associated with this administrative consolidation because the majority of the Gold Kist, Inc. employees performing such activities were never employed by Southern States. Southern States anticipated that the implementation of stricter credit underwriting standards would likely adversely impact sales in the former Gold Kist territory because a number of patrons would no longer qualify for credit approval. However, the impact of these changes in credit underwriting standards appears to have had a greater impact than anticipated. Also, the continuation of depressed commodity price levels in the agriculture sector and unfavorable weather conditions during the 1998 harvest season adversely affected sales. As a result of these various factors, Gold Kist territory sales revenue since the acquisition date was more severely impacted than originally anticipated.

    Subsequent  to the  acquisition  of the  Inputs  Business,  and as  part of Southern States' business plan for improving the overall financial performance of the Inputs Business, Southern States has sold, closed or otherwise disposed of eleven locations in the Gold Kist territory. It has been in discussions with several parties with respect to a possible sale of its seven wholesale and retail locations in west Texas. Management of
Southern States has underway plans relating  to  the   consolidation,   sale,
closure or other disposition of approximately 20 to 25 other retail locations throughout the former Gold Kist territory in order to further
improve the financial  performance  of the Inputs Business.   In  most  cases,
Southern States will attempt to effect these dispositions in a manner that preserves sales revenues and customers while eliminating unnecessary costs.

    Southern States has rapidly expanded its private dealer network into the Gold Kist territory. As of June 30, 1999, 76 new private dealers
locations in this  new  territory,   including  14  independent  cooperative
locations, had completed the Southern States certification process and were purchasing product from Southern States. Fourteen others, including eight independent cooperatives, were in various stages of that process and are expected to be purchasing product by the end of August 1999. Approximately 54 other private dealers throughout the Gold Kist territory have been identified as prospective private dealers for Southern States.

    Overall, although Southern States did not achieve its sales goals or its operating performance goals for the Gold Kist territory for the quarter ended March 31, 1999, it continues to believe that this acquisition enhances Southern States' strategic position and that over time the business in the new territory will make a significant positive contribution to Southern States' business.


Historical Results of Operations

   Nine Months Ended March 31, 1999 Compared to Nine Months Ended March 31,
   1998

    While sales and operating margins are typically weak during the first six months of the fiscal year, they are usually mitigated by sales of petroleum products. In 1998, sales and operating margins in petroleum products were disappointing. This resulted in heightened exposure to operating losses within the Gold Kist Inputs Business at a time when results are typically weak. Our third quarter is typically strong. However, this year continuing declines in commodity prices caused sales results to be disappointing.

    Net sales of $852.0 million for the nine months ended March 31, 1999, reflected a 11.9% increase of $90.3 million from $761.7 million for the comparative 1998 period. Despite the inclusion of the net sales of the Gold Kist Inputs Business since its October 13, 1998 acquisition, net sales were lower than anticipated primarily as a result of lower Petroleum and Marketing volumes, which have continued to be impacted negatively by worldwide supply and demand factors for petroleum and grain products, respectively. Average unit price varied from no change in Fertilizer to a decrease of 26.7% in Petroleum. The loss for the nine months ended March 31, 1999, of $11.8 million was $12.1 million higher than the $0.3 million net income for the corresponding nine months ended March 31, 1998.


   Crops


    Sales of the Crops division increased $25.1 million (28.4%) from $88.3 million for the nine months ended March 31, 1998 to $113.4 million for the comparative 1999 period primarily as a result of the inclusion of Crops division sales from the acquired Gold Kist Inputs Business since its acquisition. By product line, the majority of this increase resulted from increased sales of fertilizer and crop protection products primarily in the acquired Gold Kist Inputs Business territories, offset by reduced seed sales. Fertilizer sales, which approximated 68% of total Crops division sales through March 31, 1999, increased approximately 45%, on fertilizer tonnage increases of approximately 55%, while crop protection product sales, which approximate 14% of total Crops division sales at March 31, 1999, increased approximately 17% over the same period. Seed sales decreased approximately 7% as compared to the same period in the prior year.

    Operating margin for the Crops division decreased by $4.1 million from $8.1 million for the nine months ended March 31, 1998 to $4.0 million for the comparative 1999 period. The decrease resulted primarily from lower seed and crop protection product operating margins resulting from higher employee expenses and increased allocated interest expense, both resulting from the acquisition of the Gold Kist Inputs Business.


   Feed


    Feed division sales increased $23.6 million (21%) from $112.1 million for the nine months ended March 31, 1998, to $135.7 million for the comparative 1999 period. The increase resulted primarily from a 37.1% increase in tonnage from 701,000 to 961,000 tons, partially offset by a 13.8% decrease in average unit selling price. The majority of the increased tonnage can be attributed to the acquisition of the Gold Kist Inputs Business on October 13, 1998.

    The operating  margin for the Feed  division  increased  approximately
$3.9 million from $5.5 million for the nine months ended March 31, 1998, to $9.4 million for the comparative 1999 period. The increase in operating profit primarily resulted from the increases in tonnage partially offset by lower selling prices and increased employee expenses resulting from the acquisition of the Gold Kist Inputs Business. Feed division operating margin as a percentage of sales for the nine months ended March 31, 1999 increased from 6.2% for the nine months ended March 31, 1998 to 7.0% for the comparative 1999 period despite a 13.8% decrease in average unit selling price primarily because of an approximate 17% decrease in the cost of raw materials purchased over the same period.

    Petroleum


    Petroleum division sales decreased $32.1 million (20.6%) from $156.3 million for the nine months ended March 31, 1998, to $124.2 million for the comparative 1999 period. The overall sales revenue decline resulted from the net impact of price declines offset by a nominal increase in gallons sold. More specifically, pricing declines were the result of a 15.0% decrease in average unit pricing from the prior period caused by the effects of worldwide petroleum pricing declines.

    The Petroleum division's operating margin decreased $3.9 million from a profit of $2.2 million for the nine months ended March 31, 1998, to a loss of $1.7 million for the 1999 period. The decline in operating margin resulted
from overall  net   decreases  in  worldwide   petroleum   prices   compared to
the corresponding 1998 period, which led to inventory write-downs pursuant to Southern States' inventory policy which requires that petroleum products be stated at the lower of cost or market. As such, inventory write-downs pursuant to this policy were approximately $4.1 million and $3.1 at March 31, 1999 and 1998, respectively. In addition, in the second quarter of fiscal 1999 the petroleum division recorded a $3.0 million provision related to the estimated cost to remediate ground water contamination at a operating site. These funds are anticipated to be expended over a twenty year period with approximately $1.1 million expected to be expended by December 2000 and the remaining portion spread over the remaining 19 years. Anticipated expenditures for the first ten years are primarily for capital equipment and site remediation with expenditures after year ten expected to be for site monitoring and reporting.

   Retail Farm Supply


    Sales of the Retail Farm Supply  division  increased  $80.8 million
(42.8%) from $188.8 million for the nine months ended March 31, 1998, to $269.6 million for the comparative 1999 period. The increase in sales can be primarily attributed to sales in the acquired Gold Kist Inputs Business territories of approximately $86 million in revenue since its acquisition. These sales increases were partially offset by lower retail petroleum service sales due to the net decline in worldwide petroleum pricing compared to the corresponding 1998 period. While increased credit standards were expected to have a negative impact on sales, the impact was greater as a result of continued price deflation and drought conditions in portions of the Southeast that resulted in increased difficulty in patrons obtaining credit.

    Retail Farm Supply operating losses increased $7.7 million from a loss of $2.0 million for the nine months ended March 31, 1998, to a loss of $9.7 million for the 1999 period. The increase in operating losses can be primarily attributed to losses incurred in the acquired Gold Kist Inputs Business territories of approximately $7.8 million since its acquisition. These increased losses mainly resulted from increased employee related costs, additional operating lease expense and depreciation resulting from the acquisition of the Gold Kist Inputs Business on October 13, 1998.

   Farm and Home


    Sales of the Farm and Home  division  increased  $9.0  million  (6.7%)
from $134.7 million for the nine months ended March 31, 1998, to $143.7 million for the 1999 period. This increase in sales is primarily the result a $7.3 million (7.6%) increase in sales in the metropolitan area stores and a $1.7 million (4.3%) increase in the sales of Wetsel, Inc.

    Operating  margin  for the Farm and Home  division  increased  $0.4 million (19.1%) from $2.1 million for the nine months ended March 31, 1998, to $2.5 million for the 1999 period. The increased operating margin resulted from increased operating margins in the metropolitan stores offset by increased expenses at Wetsel, which were attributable to the acquisition of a distribution warehouse.


   Marketing


    Sales of the Marketing division decreased $14.8 million (18.8%) from $78.7 million for the nine months ended March 31, 1998, to $63.9 million for the 1999 period. This decrease is attributable to a decline of $22.4 million in grain marketing partially offset by $7.6 million in new livestock marketing revenue attributable to the acquisition of the Michigan Livestock Exchange on April 1, 1998. The decline in grain marketing revenue resulted from drought conditions in the summer and early fall which impacted the quality and the production of wheat and corn in the Southern States Mid-Atlantic territory. As a result bushels marketed declined by 15.4% while a strong western United States harvest caused a $0.70 (16.6%) reduction in the average per bushel unit price for grain marketed.

    Operating margin for the Marketing division decreased $1.0 million from $1.6 million for the nine months ended March 31, 1998, to $0.6 million for the 1999 period. The decrease in operating margin is primarily attributable to lower grain pricing, lower bushel volume, and reduced grain drying opportunities, as well as operating losses at Michigan Livestock Exchange.


   General Corporate Overhead


    General   corporate   overhead,   consisting   primarily   of  general
and administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased $4.7 million, from $16.7 million for the nine months ended March 31, 1998, to $21.4 million for the comparative 1999 period. The increase resulted primarily from increased employee expenses related to the acquisitions of the Gold Kist Inputs Business on October 13, 1998 and Michigan Livestock Exchange on April 1, 1998 partially offset by the elimination of outsourced computer operations effective July 1, 1998 and higher service charge revenue.

    Company-wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased approximately $8.7 million (73.1%) from $11.9 million for the nine months ended March 31, 1998, to $20.6 million for the 1998 period. The majority of the increase (53%) results from borrowings on the bridge loan facility to fund the acquisition of the Gold Kist Inputs Business with the remaining increase attributable to additional borrowings to fund increased working capital needs.

   Miscellaneous Income, net

    Miscellaneous income, net increased $1.1 million from $3.5 million for the nine months ended March 31, 1998 to $4.6 million for the comparative 1999 period. The increase primarily reflects a $1.2 million long-term contract settlement gain and changes in a number of non-operating accounts, none of which was individually material.


   Provision for Income Tax Benefit


    The income tax benefit for the first nine months of fiscal year 1999 of $5.1 million increased $5.2 million from the income tax expense of $.09 million in fiscal year 1998 primarily due to a 98% increase in pretax net losses. The forecasted effective tax rate was approximately 24.9% and 21.8% for 1999 and 1998, respectively.


   Liquidity and Capital Resources at  March 31, 1999

    On January 12, 1999, Southern States entered into a new $200 million three-year revolving credit facility with various commercial banks that matures January 11, 2002. This facility replaced the $140 million in short-term and long-term facilities with CoBank that were in place at December 31, 1998, and the $92 million in uncommitted facilities with various commercial banks. Under the terms of this new facility, Southern States must maintain a ratio of funded indebtedness to capitalization of not more than
 .50 to 1, have tangible net worth of at least $256 million plus 25% of net income in each fiscal year and maintain a ratio of consolidated cash flow to consolidated interest expense and distribution of greater than 1.50 to 1. Interest rates under this facility are determined on a competitive bid basis or at a LIBOR-based maximum rate of LIBOR plus .95%. There is also a facility fee of .30% on this revolver. Amounts are drawn under this facility to fund general working capital needs. On March 31, 1999 there was $146.2 million outstanding under this facility.

    At March 31, 1999, Southern States also had outstanding $35 million in term notes held by CoBank that are payable at various dates with a final maturity of November 1, 2004. Amortization on this term loan is $2 million due on November 1, 1999 and November 1, 2000, $7 million due on November 1, 2001 and November 1, 2002, $9 million due November 1, 2003 and $8 million due November 1, 2004. Interest on this term loan is at quoted rates or at a LIBOR-based maximum rate of LIBOR plus .95%. Interest rates on this term loan vary from 5.6% to 7.5%. Proceeds of this term loan were used for general working capital purposes and the financial covenants are the same as those under the three-year revolving credit facility discussed above.

    In October, 1998, Southern States borrowed $218.3 million under a 180-day "bridge" loan facility with NationsBank, N.A., First Union National Bank and CoBank to finance the purchase of the Gold Kist Inputs Business. In January, 1999, this facility was paid down by $118.3 million utilizing proceeds of the new Southern States' syndicated three-year revolving credit facility discussed above. The outstanding balance is $100 million at March 31, 1999. Repayment of the bridge loan facility, whose maturity has been extended from April, 1999, to October 5, 1999, is anticipated through the sale of securities by Southern States either in a public offering or private offering, or pursuant to the financing commitment with Gold Kist described in "Acquisition of the Gold Kist Inputs Business--The Financing Commitment." Proceeds under the $100 million irrevocable direct pay letter of credit have been assigned to the lenders under the bridge loan facility. Interest on the facility is now at a fixed spread of .50% over LIBOR and the financial covenants are the same as those under the three-year syndicated revolver.

    Southern States also has outstandings of approximately $12.6 million in three industrial revenue bonds. These bonds carry variable rates of interest that at March 31, 1999 ranged from 3.15% to 3.25%. A $2.4 million bond has a final maturity date of August 1, 2004, a $3.5 million bond has a final maturity date of September 1, 2005 and the $6.7 million bond has a final maturity date of January 1, 2016. Financial covenants apply only at fiscal year end and, as of March 31, 1999, include a minimum net worth of $115 million, working capital of $65 million, a current ratio of greater than 1.6 to 1, a ratio of long term debt to equity of .775 to 1 and a ratio of tangible net worth to total assets of 39%. As of June 30, 1999, these covenants will be eliminated and new covenants will be in effect for these bond issues. The new covenants will conform to those contained in Southern States' new three-year revolving credit facility as described above.

    Southern States' wholly-owned subsidiary, Wetsel, Inc., maintains separate credit facilities. Wetsel has a $10 million short term committed credit facility, also with CoBank, that had a $7.7 million outstanding balance at March 31, 1999 and an interest rate of 5.5% On July 1, 1999, Wetsel's credit facilities were revised. The subsidiary now has an uncommitted short term credit facility with CoBank that fluctuates from $4 million in amount during the period from July 1 to December 31 to $8 million from January 1 through February 28, 2000. The facility matures on February 28, 2000. In addition, the subsidiary has a committed $5 million long-term revolver that matures February 28, 2002. This revolver carries a facility fee of .30%. Interest rates on these lines are, at the subsidiary's option, at quoted rates or at a preset rate of LIBOR plus 1.05%. Wetsel also has a $2 million term note with CoBank with $1 million maturing January 15, 2000 and $1 million maturing January 15, 2001. Interest rates on this term loan vary from 5.6% to 6.9%.

    Southern  States  and  Statesman  Financial  Corporation  are  parties to an agreement under which Statesman purchases receivables from Southern States without recourse. Under the terms of the agreement, Southern States pays
fees on receivables   sold  to  Statesman.   Receivables   sold  to  Statesman
totaled approximately $820 million and $653 million for nine months ended March 31, 1999 and 1998, respectively. Statesman pays volume incentive fees to Southern States at the end of the fiscal year in connection with the purchase of receivables. In addition, under the terms of the agreement, Southern States was obligated to maintain a computed minimum investment in Statesman's preferred stock of $17.8 million and $16.5 million at March 31, 1999 and 1998, respectively. See Note 5 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

    Cash and cash equivalents at March 31, 1999 were $12.0 million, which represents a increase of $1.1 million from $10.9 million at March 31, 1998. Net cash provided by operating activities for the nine months ended March 31, 1999 and 1998 amounted to $90.0 million and $30.3 million, respectively. The increase in net cash provided by operating activities resulted from increases in accounts payable and advances from managed local cooperatives partially offset by increases in inventory and a higher net loss. Net cash used in investing activities for the nine months ended March 31, 1999, amounted to $242.5 million, an increase of $214.4 million from cash used in investing activities in the corresponding 1998 period. This increase resulted primarily from the $203.1 million in net cash paid for the Gold Kist Inputs Business. Net cash provided by financing activities for the nine months ended March 31, 1999, of $149.2 million and net cash used by financing activities for the year ended March 31, 1998, of $8.2 million were primarily the result of net borrowing activities.

    Cash and cash  equivalents  at June  30,  1998  were  $15.3  million, which represents a decrease of $1.5 million from $16.8 million at June 30, 1997. Net cash provided by operating activities for the year ended June 30, 1998 and 1997 amounted to $33.6 million and $31.4 million, respectively. The increase in net cash provided by operating activities resulted from increases in accounts payable and a decrease in net receivables partially offset by a decrease in advances from managed local cooperatives, an increase in inventories and lower net savings. Net cash used in investing activities for the year ended June 30, 1998 amounted to $43.8 million, an increase of $22.9 million from cash used in investing activities in the corresponding 1997 period. This increase resulted from increased capital expenditures and
additional   investments  in  other companies. Net cash provided by financing activities for the year ended June 30, 1998, of $8.7 million and net cash used by financing activities for the year ended June 30, 1997, were primarily the result of net borrowing activities.

    Capital expenditures, exclusive of fixed assets acquired from Gold Kist Inc., for the nine months ended March 31, 1999, totaled $38.1 million. Southern States had outstanding commitments for the construction and acquisition of property, plant and equipment totaling approximately $3.4 million at March 31, 1999. Southern States also maintains a reserve for environmental expenditures which totaled $3.6 million at March 31, 1999. See
Note 13 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

    Capital expenditures for the year ended June 30, 1998, totaled $33.9 million which compares to $19.9 million in capital expenditures for the year ended June 30, 1997. Of this 1998 amount, approximately $1 million related to compliance with environmental regulations. Southern States had outstanding commitments for the construction and acquisition of property, plant and equipment totaling approximately $7.1 million at June 30, 1998 and approximately $1.5 million at June 30, 1997. Southern States also maintains a reserve for environmental expenditures which totaled $1.2 million at June 30, 1998 and $1.1 million at June 30, 1997.


    Southern States  anticipates  capital  expenditures of  approximately
$42.8 million in the fiscal year ended June 30, 1999, of which approximately $18.7 million relates to the Gold Kist Inputs Business. Also, included in
projected capital   expenditures  is  $1.0  to  $2.0  million  in  anticipated costs  for environmental remediation projects in the year ended June 30, 1999.




    Management believes that Southern States' cash on hand, anticipated funds from operations, and amounts currently available under its various credit facilities will be sufficient to cover its working capital needs, capital expenditures, debt service requirements and tax obligations. Southern States intends to maintain and further strengthen its financial condition and, in its efforts to do so, may from time to time consider other possible transactions, including acquisitions, other capital market transactions or dispositions of businesses that no longer meet its strategic objectives.

    Fiscal 1998 Compared to Fiscal 1997


    Net sales of $1.1 billion decreased approximately $96 million (7.9%) from $1.2 billion in 1997. The decrease in net sales primarily reflected lower volumes in the Petroleum, Marketing and Feed divisions as well as lower unit prices in all divisions. These divisions experienced 12 month average decreases in prices from a minimum of 6.0% in fertilizer to a high of 18.0% in petroleum. Net savings for 1998 amounted to $10.7 million, a decrease of approximately $16.8 million (61%) from $27.5 million for 1997. Petroleum and grain prices in particular were related to world-wide supply and demand factors.


   Crops

    Sales of the Crops division decreased $9.4 million (5.9%) from $160.4 million in 1997 to $151 million in 1998. Fertilizer sales, which comprise approximately 62% of Crops division sales, decreased approximately 4.5%, with fertilizer selling prices declining approximately 6.0%, partially offset by a 1.5% increase in tonnage. Sales of seed, which comprise approximately 17% of Crops division sales, increased approximately 2.2% due to unit volume increases of 20.8%, which were mostly offset by decreases in average selling price of 18.6%. Sales of crop protection products, which comprise approximately 21% of Crops division sales, increased by 4.6% from 1997 to 1998.

    Operating margin for the Crops division decreased by $9.6 million from $26.6 million in 1997 to $17.1 million in 1998. The decrease resulted primarily from a decrease of $7.6 million in the patronage refund from CF
Industries, a fertilizer supply cooperative owned by the Company and 10 other regional cooperatives, as well as from decreased fertilizer operating margins driven by lower fertilizer selling prices.

   Feed

    Sales of the Feed division decreased $16.3 million (10.1%) from $161.9 million in 1997 to $145.6 million in 1998. This decrease resulted primarily from lower unit prices and decreases in volume of 9.2% and 0.8%, respectively.

    Operating margin for the Feed division decreased $0.2 million from $6.3 million in 1997 to $6.1 million in 1998. This decrease in profit primarily resulted from lower selling prices partially offset by a $500,000 reduction in central management expense during 1998.

   Petroleum

    Sales of the Petroleum division decreased $57.2 million (22.8%) from $250.3 million in 1997 to $193.1 million in 1998. Petroleum gallons decreased by 35.3 million (10%), primarily due to lower commercial gasoline and fuel oil sales. In addition, the decrease in heating degree-days led to significantly less demand for heating oil. Average unit selling prices decreased 18% from 1998, also contributing to the lower sales revenue.

    The Petroleum division's operating margin decreased by $5.4 million from $7.1 million for 1997 to $1.7 million for 1998. The decline in operating margin resulted from both decreases in worldwide petroleum prices, which led to inventory write-downs, and decreases in sales volume.

   Retail Farm Supply

    Sales of the Retail Farm Supply division remained relatively consistent with the prior year, increasing only slightly from $336.0 million in 1997 to $336.3 million in 1998. Increased unit volume in crop protection products and seed was offset by both lower unit volume and pricing in feed and petroleum. Volume increases in seed were the result of a later growing season in 1998 and greater demand for soybean seed.

    Operating margin for the Retail Farm Supply division decreased $1.0 million from $5.9 million for 1997 to $4.9 million for 1998. The decrease in operating margin resulted primarily from an increase in operational expenses principally due to the acquisition of the two private dealer operations in Kentucky, which was partially offset by higher margins resulting mainly from more favorable fertilizer pricing.

   Farm and Home


    Including sales of Wetsel, Inc., sales of the Farm and Home division increased $7.7 million (4.1%) from $188.4 million for 1997 to $196.1 million for 1998. This increase resulted from the higher sales volume of Wetsel, Inc., which grew by $6.4 million (12.9%), as well as higher sales in the metropolitan area stores over the same period.


    Farm and Home operating margin decreased by $1.2 million from $7.2 million in 1997 to $6.0 million in 1998. The decrease in operating margin primarily resulted from higher operating expenses in both the metropolitan stores and at Wetsel, Inc.

   Marketing

    Sales of the Marketing division decreased $21.7 million (18.7%) from $116.2 million in 1997 to $94.5 million in 1998. Livestock marketing revenues of $3.2 million for the three months ended June 30, 1998, attributable to the acquisition of Michigan Livestock Exchange on April 1, 1998, served to partially offset the decrease. Grain bushels marketed decreased 15.5% from 1997 to 1998 with large decreases in corn and soybean bushels marketed, which were partially offset by an increase in wheat bushels marketed.

    Operating margin for the Marketing division decreased $1.8 million, from $3.6 million in 1997 to $1.8 million in 1998. Decreased profitability primarily resulted from lower grain marketing volume due to depressed corn and bean acreage yields and reduced corn drying revenue due to a drought during the summer of 1997.

   General Corporate Overhead


    General corporate overhead increased approximately 1.7% from $22.9 million for 1997 to $23.3 million for 1998. The increase resulted primarily from increased employee related expenses partially offset by an increase in service charge revenue. Company wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased $1.3 million (8.3%) from $15.6 million in 1997 to $16.9 million in 1998 primarily as a result of higher borrowing levels.

   Miscellaneous Income, net

      Miscellaneous income, net increased $0.7 million from to $5.9 million in fiscal 1997 to $6.6 million in 1998. The increase reflects changes in a number of non-operating accounts, none of which are material in either period.


   Income Tax Expense


    Income taxes in 1998 were $3.0  million,  a decrease of $3.0  million
(50%) from $6.0 million in 1997 primarily due to a 59% decrease in pretax net savings. The effective income tax rate was 21.8% in 1998 versus 18.0% in 1997. See Note 12 of Notes to the Southern States Consolidated Financial Statements for an analysis of the differences between the statutory income tax rate and Southern States' effective income tax rate.


   Fiscal 1997 Compared to Fiscal 1996

   Net sales increased $93.5 million (8.3%) from $1.1 billion in 1996 to $1.2 billion in 1997. This increase in sales volume was primarily due to higher increased unit sales in all divisions which experienced unit growth ranging from 2.7% to 7.9% accompanied by 12 month average changes in prices ranging from a decrease of 3.0% in fertilizer to an increase of 14.4% in petroleum.

   Crops

    Sales of the Crops division increased $11.8 million (8.0%) from $148.6 million in 1996 to $160.4 million in 1997. Fiscal 1997 fertilizer sales, which comprised approximately 63% of Crops division sales, exhibited a 7.8% increase in tonnage, slightly offset by a decrease in average selling price of 3.0%. Sales of seed, which approximates 16 % of fiscal 1997 Crops division sales, increased due to both price increases and unit volume increases of 5.9% and 6.1%, respectively. Sales of crop protection products, comprising 21% of fiscal 1997 Crops sales, increased by 8.1% in 1997 over 1996.
    Operating margin for the Crops division increased by $2.2 million from $24.4 million in 1996 compared to $26.6 million in 1997. This increase resulted primarily from increased gross margins driven by higher volume. An increase in the patronage refund from CF Industries, Inc. from $12.7 million to $13.1 million also contributed to increased profitability. In addition, the Crops division experienced only a 0.3% increase in operating expenses as a result of the increased volume.

   Feed

    Sales of the Feed division increased $14.5 million (9.8%) from $147.4 million in 1996 to $161.9 million in 1997. This increase resulted primarily from higher unit prices and increases in volume of 6.6% and 3.2%, respectively.

    Operating margin for the Feed division decreased $0.6 million from $6.9 million in 1996 to $6.3 million in 1997. This decrease in operating margin was due primarily to higher employee costs associated with the opening of a new feed mill in Summer Shade, Kentucky, new personnel positions within the division and merit increases. These increased employee costs were mitigated somewhat by increased gross margin dollars and income from the new ProPet LLC joint venture. See "Business of Southern States--Agricultural Inputs and Services--Feed."

   Petroleum

    Sales of the Petroleum division increased $30.7 million (14%) from $219.6 million in 1996 to $250.3 million in 1997. Approximately 2.7% of this increase was volume-related, with the remainder resulting from increased commodity prices in heating oils, gasoline and diesel fuel due to strong demand and low inventory in the industry. The volume increase resulted in part from significant increases in sales to commercial accounts.

    The Petroleum division's operating margin decreased by $1.6 million from $8.7 million in 1996 to $7.1 million in 1997. While the division experienced increased volume, the gross margin percent decreased considerably due to increased sales to commercial accounts, where margins are typically lower, and weak wholesale market conditions.

   Retail Farm Supply

    Sales of the Retail Farm Supply division increased $18.1 million (5.7%) from $317.9 million in 1996 to $336 million in 1997. This increase resulted from higher sales volume across all retail lines of business -- feed, crops, farm supplies and petroleum. Sales of petroleum, feed and fertilizer were the largest contributors to this increase. This was the result of both increased prices and increased volume.

    Operating margin for the Retail Farm Supply division increased from $5.4 million in 1996 to $5.9 million in 1997. This increase was driven by increased gross margins resulting from higher volume and an increase in finance charge revenue offset by increased operating expenses.

   Farm and Home


    Including sales of Wetsel, Inc., sales of the Farm and Home division increased $12.6 million (7.2%) from $175.8 million in 1996 to $188.4 million in 1997. A $9.2 million increase in retail sales contributed to this higher sales volume. During the year, Wetsel, Inc. experienced a $3.9 million or 8.4% increase in sales volume to $49.9 million in 1997.


    Operating margin for the Farm and Home division decreased from $7.8 million in 1996 to $7.2 million in 1997. This decrease resulted from lower earnings in the Wetsel, Inc. subsidiary caused by an increase in operating expenses resulting from start-up operations in the Ohio region. In addition, gross margins in the division (excluding Wetsel, Inc.) as a percent of sales were lower as a result of a milder winter than the previous year. The closing of a farm supply warehouse facility in Baltimore resulted in additional expenses.

   Marketing

    Grain marketing sales increased $5.5 million (5%) from $110.7 million in 1996 to $116.2 million in 1997. This resulted primarily from an increase of 4.4% in grain bushels marketed, primarily corn and soybeans.

    Operating margin from the Marketing division increased $1.3 million from $2.3 million in 1996 to $3.6 million in 1997. Increased profitability resulted from an increase in gross margins from additional volume and a decrease in operating expenses for the year.

   General Corporate Overhead

    General   corporate   overhead,   consisting   primarily   of  general
and administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased $1.8 million (8.5%) from $21.1 million for 1996 to $22.9 million for 1997. The increase resulted primarily from increased employee related expenses partially offset by an increase in service charge revenue.

    Company-wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased slightly from $15.2 million in 1996 to $15.6 million in 1997 as a result of marginally higher borrowing levels.


   Miscellaneous Income, net

    Miscellaneous income, net increased $1.0 million from to $4.9 million in fiscal 1996 to $5.9 million in 1997. The increase primarily reflects $0.7 million of non-recurring gains on the disposal of fixed assets and changes in a number of other non-operating accounts, none of which are material in either period.


   Income Tax Expense

    Income tax expense decreased from $7.1 million in 1996 to $6.0 million in 1997. This decrease was principally due to an increase in the deduction for patronage refunds, resulting in an effective tax rate for 1997 of 18.0%. See Note 12 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus for an analysis of the differences between the statutory income tax rate and the Company's effective tax rate.


 New Accounting Standards

    During  Southern  States'  fiscal year ended June 30,  1998,  the
Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable and eliminates certain disclosures that are no longer useful. This standard is effective for the year ended June 30, 1999. The adoption of this standard will result only in additional disclosure and is not expected to have an impact on the financial position or results of operations. In addition in June of 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal quarters beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as assets or liabilities in the statement of financial position and measure those instruments at fair value. Southern States will adopt SFAS No. 133 in fiscal year 2001. Southern States is currently evaluating any impact of the derivatives standard.



Year 2000


    The Year 2000, or Y2K, issue is the result of some computer programs using a two-digit format, as opposed to four digits, to indicate the year. Such computer systems will be unable to interpret dates beyond the year 1999, which could cause a system failure or other computer errors, leading to potentially severe disruptions in operations.


    Southern States utilizes and is dependent upon a variety of data processing systems and software to conduct its business. The data processing systems include various software packages licensed to Southern States by outside vendors and software systems written by Southern States
personnel.  These run on a variety  of  computer  equipment,   including
stand-alone PC's, servers and workstations connected to an in-house computer network, and a remote mainframe system. All of these systems are vulnerable to the Y2K issue.


   Compliance Priorities


    Southern States' priorities with respect to Y2K compliance have been, first, to assure the integrity of the basic operations systems that are critical to maintaining an uninterrupted flow of information, goods and services between Southern States, its business partners, and its customers, and, secondly, to address Y2K issues relating to other automated systems that support less critical processes. In both areas, Southern States has established time-tables for measuring progress against its Y2K project goals and objectives so that it can minimize the risk of failures in either area, and the potential impact on its ability to operate its business effectively.

    Management's intention is to complete all planned modifications early enough to allow sufficient time to correct any problems that may arise.
Testing of individual  processes,   systems  testing  of  integrated processes,
frequent reporting to management, and measurement against project milestones are all key elements to those efforts to reduce the risk of Y2K failures.


    Southern States' compliance efforts consist of analysis, remediation and testing phases, and cover information technology commonly known as IT systems, non-IT systems and vendor relationships. IT systems include
financial  and administrative  systems,  retail  systems,   wholesale  systems,
and technical support. Each of these systems is managed and supported by a separate team, responsible for all phases of the compliance effort as they relate to the supported systems.

IT Systems


    As of March 31, 1999, Southern States had assessed all systems for Y2K compliance. Fewer than half of the systems required change and planned changes and replacement are being monitored closely. As of March 31, 1999, approximately 80% of the remediation effort was complete. Our target date for completion of IT systems, including testing, is June 30, 1999. Some of Southern States' processing functions currently run on data processing systems owned by third parties, which are not Y2K compliant. These functions will be transferred to Southern States' own systems or made compliant by June 30, 1999. This transfer includes those related to the acquired Gold Kist Inputs Business.


Non-IT Systems

    Non-IT systems identified by Southern States that could be impacted by Y2K include:

o     voice telephone service/leased telephone lines

o     electricity and other utility services
o     fuel or natural gas supplies

o     elevator equipment

o     security systems/fire alarms

o     scales/flow meters

o computer equipment and software not supported by the Company's information systems personnel.

Most compliance activity for non-IT systems has been undertaken by managers of individual plant or store facilities, with support from Southern States' senior management when necessary. As of June 30, 1999, approximately 50% of Southern States' facilities had notified senior management that they had completed a survey of compliance for non-IT systems. No non-compliant business-critical suppliers have been identified to date. Southern States is still awaiting an analysis by the Federal Reserve of Y2K readiness for small bank vendors in remote locations. Southern States will repair or replace non-compliant systems where it is able to do so; in the case of some suppliers such as public utilities and banks, it will not be able to control repair or replacement efforts.

Compliance by Third-Party Vendors

    Southern States surveyed over 400 of its most significant vendors seeking information concerning the effect of Y2K on these vendors. Types
of vendors surveyed  include   manufacturers   and  sellers  of  products
Southern States distributes, including feed, fertilizer, petroleum and other agri-business suppliers. In excess of 75% of these vendors surveyed responded that they were Y2K compliant. Southern States purchasing agents and buyers are required to obtain evidence by September 30, 1999 that vendors' systems will be Y2K compliant or to develop a contingency plan including alternative sources or increased safety stocks. Based on responses received to date, Southern States has no reason to believe Y2K will have a material impact on its ability to do business with its vendors. Southern States had completed the most significant portion of its vendor assessments by June 30, 1999. It will continue to follow-up as appropriate with selected vendors.

Contingency Plans

    The most critical information systems in Southern States' business are those supporting its retail business, those supporting its wholesale business, and those supporting its financial and human resources operations. The systems supporting financial and human resources operations
are installed and tested Y2K certified   systems.   The  system  supporting its
wholesale   business  is  a newly-installed  system and is certified Y2K compliant. The system supporting retail functions has been tested for post-2000 dates and no Y2K issue has emerged. Management has contingency plans developed and in place. These plans require, among other things, that critical information system personnel be available for immediate response at year-end and in early 2000 to address any identified Y2K problems. In addition, as noted in the preceding paragraph, Southern States' buyers and purchasing agents are required to develop a contingency plan including alternative sources or stocks of supplies as necessary.

Worst-Case Y2K Scenario


    Although Southern States has no reason to anticipate that a failure will occur, the most likely worst-case Y2K scenario would entail a disruption or failure of Southern States' power suppliers' or voice and data transmission suppliers' ability to provide power or data transmission services to a computer system or a facility. Such failures do occur from time to time, affecting individual locations and systems, and appropriate procedures are in place to handle them. Although it is impossible to quantify the impact of extended failures, it would most likely include some manufacturing down-time losses, diminished service levels, customer
inconvenience,   and  additional  costs associated with the implementation of the contingency plan.


Costs and Anticipated Completion Date

    As of June 30, 1999, Southern States' total cost of achieving Y2K compliance is estimated to be in the range of $850,000 to $1 million, excluding normal software upgrades and replacements and other previously scheduled systems changes. As of June 30, 1999, approximately 90% of these incremental costs had already been incurred. Previously scheduled replacements of one major system and several minor systems, involving aggregate costs of approximately $600,000, were accelerated in order to resolve Y2K issues. These scheduled system replacements were essentially completed by July 30, 1999. Amounts required to fix Y2K problems have been funded from operations. Southern States anticipates that remaining expenditures will not be material to its consolidated financial position or results of operations.
Southern States acquired a variety of data processing systems and computers as a part of the acquisition of the Gold Kist Inputs Business, but now supports that new business on existing systems after a transitional period during which Gold Kist provided information support services to Southern States.

    The costs of, and the date by which Southern States plans to complete, its anticipated Y2K modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of necessary resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from these plans.

Specific factors that might cause such material differences include, but are not limited to, the availability of personnel trained in this area, the ability of third party vendors to correct their software and hardware, and similar uncertainties. The failure to correct a material Y2K problem could result in an interruption in, or the failure of, some normal business activities or operations, which could materially and adversely affect Southern States' results of operations, liquidity and financial condition. Although Southern States expects to be Y2K compliant, to be prudent, Southern States is currently continuing to evaluate its contingency plans.


Market Risks from Changing Commodity Prices and Interest Rates

    The principal market risks affecting Southern States are exposure to changes in commodity prices and interest rates on borrowings. Although Southern States has international net sales volume and related accounts receivable for foreign customers, it considers the foreign currency exchange risk in such activities to be immaterial.


    Interest Rate Risk. Southern States uses interest rate swaps to hedge interest rate changes on a portion of its borrowings. At March 31,
1999, Southern  States  had  $65  million   notional  value  of  interest  rate
swaps outstanding. The swaps carried coupons with a weighted average rate of 5.74% and 6.50% at March 31, 1999 and 1998, respectively. See Note 15 of Notes to the Southern States Consolidated Financial Statements. Assuming March 31, 1999 variable rates and borrowings, a one-hundred-basis-point change in interest rates would impact Southern States' net interest expense by approximately $1.3 million on an annualized basis, net of the effect of the swaps.

    Commodities  Risk.  This table below  provides  information  about
Southern States petroleum, grain and agricultural commodity inventories and related futures contracts that are sensitive to changes in commodity prices. For inventories, the table presents the carrying amount and fair value at March 31, 1999. For the futures contracts, the table presents the notional amounts in the unit of measure for the particular item that is being hedged, the weighted average of the contract prices and the fair value of those contracts. Contract amounts are used to calculate the contractual payments and quantity of commodity to be exchanged under the futures contracts.

             On-Balance Sheet Commodity Position and Related Derivatives

                                                     March 31, 1999
Balance Sheet Position                 Carrying Amount              Fair Value
----------------------                 ---------------              ----------
Petroleum.....................         $  3,130,588              $  4,144,754
Grain.........................            6,938,655                 6,938,655
Agricultural commodities: feed            7,599,584                 8,682,352

                                      Expected Maturity
Futures Contracts (Short)                Year 2000                 Fair Value
-------------------------              ---------------             ----------
Petroleum Contract - Gallons..            2,310,000                       N/A

Petroleum Contract Amount.....         $  1,077,510              $  1,215,900

Grain Contract - Bushels......            5,175,800                       N/A

Grain Contract Amount.........         $ 15,133,525              $ 15,137,669


Agriculture Commodities - Bushels                                         N/A
Agriculture Commodities Contract
   Amount.....................

                                     Expected Maturity
Futures Contracts (Long)                   Year 2000                 Fair Value
------------------------             -----------------               ----------
Petroleum Contract - Gallons..              210,000                       N/A

Petroleum Contract Amount.....         $     90,993              $     98,679


Grain Contract - Bushels......            4,570,307                       N/A

Grain Contract Amount.........         $ 13,696,860              $ 11,934,388

Agriculture Commodities
  - Bushels...................              396,219                       N/A
Agriculture Commodities
   Contract Amount............         $    924,015              $    930,670



See "Business of Southern States--Other Factors Affecting the Business of Southern States--Commodity Price Hedging Activities" for information concerning hedging activities utilized by Southern States to minimize the risk of change in commodity prices on various commodities bought and sold in its business.

                                FARM COOPERATIVES

     For decades cooperative associations have been an integral and important part of American agriculture. Most farmers are members of at least one cooperative. These associations are designed to secure for farmers the economic advantages of group action in the production and marketing of agricultural commodities.
     o  o  o  o

     Cooperatives are voluntary business organizations which are created by statute. The cooperative form enables persons to join together for mutual help, including joint purchasing and marketing. A cooperative is usually a "non-profit" enterprise. Agricultural cooperatives tend to be specialized as one of three types: marketing, supply or bargaining cooperatives. As its name signifies, the marketing cooperative is designed to assist members in marketing the products grown or produced by them. Supply cooperatives exist to secure the supplies and equipment needed by its members at the lowest possible cost per unit. The bargaining cooperative is organized expressly to act as a bargaining agent for its farmer-members.
     o  o  o  o

     A supply  cooperative  purchases the supplies  needed by its members.
  This typically includes inputs such as fertilizer, feed, or petroleum products. This bulk purchasing arrangement makes these supplies available to members at prices which are at or below the prevailing market price. Net savings at the end of the accounting period are distributed to each member based upon the volume of business the member transacted with the cooperative.
     o  o  o  o

     Marketing cooperatives generally function in one of two ways. First, the cooperative may buy the products of members at the prevailing market rate. At the end of the annual or fiscal year, the results of the cooperative's activities will determine whether any net savings have been realized. These net savings are the equivalent of profits. These savings are allocated to each member-patron on the basis of his or her percentage of
  marketings.  In other words,   the  members  receive  a   proportionate share
  of the "profits." Alternatively, the cooperative may function as a marketing agency. In this case, the member-producer contracts with the cooperative to sell the product. In this transaction, a set amount based on volume is deducted from marketing costs. All of the commodity production for a particular season is then "pooled" and marketed by the cooperative. The net savings which are generated through marketing are divided among the members of the cooperative based on the volume marketed by each member.

   The above text is quoted with permission from Looney, Wilder, Brownback and Wadley, Agricultural Law: A Lawyer's Guide to Representing Farm Clients, copyright(C) 1990 American Bar Association. All rights reserved.
                                  * * * * * * *

   Subchapter T of the Internal Revenue Code of 1986, as amended, accords special treatment to organizations that operate "on a cooperative basis." See "Southern States--Cooperative Structure" for additional information concerning the tax treatment of cooperatives under Subchapter T and other matters relating to Southern States' organization and operation as a cooperative.

                                 SOUTHERN STATES

General

    Southern States is a regional farmers' supply and marketing cooperative. With fiscal 1998 sales of $1.1 billion, Southern States is one of the largest agricultural cooperatives east of the Mississippi River. Southern States serves a wide range of rural and urban customers in its traditional six-state Mid-Atlantic territory of Delaware, Maryland, Virginia, West Virginia, Kentucky and North Carolina and, more recently in Michigan, Ohio and Indiana. As described under "Acquisition of the Gold Kist Inputs Business," Southern States also has expanded its operations in recent months into the Southeastern and South Central states through the acquisition of the Gold Kist Inputs Business. Taking into account this recent acquisition, Southern States is owned by over 300,000 farmer and local cooperative members. Southern States is the principal cooperative in a cooperative distribution system that now encompasses almost 700 retail locations serving its farmer members and other customers through both company-owned facilities and a network of local agricultural cooperatives and private dealers. See "Southern States--The Southern States Distribution System."


    Founded in 1923,  Southern States  operated for many years  exclusively as
a supply  (or  inputs)  cooperative,  procuring,  manufacturing,   processing
and distributing fertilizer, crop protectants, feed and seed and other farm supply items on behalf of its farmer members. Since 1977, Southern States also has marketed grain for its members and currently markets approximately 25 to 30 million bushels of grain annually in its Mid-Atlantic territory. In 1998, Southern States entered the livestock marketing business through the acquisition of Michigan Livestock Exchange, a 75-year old, livestock marketing cooperative operating in the four-state territory of Michigan, Ohio, Indiana and Kentucky. As a result, Southern States is the largest livestock marketing cooperative in the United States.

    Members of Southern States must be agricultural producers or agricultural cooperative associations comprised of agricultural producers. Business with members is conducted on a cooperative basis, and patrons who are members or who are eligible to be members are qualified to receive patronage refunds out of net savings on their business. See "Farm Cooperatives"
and   "Southern States--Cooperative  Structure."  Southern  States  also engages in supply and marketing transactions with other customers who are not eligible for membership and who do not qualify for patronage refunds. Southern States also engages in non-cooperative activities through several subsidiaries.


    In October 1998, Southern States completed its purchase of the Gold Kist Inputs Business as described in "Acquisition of the Gold Kist Inputs Business." The description of the business of Southern States presented below in "--The Southern States Distribution System" and "The Business of Southern States" does not reflect the acquisition of the Gold Kist Inputs Business. For a description of the Gold Kist Inputs Business and its integration with Southern States' business operations, see "Acquisition of the Gold Kist Inputs Business."

The Southern States Distribution System

    Southern States is the principal cooperative in a cooperative distribution system that serves its farmer members in its Mid-Atlantic territory through:

>> 131 company-owned retail farm supply and petroleum outlets and 26 company-owned metropolitan retail locations,

>> 70 local agricultural or petroleum cooperatives operating at 88 locations under standardized management contracts with Southern States,

>> 16 independently owned and operated local retail cooperatives that distribute Southern States supplies and products at 28 locations, and

>> A network of 239 private dealers operating approximately 256 locations who sell Southern States supplies and products at retail under retail distribution agreements with Southern States.

    In the aggregate, this distribution system operates through more than 500 retail locations in Southern States' Mid-Atlantic territory. The purchase of the Gold Kist Inputs Business added approximately 100 additional retail farm supply locations to Southern States' distribution system.


    Company-Owned Facilities. As described in greater detail below, Southern States sells a significant portion of its product and service volume through Southern States' 113 retail farm supply locations, its 26 metropolitan retail locations and its 18 retail petroleum facilities in its Mid-Atlantic territory. To support this retail distribution network, Southern States operates a number of owned and leased bulk manufacturing and distribution facilities. See "Business of Southern States--Agricultural Inputs and Services--Petroleum," "--Retail Farm Supply" and "--Farm and Home." In fiscal 1998, Southern States sold approximately 42% of its total product and service volume through these company-owned facilities in its Mid-Atlantic territory.


    Managed Local Cooperatives. The 70 managed local cooperatives, usually organized on a county level, are a significant component of Southern States' Mid-Atlantic distribution system. The managed local cooperatives have their own local membership and locally-elected boards of directors, but each is a member of Southern States and each operates under a standardized management agreement with Southern States. In almost all instances, the managed local cooperatives use the name "Southern States" in their operations. Sales to the managed local cooperatives accounted for approximately 18% of Southern States' total product and service volume in fiscal 1998. Southern States has no equity interest in the managed local cooperatives and no representation on the boards of directors, but manages day to day operations and recommends policies to their boards of directors. The standardized management agreements are renewed annually, and may be canceled by either party at the end of any year provided there is no outstanding indebtedness owed Southern States. Southern States assesses a management, accounting and administrative fee which approximates the actual cost of service. No management agreements with local cooperatives have been canceled in Southern States' history other than as a result of mergers of local cooperatives into Southern States or, in a few cases, liquidation of a local managed cooperative.

    Private Dealers. Southern States also distributes supplies and products through a network of 239 independent, privately-owned dealers, operating a total of approximately 256 dealer locations in its Mid-Atlantic territory. These dealers agree to sell Southern States supplies and products at retail to Southern States members and others and to maintain adequate records of sales in order that Southern States may allocate any patronage refund to such members. Sales to private dealers accounted for approximately 11% of Southern States' total product and service volume in fiscal 1998.

    Independent Cooperatives. Southern States also distributes supplies and products to 16 independently owned and operated local cooperatives operating 28 locations throughout its Mid-Atlantic territory. These cooperatives are members of Southern States and use Southern States as a major supply source, but do not operate under a management contract with Southern
States and do not use the "Southern   States"  name.   Sales  to  independent
cooperatives   represented approximately  3% of Southern States' total product and service volume in fiscal 1998.

    Commercial and Other Accounts. In addition to the component parts of the Southern States distribution system within its Mid-Atlantic territory, Southern States sells products to over 1,000 commercial and other accounts, including other cooperatives located outside its Mid-Atlantic territory, who purchase supplies from Southern States. Commercial accounts include
resellers who do not have  a  private   dealer   agreement   with   Southern
States,   as  well  as non-agricultural consumers.  Commercial accounts are not eligible for membership in Southern States and are not eligible for patronage refunds. Other accounts include producers of agricultural products who purchase on a wholesale basis and other regional cooperatives. These accounts are eligible for membership and for wholesale patronage refunds. Sales to commercial and other accounts in fiscal 1998 accounted for approximately 13% of Southern States' total product and service volume.

Cooperative Structure

    For additional information concerning the nature of farm cooperatives generally, see "Farm Cooperatives" on page 49.

    Members  and  Membership   Stock.   Members  of  Southern   States  must
be agricultural producers or agricultural cooperative associations comprised of agricultural producers. Members must own at least one share of membership stock. An agricultural producer who qualifies for membership but is not already a member will automatically receive the first $1.00 of any patronage refund in the form of one share of membership common stock. Under Virginia law and the Southern States articles of incorporation and bylaws, the issuance or transfer of Southern States' membership common stock is limited to:

o bona fide agricultural producers who use the services or supplies of Southern States, and


o     cooperatives whose membership is comprised of such persons.


Each member, regardless of the number of shares of membership common stock registered in the member's name, is entitled to only one vote in the affairs of Southern States. Under various circumstances, like the death of a stockholder, Southern States repurchases common stock from its members at par value ($1 per share) plus declared and unpaid dividends, if any. In the event of liquidation or other disposition of the assets of Southern States, the holders of common stock, after satisfaction of obligations to creditors and to holders of all preferred stock, would be entitled to receive a maximum of the $1 per share par value plus declared and unpaid dividends, if any, for each share of common stock held. The board of directors of Southern States may from time to time issue any and all of the authorized but unissued common stock of Southern States without first offering such shares to existing holders of common stock, on such terms as it deems advisable, but not for less than par value.

    Governance. The members of Southern States annually elect on a staggered basis members of the board of directors to serve for three-year terms. Only members of Southern States or members of a retail agricultural purchasing cooperative handling supplies of Southern States are eligible to be elected by the members to serve on the board of directors. At the present time, the board of directors consists of 23 persons, 17 of whom are member-elected. Six additional directors, designated by statute as public directors, are appointed for three-year terms, on a staggered basis, by the director of agricultural extension for the Commonwealth of Virginia. Each of these appointed directors represents a different state in Southern States' Mid-Atlantic territory. Public directors need not be members or
stockholders  of  Southern  States.   See "Management--Directors."

    The bylaws of Southern States provide for a division of the territory in which Southern States operates into nine or more election districts. These election districts are determined on the basis of the annual volume of business done with Southern States by customers, with consideration given to the business done with members in, and geographical area of, each election district. The bylaws further provide that the Board may modify and redistrict whenever, in its discretion, it is advisable in order to maintain substantial equality in the volume of business done in the different districts. Under Southern States' bylaws, each election district is to be represented on the board by one director , elected at an election district meeting by delegates to the meeting. The members served by each private agency, each retail branch of Southern States, and each retail agricultural supply cooperative handling supplies of Southern States are entitled to vote in the election of delegates to election district meetings. Delegates are elected by the membership of Southern States and the membership of the retail agricultural purchasing cooperatives at their local annual meetings. The directors elected by each election district are then presented to the annual meeting of the members of Southern States. The bylaws of Southern States only permit voting in person at election district meetings.

    The officers of Southern States are elected by the board of directors to serve on a full-time salaried basis.


    Patronage Refunds. As a cooperative, Southern States operates for the benefit of its members and other patrons and is obligated by its bylaws to return at the end of the fiscal year all net savings from its patronage-sourced business, after payment of dividends on capital stock and additions to its reserves, to such members and other patrons eligible for membership in proportion to their respective purchases. These net savings are the equivalent of profits and are allocated to each member patron and each patron eligible for membership in the form of patronage refunds on the basis of such person's percentage patronage. In fiscal 1998, approximately two-thirds of Southern States' supply business was with members and subject to patronage refunds.

Southern States also engages in supply and marketing transactions with other customers who are not eligible for membership and who therefore do not qualify for and do not receive patronage refunds. In addition, through several subsidiaries, Southern States engages in non-cooperative activities that do not generate patronage refunds.


    Patronage refunds are normally paid partially in cash and partially in the form of non-interest bearing patronage refund allocations. Beginning with the fiscal year ended June 30, 1974, the policy of the board of directors regarding patronage refunds changed from payment of the non-cash portion of the refund in shares of membership capital stock or debentures to payment in the form of patronage refund allocations, which are participations not bearing interest or paying dividends. Since 1974, patronage refunds have been paid 40% in cash and 60% in patronage refund allocations. The Internal Revenue Code requires a minimum cash component of 20%. Southern States believes its policy of paying a higher cash component than is required by law contributes to continued patronage. See "Description of the Capital Securities--Distributions; Option to Extend Interest Payment Period," "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "--Covenants and Restrictions on Payments--Restrictions on Payments" for restrictions on the redemption of patronage refund allocations in the event of deferral of interest on the junior subordinated debentures, or in the event of a default.

    The bylaws of Southern States further require that issuance of patronage refund allocations be in annual series, and identified by year issued. The bylaws require that the redemption of patronage refund allocations take place proportionately in the order of issuance when the board of directors determines that sufficient funds are available. An exception is made to this policy for redemption upon the death of a holder or to settle amounts in default owed to Southern States.

    In February 1996, Southern States redeemed its 1974 patronage refund allocations, which totaled slightly over $6 million. In February 1997, Southern States redeemed its 1975 patronage refund allocations, which also totaled approximately $6 million. In March 1998, Southern States redeemed its 1976 patronage refund allocations, which totaled approximately $4.6 million. In order to provide continued support to Southern States equity base, in 1996, 1997 and 1998, a number of Southern States' managed local cooperatives exchanged approximately $1.2 million, $1.2 million and $800,000, respectively, of their revolved patronage refund allocations for an equivalent value in shares of Southern States' membership common stock.

    The bylaws require that all debts of Southern States shall be entitled to priority over patronage refund allocations and that in the event of operating losses, such losses may be charged in the order of issuance by years to patronage refund allocations and to operating capital reserves. Southern States is deemed to have a lien upon and security interest in patronage refund allocations as collateral for any indebtedness owed to Southern States by the holder. See "Description of Capital
Securities--Distributions;  Option to Extend Interest   Payment   Period,"
"Description   of   the   Junior   Subordinated Debentures--Option  to Extend
Interest Payment Period" and "--Covenants and Restrictions on Payments--Restrictions on Payments" for restrictions on the redemption of patronage refund allocations in the event of deferral of interest on the junior subordinated debentures, or in the event of a default.

    Operating Capital. Annually, from fiscal year net savings, the board of directors has made additions to operating capital. These reserves are used for general purposes and are analogous to retained earnings. The equities of member patrons in such additions are recognized by Southern States. Further, the bylaws provide that in the event the board of directors determines these reserves have served their purpose, if any balance remains, it shall be returned to the member patrons in proportion to their interests. Otherwise, these reserves will be returned to the member patrons only upon dissolution of Southern States.

    Cooperative Taxation. A cooperative is a corporation for federal income tax purposes. It computes its taxable income and federal income tax liability in essentially the same manner as any ordinary corporation. However, to the extent a cooperative declares and pays patronage refunds to its members, it is allowed to deduct those amounts from its pre-tax income. Patronage refunds may be paid in the form of cash or credits, which are sometimes referred to as patronage refund allocations, or a combination of both. A cooperative may deduct from its pre-tax income both the amount of the cash patronage refund and the face amount of any credits or noncash patronage refund allocations. A cooperative's members, however, must recognize both those amounts in the computation of their respective taxable incomes. In order to qualify for the federal income tax deduction for patronage refunds, the cooperative must pay at least 20% of the patronage refund in cash. Southern States' board of directors determines the amount and form in which the company
pays  its  patronage  refunds.   See "--Patronage Refunds" above.

    To the extent that Southern States distributes notices of allocation that do not qualify for the federal income tax deduction for patronage refunds, has income from transactions with nonmember customers or has income from non-patronage sources, it is taxed at the normal corporate rate. Southern States has subsidiaries that are not cooperatives; all the income of these subsidiaries is subject to corporate income taxes.



                         BUSINESS OF SOUTHERN STATES

    Southern  States  is both a supply  and a  marketing  cooperative.
Southern States functions as a supply cooperative providing agricultural inputs and services to its members and others through its crops, feed, petroleum, retail farm supply, and farm and home divisions. Southern
States  functions  as a marketing   cooperative  marketing  its  members'
products through its grain marketing and livestock marketing divisions. In addition to providing products and services to its members, Southern States provides products and services to its managed local cooperatives and to
numerous   independent  dealers  and cooperatives.

Business Strategy

    As  a  farmer-owned  agricultural  cooperative,   Southern  States'
primary function is to enhance its members' economic welfare and bargaining power. To fulfill this function, Southern States pursues business initiatives that increase its purchasing power with vendors, lower its
production, processing and distribution  costs,   increase  its  customer  base
and capitalize upon its management expertise. Southern States' ultimate objective is to position itself as the business of choice for meeting the needs of its members and other customers for products and value-added services. To achieve this goal, Southern States seeks to:

>>      Offer a Full Line of Superior  Products and  Services:  Southern
        States offers a full selection of high quality products and services at competitive prices designed to meet the diverse needs of its farmer membership base. The ability to use its purchasing power and its manufacturing/processing expertise allows it to be price competitive within its defined market areas.

>>      Develop Value-Added,  Technologically Advanced Products and Services:
        In addition to its more traditional services, such as fertilizer spreading, crop protectant application and insect scouting, Southern States offers technologically advanced services, supported by reliable equipment and highly trained service technicians in order to increase market share with existing customers and attract new customers. For example, Southern States' Growmaster program uses Global Positioning Satellites and computerized delivery vehicles in selected locations to optimize the application of plant nutrients on farmers' fields, maximizing production in an environmentally responsible manner. In addition, Southern States has undertaken a research and development program in the field of aquaculture, one of the fastest growing segments in the agriculture industry, in order to provide its farmer members with a viable alternative product line, including fish stock, fish feed and guaranteed grower payment to farmer producers for harvested fish.

>>      Use  Multiple  Distribution  Channels  to Maximize  Market
        Penetration: Southern States uses a variety of distribution channels to create multiple outlets for its product offerings in order to generate increased business volumes and economies of scale. The use of several diverse distribution channels enables Southern States to reach many different types of customers and maximize market penetration.

>> Access State-of-the-Art Products and Technology through Partnerships and Strategic Alliances: Southern States seeks to access products
        and technology  through  partnerships  and  strategic   alliances,
        thereby significantly expanding Southern States' scope with minimal additional capital requirements. Investments with other interregional cooperatives in the U.S. and abroad afford Southern States access to world class sources of fertilizer products, seeds, animal genetics, and other ingredients required for Southern States'
        operations.   The  recent acquisition  of  Michigan  Livestock Exchange
        is expected to lead to alliances up and down the food chain, from the producer to the retailer.


>>      Evaluate  Opportunities  to Enter  New  Markets  and  Achieve
        Operating Efficiencies and Maximize Buying Power: Southern States has and will continue to capitalize on acquisition opportunities that will enable it to enter new markets, increase its scale of operations and achieve operating efficiencies in order to better service the economic interests of its farmer-members. For example, in 1986 through acquisition, Southern States entered the North Carolina market which, according to United States Department of Agriculture statistics, currently ranks fourth in farm income in the United States. In 1998, through its acquisition of Michigan Livestock Exchange, Southern States became the largest cooperative marketer of livestock in the United States and now is able to offer Michigan Livestock Exchange's marketing and other value-added services, such as genetics, specialized financing programs and feeding and animal health programs, to Southern States' existing customers. See "Acquisition of the Gold Kist Inputs Business" for a discussion of the benefits Southern States anticipates to be realized as a result of the acquisition of the Gold Kist Inputs Business.


>>      Adapt  its  Business  in  Selected  Locations  to  Accommodate
        Changing Demographics and the Increasing  Urbanization of its Customer
        Base: Many rural  areas  have  become   urban  or  suburban   markets,
        reflecting well-documented demographic changes. Southern States continues to adapt its business to better serve this changing consumer base. Products and

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

        services sold through the Farm and Home and Retail Farm Supply divisions cater to the needs of the urban and suburban consumer, and include lawn and garden supplies, pet supplies and homeowner services. Sales of these products and services to urban and suburban consumers can, in part, offset the cyclical nature of Southern States' agricultural operations.

Agricultural Inputs and Services

   Crops

    Through  its  Crops  division,   Southern  States  procures,
manufactures, processes and distributes fertilizer, seed, and crop protectants to its members and others through the Southern States distribution system. Southern States believes that it is the largest provider in its Mid-Atlantic territory for fertilizer, seed and crop protectants in large part as a result of its ability to custom-produce fertilizer, seed and crop protectant products and its extensive and diverse distribution system. Sales of the Crops division in fiscal 1998 were $151 million.

    Southern States distributes granular, blended and liquid fertilizer and fertilizer materials in bagged and bulk form. Southern States' annual fertilizer sales volume is approximately 1.2 million tons, with approximately 800,000 tons sold through company-owned retail facilities and the managed local cooperatives. The remainder is shipped directly to dealers, independent cooperatives and commercial accounts. See "Southern States--The Southern States Distribution System."

    Southern States has an annual production  capacity of approximately
500,000 tons of fertilizer at six strategically located production and distribution facilities. Southern States procures the balance of the fertilizer it sells from CF Industries, Inc., a cooperative owned by 11 regional cooperatives including Southern States, which produces and supplies fertilizer materials to its members. See "--Investments in Other Companies and Cooperatives" below. CF Industries is one of North America's largest commercial fertilizer manufacturers and distributors. CF Industries also supplies most of Southern States' nitrogen and phosphate and some potash requirements, providing approximately 50% of Southern States' total volume of fertilizer materials and products in fiscal 1998. Southern States purchased the remainder of its fertilizer materials from more than 40 other suppliers.

    Through its Crops division, Southern States produces and sells field and vegetable seeds, including small grains, soybeans, grasses, and legumes. Southern States also procures, manufactures and distributes crop protection products such as herbicides and pesticides through its Retail Farm Supply and Farm and Home divisions and to other cooperatives and dealers. Sales of crop protectants are enhanced by Southern States' ability to cross-sell seed products and offer superior application services through quality equipment and highly trained personnel.

    The Crops division has successfully applied licensed genetic technology to finished products, for example, by incorporating the Roundup(R) resistant gene into its soybean seed products so that Roundup(R) destroys weeds but not the grain. This ability, coupled with the division's access to Southern States' extensive and diverse distribution system, makes Southern States an attractive partner for bio-tech firms. For instance, Southern States is a member-owner of Farmers Forage Research, Incorporated, which is operated by Southern States and

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

two other regional cooperatives. Farmers Forage Research, Incorporated employs skilled plant breeders who use various facilities and regional test stations to develop improved varieties of corn, soybeans, alfalfa, clover, grass and sorghum-sudan.

   Feed

    Through its Feed division, Southern States procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. Southern States' feed products are manufactured in ten feed mills and are distributed at
wholesale and retail.  See  "Southern   States--The  Southern  States
Distribution   System." Approximately  65% of the feed  distributed  is
delivered in bulk form directly from the feed mill to the farm with the remainder sold in bag form. Fiscal 1998 production was approximately 900,000 tons, with resulting sales of $145.6 million. Southern States believes that it is the largest feed company in its Mid-Atlantic territory.

    Southern States' Feed division partners with others in the industry in order to have access to national brands and technological developments in the field without incurring substantial capital outlays and the associated risks. In November 1996, Southern States joined with six other cooperatives in a pet food joint venture in Ohio, known as Pro Pet. Southern States has recently completed a cooperative milling joint venture in Pennsylvania with Agway Inc., a large Syracuse, New York based supply cooperative. In addition, Southern States participates with 10 other cooperatives in Cooperative Research Farms, a network of five research farms, each devoted to a specified branch of animal husbandry. Cooperative Research Farms provides extensive feed research permitting its members to formulate improved feeds and feeding programs.

   Petroleum

    Through its Petroleum division, Southern States distributes all grades of gasoline, kerosene, fuel oil, diesel fuel and propane, and other
related petroleum   products.   Approximately   70%  of  petroleum  sales  are
made to non-members. Southern States' farm delivery services distinguish it from its competition in the petroleum business. The division experiences seasonal increases in sales and working capital requirements in the fall and winter months, as a result of its emphasis on oil and propane heating fuels.

    Approximately 65% of the Petroleum division's products are purchased on a contract basis, with the balance purchased on the spot market. Southern States owns two bulk terminals with aggregate storage capacity of approximately 155,000 barrels of product. Southern States manages the throughput of its products at 27 dedicated storage terminals.

    Southern  States  also owns and  operates 18 retail  petroleum
distribution locations  and  distributes   petroleum  products  through  four
managed local cooperatives. Current sales volume for the division approximates 315 million gallons annually. Petroleum sales for fiscal 1998 were $193.1 million.

   Retail Farm Supply

    Southern States distributes agricultural supplies through its Retail Farm Supply division, which operates approximately 200 company-owned and managed local cooperative retail farm supply locations in its Mid-Atlantic territory.

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

The retail store locations act as distribution centers, supplying members and others with agricultural production materials procured or manufactured through Southern States' crops, feed and petroleum divisions.

    Although retail stores may vary considerably from location to location, the typical store is a complete farm supply center offering for sale many agricultural products including feeds, animal health products, fertilizers, pesticides, seeds, petroleum, farm supplies and equipment. The typical store also offers farm delivery and crop protectant application services, customized fertilizer spreading, soil testing, insect scouting and agronomic and animal nutrition advice.

    The retail farm supply stores sell supplies and services to Southern States' members, other farmers and to a lesser extent to contractors and home owners. Southern States believes the quality "on the farm" services provided by the Retail Farm Supply division in conjunction with the products sold through them, in essence offering "one-stop-shopping," distinguish Southern States' retail farm supply operations from other options available to its customer base.

    The Retail Farm Supply division accounts for approximately 30% of Southern States' total product and service volume. Sales through these facilities in fiscal 1998 were $336.3 million.

   Farm and Home

    The Farm and Home division distributes farm and home products at wholesale and retail. Sales of the Farm and Home division for fiscal 1998 were $196.1 million.


    Wholesale. The division provides wholesale purchasing and distribution of farm and home products through centralized purchasing and three distribution centers. Approximately 40% of the Farm and Home division's sales volume is generated through its distribution centers, with the remaining 60% of its sales volume attributable to direct shipments from the vendor to customer. The largest customers of Farm and Home wholesale operations are Southern States' Retail Farm Supply stores, which accounted for approximately 53% of Farm and Home sales volume in fiscal 1998, and the independent private dealers, which accounted for approximately 26% of its sale volume for the same period. Other customers include the Farm and Home retail stores discussed below and a number of diversified U. S. commercial and international accounts.


    Retail. The Farm and Home division also operates 26 metropolitan retail locations. These locations, mostly at leased facilities, offer a wide array of products and services, including lawn and garden supplies and tools, power equipment, pet food, bird seed. hunting and equestrian supplies and landscape consulting services. These urban retail stores also provide technical and sales services in the form of knowledgeable in-store assistance and home delivery, which help distinguish Southern States' Farm and Home retail operations from its competitors.

    Wetsel. Wetsel, Inc., an independently-operated, wholly-owned subsidiary of Southern States, also serves as a wholesale distributor of agronomic supplies to dealers and commercial accounts in several eastern and midwestern states. Sales to lawn and garden centers account for approximately 49% of Wetsel's sales, with the balance of its sales made to the turf industry (22%), greenhouse industry (15%) and farms (14%). Wetsel also operates one retail store in Harrisonburg, Virginia.

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

Marketing Services

   Grain Marketing

    Through its Grain Marketing division, Southern States purchases corn, soybean, wheat and barley from its members and markets these grain products, assuming all risks related to selling such grain. Grain is priced in the United States principally through bids based on organized commodity markets.

    The Grain Marketing division, centrally managed from Richmond, Virginia, consists of 13 grain elevators located primarily along the eastern seaboard and at a single location in central Kentucky. Combined storage capacity is approximately 9 million bushels. The division markets approximately 25 to 30 million bushels of grain annually, primarily corn, soybeans, and wheat and barley, selling approximately 15% of this volume to Southern States' Feed division. The balance is sold to other customers which include large commercial grain buyers. Grain Marketing sales for fiscal 1998 were $94.5 million.

   Livestock Marketing

    Effective April 1, 1998, Southern States acquired, through merger, Michigan Livestock Exchange, a 75-year old, Michigan livestock marketing cooperative with approximately 60,000 members in its four-state territory of Michigan, Indiana, Ohio and Kentucky. The addition of Michigan Livestock Exchange provides Southern States with an expanded membership base and cross-selling opportunities for its other farm products in a territory outside, but contiguous to Southern States' Mid-Atlantic territory. Moreover, as a supplier of agricultural inputs to farmers, Southern States intends to use its livestock marketing operations as a means to further integrate itself into the conception-to-consumption system which is emerging in the food industry. This coordinated system links inputs, producers, processors, distributors and the ultimate consumer to promote operational efficiency
and  product   consistency   and  to  enhance  farmer profitability.

    Through  Michigan  Livestock  Exchange,   which  has  become  the
Livestock Marketing division, Southern States operates 11 traditional livestock auction facilities and 28 swine buying stations (10 of which are also livestock auction facilities) and also offers a vertically coordinated approach intended to help farmers produce and market their products through the packers to the customers. It does so by providing inputs to the livestock producer in an efficient, low-cost manner and then by marketing the livestock products to meet the expectations of the ultimate consumers for uniform, high-quality products.

    In addition to providing livestock marketing services for members on a commission basis and through purchases as principal, the division provides price contracts, financial services for lending and investing in livestock and livestock facilities, animal health sales, related real estate services and livestock marketing strategies. During the 12 months ended June 30, 1998, Michigan Livestock Exchange marketed approximately 2.7 million hogs and 600,000 head of cattle.

Properties

    Southern  States'  principal  operating   facilities  are  its  feed
mills, fertilizer plants, petroleum storage and distribution facilities, its other farm supply storage and distribution facilities and its retail store facilities.

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

These facilities are described elsewhere in this prospectus in the sections describing Southern States' various operating divisions. See "--Agricultural Inputs and Services" and "--Marketing Services" above.

    Southern States' corporate headquarters building,  containing approximately 200,000 square feet of office space, is located on 11.8 acres in Richmond, Virginia. An unrelated third-party constructed the headquarters building on land owned by Southern States and leased to the owner of the building for a 70-year period expiring in 2048. Southern States leases approximately 170,000 square feet of the building. See Note 13 of the Notes to the Southern States Consolidated Financial Statements for additional information concerning Southern States' lease arrangement for its corporate headquarters and for other operating leases.


    For a description of the Gold Kist properties acquired by Southern States as part of its acquisition of the Gold Kist Inputs Business, see "Acquisition of the Gold Kist Inputs Business."


Information Systems

    The information systems used to support Southern States' business operations consist of a number of networked computer components running a mixture of internally developed and purchased software applications. Southern States' strategy has been to move away from large mainframe systems towards smaller, more flexible minicomputer and server based systems. This allows it to take advantage of new technology, and provides Southern States the flexibility to tailor computing needs to the application, and ultimately to the needs of the business units such technology supports. This strategy permits Southern States to upgrade or expand only where it is needed and avoid excess capacity where it is not needed, resulting in optimum costs for the processes that require support.


    Although Southern States still has a variety of older applications that are processed under a timesharing agreement on an IBM mainframe computer owned by an outside company, current plans are to convert these functions to client-server versions on company-owned Intel servers within the next year. Southern States now owns and utilizes in excess of 300 Intel servers in support of its Retail Store operations and over 30 such servers to support other applications used throughout Southern States. Other integrated computer systems support Southern States' distribution and manufacturing
functions,   its  feed,  fertilizer, petroleum,  grain  and  related functions, and  financial,  payroll  and human relations systems.


    Southern States believes that its information systems are sufficient to meet its current needs and future expansion plans. For information concerning Southern States' efforts to assure that its business is not adversely affected by the so-called "Year 2000" problem, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

Affiliated Financing Services


    Through  two  affiliated  entities,   Statesman  Financial  Corporation
and Statesman's  wholly-owned  subsidiary,  Michigan  Livestock Credit
Corporation, Southern  States  provides a variety of  financing  programs  to
its members and other   customers.    These   programs,    which   are intended
to   enhance "one-stop-shopping"  services,  support  Southern  States' ability to sell its
products, generate profits and provide an important source of liquidity through the purchase of significant amounts of receivables from Southern States. Through Southern States' direct investments in Statesman and Michigan Livestock Credit and its financing services agreements with each of them, Southern States is exposed to credit and interest rate risk resulting from the ongoing operations of Statesman and Michigan Livestock Credit.


   Statesman Financial Corporation


    Statesman Financial Corporation is owned 38.4% by Southern States and 36.1% by 62 of the managed local cooperatives. The remaining 25.5% is owned by Land O'Lakes, Inc., a regional farm supply cooperative headquartered in Minneapolis, Minnesota; MFA, Incorporated, a regional farm supply organization headquartered in Columbia, Missouri; and MFA Oil Company, a regional petroleum cooperative headquartered in Columbia, Missouri. Southern States accounts for its ownership in Statesman by the equity method.

    Statesman engages in a variety of financing programs with Southern States and its customers. These programs include accounts receivable
financing, consumer  retail  financing,   leasing  services,   asset  based
financing and agrifinancing. The consumer retail financing receivables, asset-based loans, and agrifinancing receivables are primarily obligations of customers of Southern States. See Note 5 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

    Statesman and Southern States have entered into a financing services and contributed capital agreement setting forth the terms under which Statesman purchases accounts receivable from Southern States and defining other financing programs that Statesman may provide to the customers of Southern States. Under the terms of the agreement, Southern States is obligated to maintain a computed minimum investment in Statesman's Class A noncumulative preferred stock, based on the average daily balances of receivables sold to Statesman. The amount of this Class A preferred stock held by Southern States was $19.4 million and $17.9 million for the nine months ended March 31, 1999 and 1998, respectively. Upon written notice, the agreement may be terminated by either party at any time.

    The parties have entered into this financing services and contributed capital agreement so that, by selling these receivables to Statesman, Southern States is able to obtain more favorable financing than if it held these obligations for its own account and financed those additional assets itself.


   Accounts Receivable Financing


    If deemed acceptable by Statesman, from time to time, Statesman purchases the following receivables from Southern States:

o     retail branch customer accounts receivable;

o     grain marketing customer accounts receivable;

o advances that Southern States makes to managed member cooperatives under the management agreement between Southern States and each managed member cooperative; and

o     wholesale customer accounts receivable.

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

    Under the terms of the financing services and contributed capital agreement, Southern States sells these receivables to Statesman on a discounted basis. These discounts provide Statesman with revenues sufficient to cover anticipated interest charges and average historical charge-offs. These discounts are calculated based on historical credit losses, current delinquency status and the anticipated cost of carrying the purchased accounts receivable. The credit losses component of the discount rate has a minimum percentage provision that may be modified from time to time as agreed by Statesman and Southern States. For the nine month period ended March 31, 1999, these discounts ranged from .621% to 1.035% of the receivables purchased.

    Receivables purchased by Statesman totaled approximately $996.7 million and $991.5 million for the years ended June 30, 1998 and 1997, respectively. Statesman paid volume incentive fees to Southern States related to this program of approximately $605,000 and $488,000 for the years ended June 30, 1998 and 1997, respectively.


   Consumer Retail Financing


    Through its consumer retail financing arm, Statesman provides a private label credit card program for retail customers who may present their credit cards at retail branch locations of Southern States, managed member cooperative locations, and participating independent market locations. Statesman assesses a merchant discount ranging from 1.25% to 1.75% of the transaction amount. Customers may elect to revolve their balances and pay finance charges at an APR no greater than 18% based on the average daily balance. Statesman assesses late payment fees of up to $14.50 each month against customers who fail to make payments within the terms of the program. All merchant discounts, finance charges and late payment fees constitute income to Statesman.

    Statesman also offers an installment sales financing program for retail customers who wish to finance single purchase transactions over a period ranging from three to sixty months. These transactions are documented on installment sales contracts that are offered to Statesman for purchase. Finance charges do not exceed 24% APR. This is a seldom used program. The volume outstanding under this program at any one time rarely exceeds $250,000.

    Statesman's consumer retail finance charge income was approximately $1.4 million and $1.5 million for the years ended June 30, 1998 and 1997, respectively. In addition, Statesman's merchant discount and late payment fee income totaled approximately $224,000 and $219,000 for the years ended June 30, 1998 and 1997, respectively. Approximately 50% of this merchant discount and late payment fee income came from Southern States. Statesman paid no volume incentive fees to Southern States related to this program for the years ended June 30, 1998 and 1997.


   Leasing Services


    Statesman, as lessor, has entered into operating leases with Southern States and its patrons for computer equipment, liquid propane tanks, credit bureau terminals and agricultural equipment. The net book value of the equipment was approximately $7.0 million and $8.0 million as of June 30, 1998 and 1997, respectively. This program generated revenues for Statesman of approximately

$2.5 million and $2.7 million for the years ended June 30, 1998 and 1997, respectively. Southern States' payments to Statesman for leasing services amounts to approximately 70% of Statesman's total leasing revenue. Statesman paid volume incentive fees to Southern States related to this program of approximately $295,000 and $392,000 for the years ended June 30, 1998 and 1997, respectively.


   Asset Based Financing


    Statesman offers working capital financing to credit-approved private dealers of Southern States' products and independent cooperatives through a revolving line of credit program collateralized by the debtor's accounts receivable and inventories. Interest is charged on a floating interest rate basis and these contract maturities are periodically reviewed for renewal. This program generated revenues of approximately $1.0 million and $1.1 million for the years ended June 30, 1998 and 1997, respectively.


   Agrifinancing

    Statesman offers nonrecourse extended crop, livestock and feed financing for one to five year periods to selected customers of Southern States. The notes are collateralized by the debtor's real estate, livestock or other tangible holdings. This program generated revenues of approximately $123,000 and $199,000 for the years ended June 30, 1998 and 1997, respectively.

   Michigan Livestock Credit Corporation

    Effective April 1, 1998, Michigan Livestock Credit, all of whose shares of common stock were owned by Michigan Livestock Exchange, was merged into a wholly-owned subsidiary of Statesman coincident with the merger of Michigan Livestock Exchange with Southern States. Upon the effective date of the merger, the name of the Statesman subsidiary was changed to Michigan Livestock Credit Corporation.

    Michigan Livestock Credit was organized in 1989 for the purpose of assuming various lending operations previously conducted by Michigan Livestock Exchange. The primary lines of business are building loans, a livestock feeding program and operating loans. Its loans are substantially collateralized by livestock, buildings or other property. As of June 30, 1998, the building loan portion of the portfolio was approximately $46 million, or 66% of Michigan Livestock Credit's total portfolio. The Livestock
Feeding Program is a bailment program in which  the   livestock   are  owned by
Michigan   Livestock   Credit  and  the farmer/producers  house  and feed the
animals in their facilities. Livestock Feeding Program loans aggregated $14.1 million at June 30, 1998. Operating loans are loans made directly to farmer producers to support day to day operating needs. At June 30, 1998, these loans totaled $10 million.


    Southern States has a financing  support  agreement with Michigan
Livestock Credit  similar to the agreement it has with  Statesman.  Under the
terms of the agreement,   Southern  States  is  obligated  to  maintain  a
computed minimum investment in Michigan Livestock Credit preferred stock, based on the average balance of receivables outstanding at Michigan Livestock Credit. Under the agreement, Southern States' required minimum investment in Michigan Livestock Credit at June 30, 1998 was $8.6 million. Southern States' investment in Michigan Livestock Credit at that date was
$10.2  million  in order to assure Michigan  Livestock  Credit's   compliance
with  covenants  in  its  bank  loan agreement.


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

Investments in Other Companies and Cooperatives

    Apart from its interest in its affiliated financing companies, Southern States has substantial investments, totaling approximately $75.5 million as of December 31, 1998, in other companies and cooperatives. Its largest investments are in other cooperatives from which it purchases supplies or services and from which Southern States in turn receives patronage dividends. The patronage dividends received from these investments can vary greatly from year to year depending on the performance of the underlying cooperative.


    Southern  States'  largest  single  investment  is  in  CF  Industries.
See "--Agricultural Inputs and Services--Crops" above. At June 30, 1998, Southern States' investment in CF Industries was $43.5 million, represented by ownership of preferred stock issued to Southern States and other members in accordance with a base capital plan that is based upon each member's purchases from CF Industries over a rolling 5-year period. Under the plan, annual adjustments are made to each member's required preferred stock ownership. Southern States' preferred stock ownership represented approximately 5.6% of the outstanding preferred stock of CF Industries at June 30, 1998. The patronage refund paid to Southern States by CF Industries was $5.5 million, $13.1 million and $12.7 million for each of the fiscal years ended June 30, 1998, 1997 and 1996, respectively.

    Southern   States'  second  largest   investment  in  other   companies
and cooperatives, apart from its affiliated financing companies, is in Southern States Insurance Exchange. The Insurance Exchange is a Virginia-domiciled insurance reciprocal licensed to write lines of insurance in Southern States' Mid-Atlantic territory and Pennsylvania. The Insurance
Exchange  provides a wide-range   of   property   and   casualty   coverages
for  its   subscribers (policyholders).  Subscribers of the Insurance Exchange include Southern States, the managed local cooperatives, private dealers and other parties. At the discretion of the Advisory Board, the Insurance Exchange pays cash dividends from its operating income to its subscribers and allocates its remaining net income to individual subscriber accounts in accordance with the subscriber agreement. In addition, the Insurance Exchange returns prior years' subscriber savings when, in the judgment of its board of directors, circumstances make it prudent to do so. At June 30, 1998, Southern States' investment in the Exchange was $11.3 million, representing the accumulated unreturned savings in Southern States' subscriber account. Southern States received cash dividends and a return of prior years subscriber savings of $3.4 million, $2.9 million and $3.5 million for each of the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The Insurance Exchange is operated by its attorney-in-fact and manager, Southern States Underwriters, Inc., an indirect subsidiary of Southern States. The Insurance Exchange carries an A.M. Best's highest rating of A+ Superior.

    As of June 30, 1998, Southern States reported total investments in other companies and cooperatives including CF Industries and the Insurance Exchange, of $75.6 million. Southern States' investments are stated at cash invested plus unpaid qualified written notices of allocation. See Note 6 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.


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
Other Factors Affecting the Business of Southern States

   Seasonality

    The business of Southern States is highly seasonal. The first and second fiscal quarters historically have lower sales revenue and unit volume than the third and fourth quarters. The majority of sales and greatest demand for working capital for Southern States' agricultural operations occur in late winter and spring, which represents the prime planting season for Southern States' customer base.

    For the Retail Farm Supply and Farm and Home divisions, with an emphasis on farm-related and yard and garden products, the majority of sales and the greatest demand for working capital also occur in late winter and spring. A majority of Southern States' sales in its Crops division occurs in the spring.

    Offsetting such seasonal effects to some degree, sales related to Southern States' grain and feed operations tend to be highest during fall and winter. In addition, Southern States places a product emphasis on oil and propane heating fuels in the late fall and early winter months. The grain, feed and petroleum operations create seasonal increases in sales and working capital requirements during the fall and winter months.

   Competition

    Southern States is one of the principal suppliers of agricultural inputs east of the Mississippi River. It is also the largest livestock marketing cooperative in the United States in terms of the number of head of livestock sold for member producers.

    Competition in feed, fertilizer, seed, grain, livestock, petroleum and farm supplies exists with large national and regional manufacturers and suppliers as well as small independent businesses operating in Southern States' territory. However, major competitors vary from area to area. No single competitor competes throughout Southern States' entire territory. Southern States believes it has a competitive advantage because through its extensive and diverse distribution system it offers a full line of basic farm supplies and services at locations convenient to patrons rather than limiting its sales to a single line such as feed, seed or fertilizer. Member ownership, name recognition, reputation for quality service and value, competent personnel and a long tradition of leadership are believed to enhance Southern States' competitive position.

   Employee Relations

    Southern States employs approximately 5,600 persons, including approximately 1,100 who were formerly employed by Gold Kist and who became
employees  of Southern  States  in  October,   1998,  in  connection  with
Southern   States' acquisition of the Gold Kist Inputs  Business. Additionally,
the managed local cooperatives  employ   approximately  900  persons.
Approximately 80 company employees at two locations are members of labor unions. There have been no work stoppages in the past 14 years. Southern States considers its relationship with employees to be good.


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

   Matters Involving the Environment


    Southern  States is subject to  stringent  and changing  federal,  state
and local  environmental  laws  and  regulations,   including  those  governing
the labeling, use, storage, discharge, disposal and cleanup of hazardous materials as well as those governing the use, labeling and disposal of crop protectants, fertilizers and seed products. Southern States believes that its operations are in substantial compliance with all applicable environmental laws and regulations as currently interpreted and that it has obtained or applied for the necessary permits to conduct its business. Because Southern States uses regulated substances and generates hazardous materials in its business, from time to time it is involved in administrative or judicial
proceedings and inquiries relating to  environmental   matters.   Changes  in
environmental   requirements  or  an unanticipated  significant  adverse
environmental event could have a material adverse effect on Southern States' business, financial condition or results of operations.

    As of April 30, 1999, Southern States had three sites at which environmental investigation and remediation is ongoing and costs may be significant. At one site, Southern States is investigating and remediating soil and groundwater petroleum contamination under an order issued by the Kentucky Department for Environmental Protection. Although the remediation plan has not been finalized, Southern States believes that future investigation and remediation costs will be between $3.1 million and $4.6 million. At a second site, Southern States continues to monitor nitrate contamination of the soil and groundwater under a consent agreement under the Virginia Voluntary Remediation Program. Southern States has completed a soil remediation program related to the immediate site and is in discussions with the Virginia Department of Environmental Quality regarding the appropriate scope of investigation of possible groundwater contamination relating to the site. Based on the information presently known, Southern States believes that future monitoring and remediation costs will be in the range of $100,000 to $300,000. At the third site, Southern States expects that it will incur expenses of approximately $30,000 per year for an as yet undetermined period on future operations and maintenance costs associated with a groundwater remediation system implemented to address nitrate contamination. The costs for the third site are subject to reimbursement by the prior owner of the site pursuant to an indemnification agreement.

    During fiscal 1996, 1997 and 1998, Southern States incurred expenditures of approximately $309,801, $477,447 and $872,306, respectively, for environmental investigation and remediation at all owned or leased properties. As of March 31, 1999, Southern States had reserved approximately $3.6 million for future investigation and remediation costs associated with all currently or formerly owned or leased properties, including the three sites identified in the preceding paragraph. Based on current information and regulatory requirements, Southern States believes that the accruals established for environmental expenditures are adequate.

    In addition, as a result of off-site disposal activities, Southern States has been identified as a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 at two sites that are listed on the Superfund National Priorities List. CERCLA imposes joint and several liability on specified parties for the costs of investigation and remediation of contaminated properties, regardless of fault or the legality of the original disposal. Southern States has executed de minimis settlement agreements for both of these sites. The de minimis agreements provide Southern States with statutorily authorized protection from private actions by

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


third parties seeking to recover site clean-up costs, and further provide that the EPA will not institute proceedings against Southern States relating to the clean-up of the sites. The agreement can be set aside by the EPA
only if Southern  States  failed  to  disclose   material  facts  with  respect
to its involvement in the sites or if aggregate site clean-up costs exceed a dollar threshold specified in the agreements, which is ordinarily set at a multiple of anticipated clean-up costs.

    Under our agreement to purchase the Gold Kist Input Business, we acquired
20 properties   specifically   identified   as   having   potential
environmental liabilities.   Gold  Kist  has  agreed  to  assume responsibility
for these liabilities, and has agreed, during the 10 years following the acquisition, to indemnify Southern States for any loss, above a $15,000 "deductible" on each such property, it might suffer on account of such environmental obligations up to a maximum limit of $35 million in the aggregate. Southern States does not consider its risk of incurring material environmental costs with respect to these properties to be significant in light of its indemnification agreement with Gold Kist.

    Southern States has expended, and expects in the future to expend, funds for compliance with environmental laws and regulations. These expenditures may impact Southern States' future net income. Southern States does not anticipate, however, that its competitive position will be adversely affected by these expenditures or by new environmental laws and regulations. Environmental expenditures are capitalized when the
expenditures  provide future  economic benefits.   During  fiscal  1998,
Southern States had environmental capital expenditures of approximately $1.02 million. Southern States estimates that its environmental capital expenditures for fiscal 1999 will be in the range of $1.0 million to $2.0 million and that excluding capital expenditures associated with properties acquired as a part of the Gold Kist Inputs Business, reasonably foreseeable future levels of capital expenditures for environmental compliance will be comparable. However, there can be no assurance that expenditures will not be higher because of continually changing environmental compliance standards and technology.


    Government Regulation


    Southern States' business is impacted by numerous federal, state and local laws that have been enacted to promote fair trade practices, safety, health and welfare. Southern States believes that its operating procedures conform to the intent of these laws and that it currently is in substantial compliance with all such laws, the violation of which could have a material adverse effect on it.

    In addition to the environmental laws discussed in the preceding section, policies may be implemented from time to time by the United States Department of Agriculture, the Department of Energy or other governmental agencies which may impact the demands of farmers for Southern States' products or which may impact the methods by which its operations are conducted. These policies may impact Southern States' farm supply and grain storage and marketing operations.

    In 1996, the Federal Agriculture Improvement and Reform Act ("FAIR") was signed into law. The FAIR legislation, which is sometimes referred to as the 1996 "Freedom to Farm" law, represented the most significant change in government farm programs in more than 60 years. Under FAIR, the former system of variable price-linked subsidy payments to farmers was replaced by a program of


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

fixed  payments  which  decline over a  seven-year  period.  In  addition,
FAIR eliminated federal planting restrictions and acreage controls. Southern States believes that FAIR was intended to accelerate the trend toward greater market orientation and reduced government influence on the agricultural sector. Whether this legislation favorably impacts the agriculture sector or Southern States' business depends in large part on whether U.S.
agriculture  becomes  more competitive  in world markets as the  agriculture
industry moves toward greater market   orientation,   the  extent  to  which
governmental   actions   expand international trade agreements and whether
market access  opportunities for U.S. agriculture are increased.


    In October 1998, Congress passed legislation that temporarily increased the subsidy payments that were being phased out by the 1996 FAIR legislation. The 1998 legislation was enacted in response to a variety of world-wide economic conditions adversely affecting agriculture, including substantial decreases in the prices of various farm commodities from levels prevailing at the time the FAIR legislation was enacted. Southern States is not able to predict how this most recent legislation might affect its business.

   Commodity Price Hedging Activities



    Southern States uses commodities futures contracts to minimize the risks associated with the fluctuation in market prices of grains and petroleum products. These futures contracts are commitments to either purchase or sell designated amounts and varieties of grain and petroleum products at a future date, and may be settled in cash or through delivery. Southern States maintains hedged positions on its petroleum products on a periodic basis. With respect to grain, however, Southern States' strategy is to maintain fully hedged positions to the greatest extent possible. Southern States' hedging activities are for the sole purpose of eliminating the risk of market price fluctuations. No futures contracts are purchased or sold for purely speculative purposes. For additional information on commodity price hedging, see Note 15 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

    Southern States maintains hedged positions on its petroleum products inventory to protect against price declines from the time it purchases product to the time the product is sold. Due to historical market behavior, which results in high market prices eventually returning to more normalized levels, Southern States perceives its risk from a decrease in market prices as being greater as the level of market price increases. For that reason, Southern States seeks to hedge a larger proportion of product "imbalance" when prices are high. A product imbalance occurs when Southern States has entered into an agreement to sell more product (inventory) than it has purchased (i.e., a short position) or when Southern States has purchased more product (inventory) than it has agreements to sell (i.e., a long position). For example, at a price level below $.50/gal., Southern States typically hedges only 10%-20% of the product imbalance; at a price level of $.75/gal., Southern States ordinarily hedges approximately 80% of the imbalance. The hedge is usually a contract to sell either #2 heating oil or gasoline. The term of the contract is usually 30 to 60 days. Average inventory held by Southern States ranges from approximately 10 to 12 million gallons. Company policy limits the maximum number of gallons that can be hedged at any one time to 12.6 million gallons or 300 contracts.

    Southern States also seeks to minimize price risks inherent in its grain marketing operations by engaging in hedging activities in which Southern States enters into obligations to both purchase grain for a set price on a specific date and to sell grain at a set price on a specific date to protect the value of


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

open purchase contracts, open sales contracts and grain inventory from adverse price changes in the corn, wheat and soybean markets. During harvest periods when deliveries are at their heaviest volume, Southern States will "pre-hedge" the day's projected receipts to avoid large unhedged overnight positions. A pre-hedge contract is a futures contract to sell product anticipated to be received after the close of the futures market on a given day but prior to the opening of the market for the next day. Receipts are anticipated based upon discussions with local growers about their anticipated delivery date and time and also based upon specific crop harvest knowledge in a given region. Any imbalance resulting from the receipt of more or less grain than anticipated is hedged the day immediately following receipt through the use of additional futures contracts or through balancing against other receipts or sales. Company policy limits the aggregate unhedged position in wheat, corn and soybeans to a maximum of 100,000 bushels. Commodity futures are traded only on regulated exchanges such as the Chicago Board of Trade.

    Southern States also is a purchaser of agricultural commodities used for the manufacture of feeds. Southern States uses commodity futures for hedging purposes to reduce the effect of changing commodity prices on a portion of its commodity inventories and related purchase and sale contracts. Southern States typically enters into contracts to sell 30% to 35% of its feed inventory at a future date for a set price. Feed ingredients futures contracts, primarily corn and soybean meal, are recognized when closed and are accounted for at market. Gains and losses on the transactions are recorded as a component of product cost. At June 30, 1998, the fair value of Southern States' outstanding commodity futures positions for feed ingredients was not material.


   Legal Proceedings

    Southern States is involved in various legal proceedings that arise in the normal course of its business. Based upon its evaluation of the information currently available, Southern States believes that the ultimate resolution of such proceedings will not have a material adverse effect on its financial position, liquidity or results of operations.


    Southern States maintains general liability and property insurance and an umbrella and excess liability policy in amounts it considers adequate and customary for business of its kind. However, Southern States expects that from time to time it will experience legal claims in excess of its insurance coverage or claims that ultimately will not be covered by insurance. Several insurance coverages carried by Southern States are underwritten by Southern States Insurance Exchange. See "--Investments in Other Companies and Cooperatives" above.



                 ACQUISITION OF THE GOLD KIST INPUTS BUSINESS


    Under an asset  purchase  agreement  dated July 23,  1998,  Southern
States agreed to purchase from Gold Kist Inc., a major southeastern marketing and supply cooperative, the Gold Kist Inputs Business. Through this portion of its business, Gold Kist purchased, manufactured and processed a wide range of farm supply items for distribution and sale in the eight-state territory of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina and Texas. For its fiscal year ended June 27, 1998, the Gold Kist Inputs Business generated $481 million of sales. The transaction was completed on October 13, 1998.

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

    Under the asset purchase agreement, Southern States purchased substantially all the assets, and assumed agreed upon liabilities, of the Agri-Services division, the Fertilizer and Crop Protectant division, and the Pet Food and Animal Health division, except for the Pork Operations, of Gold Kist. The acquired assets included:

o           four fertilizer plants, one of which is leased;

o four crop protectant distribution centers, one of which is leased;

o           23 grain elevators, five of which are leased;

o           15 peanut buying stations, six of which are leased;

o           five cotton gins, two of which are leased;

o           four feed mills;

o           one seed processing plant; and

o           approximately 100 retail farm supply stores and branch facilities.


    The acquisition also included a number of owned and leased distribution and storage facilities and substantially all inventory and accounts receivable and other agreed upon assets associated with the Gold Kist Inputs Business. Southern States also purchased a portfolio of crop time note receivables held by a Gold Kist subsidiary. The purchased assets did not involve the
existing Gold Kist poultry,  pork,  aquaculture,   seed  marketing,   cotton
marketing and other businesses. Southern States paid an estimated cash purchase price of $218.3 million at closing, and assumed agreed upon trade payables and other specified liabilities assumed by Southern States. The final purchase price is contingent upon a post-closing adjustment based upon an audit of purchased inventory and a post-closing valuation process for purchased receivables. See "--The Asset Purchase Agreement--Purchase Price Adjustment" below.


    Through the  acquisition of the Gold Kist Inputs  Business,  Southern
States acquired a business that is very similar to its own agricultural supply operations, enabling it to:

o expand its agricultural supply activities and services into a contiguous geographic territory;

o     increase its purchasing power with vendors;

o     distribute its products through expanded distribution channels;

o increase the opportunity to provide livestock marketing services in the area served; and

o achieve efficiencies and economies of scale, capitalizing on its operating expertise as it combines the Gold Kist Inputs Business with Southern States' operations.

    In an era of industry consolidation among both agricultural producers and suppliers, the acquisition of the Gold Kist Inputs Business significantly


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

enlarges Southern States' operations, increasing its assets by over $200 million and its membership base by approximately 29,000, and on a pro forma basis, its sales by more than 40%, thereby solidifying its position as a principal supplier of agricultural inputs east of the Mississippi River.


    Subsequent  to the  acquisition  of the  Inputs  Business,  and as  part of Southern States' business plan for improving the overall financial performance of the Inputs Business, Southern States has sold, closed or otherwise disposed of eleven locations in the Gold Kist territory. It has been in discussions with several parties with respect to a possible sale of its seven wholesale and retail locations in west Texas. Management of
Southern States has underway plans relating  to  the   consolidation,   sale,
closure or other disposition of approximately 20 to 25 other retail locations throughout the former Gold Kist territory in order to further
improve the financial  performance  of the Inputs Business.   In  most  cases,
Southern States will attempt to effect these dispositions in a manner that preserves sales revenues and customers while eliminating unnecessary costs.

    Southern States also is undertaking to expand its private dealer system into the Gold Kist territory. As of June 30, 1999, 76 new private dealer locations in the Gold Kist territory, including 14 independent cooperative locations, had completed Southern States' certification process and were purchasing product from Southern States. Fourteen others, including eight independent cooperatives, were in various stages of that process and are expected to be purchasing product by the end of August, 1999. Approximately 54 other private dealers throughout the Gold Kist territory have been identified as prospective private dealers for Southern States.


Gold Kist Inputs Business

    As a result of its acquisition of the Gold Kist Inputs Business, Southern States purchases, manufactures and processes fertilizers, crop protectants, seed, pet foods, feed, animal health products and other farm supply items for distribution and sale at both wholesale and retail throughout the Southeastern and South Central United States. These products are distributed through approximately 100 retail stores acquired by Southern States as part of the Gold Kist Inputs Business and at wholesale to national accounts and independent dealers.

    Fertilizers and Crop Protectants

    The Gold Kist Inputs Business distributes granular, blended and liquid fertilizers and fertilizer materials. Each type is purchased or produced in varying compositions depending upon the ultimate use of the product as a plant food. The Gold Kist Inputs Business includes four fertilizer plants and two bulk crop protectant storage facilities, as well as a number of other storage and distribution facilities and fertilizer distribution terminal facilities at various locations throughout its eight-state territory. Fertilizer materials are warehoused at these facilities for resale through Gold Kist Inputs Business retail stores and private dealers. In addition, granular fertilizers are purchased and distributed in bagged and bulk form from these facilities. For the fiscal year ended June 27, 1998, the Gold Kist Inputs Business purchased approximately 39% of its fertilizer materials and products at market prices from CF Industries. The remaining fertilizer materials and products were purchased from more than 50 other suppliers.

    The Gold Kist Inputs Business distributes agricultural and specialty crop protectants, including pesticides, growth regulators and surface-active agents


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

that it purchases from approximately 50 manufacturers. Competition for sales of crop protectants is primarily on the basis of price and service since most retailers have access to the same inventory of products produced by the major manufacturers. The Gold Kist Inputs Business also provides aerial application of fertilizer for forestry customers and ground application of fertilizer and crop protectants for turf customers.


    Southern States operates the fertilizer and crop protectant operations of the Gold Kist Inputs Business as part of its Crops division, thus adding forestry and turf customers to its customer base.


   Pet Food and Animal Products

    The Gold Kist Inputs Business includes four major feed mills (all owned) for its pet food and animal products operations with an aggregate annual capacity of approximately 470,000 tons. The mills produce feeds distributed at wholesale or at retail through its retail stores and independent dealers. All of the mills are batch process mills in which ingredients are weighed. This type of mill is capable of precision feed mixing. Feeds are distributed in bagged and bulk form.

    During the fiscal year ended June 27, 1998, the Gold Kist Inputs Business feed mills produced substantially all the feed it distributed at wholesale or retail. Its operations produce and market approximately 200 different feeds, including custom blended feeds and feeds containing various medications. Pro Balanced is a dairy feed sold through a special program which includes survey and analysis of feed ingredients needed for a particular herd.

    Feed ingredients are purchased in the marketplace from many sources, including major grain companies. Feed formulation is based on the cost of various alternative ingredients in a given week.

    Approximately 40% of the feed sold is delivered in bulk form directly from the feed mill to the farm; the remainder is sold in bag form. The Gold Kist Inputs Business operates a fleet of trucks, including feed tankers, for the delivery of feed.


    The Gold Kist Inputs Business also markets dog food under the Pay Day, Pro Balanced and Performance Plus trademarks through independent dealers, under the Gold Kist and Pro Balanced trademarks through its retail stores, and under the Gold Kist and Top Notch trademarks through grocery wholesalers and retail chain stores. Pro Balanced cat food is also marketed through independent dealers, Gold Kist Inputs Business retail stores and grocery wholesalers and retail chain stores. Pro Balanced, Pay Day, Gold Kist, Top Notch, and Performance Plus are registered trademarks of Gold Kist all of which, except
for the name Gold Kist, were  purchased  by  Southern   States  under  the
asset  purchase   agreement. Aquaculture   feed  products,   primarily  feed
for  commercial   fish  farming operations,  also form a significant  portion of the Gold Kist Inputs  Business' feed business.


    Southern   States  operates  these  acquired  pet  food  and  animal
supply operations through its Feed division.

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

   Retail Farm Supply Stores

    The Gold Kist  Inputs  Business  includes  approximately  100 retail
stores located  throughout  its  eight-state  territory,   but  concentrated in
South Carolina, Georgia and Alabama. Its typical retail store is a complete farm supply center offering for sale many types of feeds, animal health products, fertilizers, pesticides, seeds, farm supplies and equipment. It also offers services such as precision farming, customized fertilizer spreading, field mapping, soil testing, insect scouting, and agronomic and animal nutrition advice.

    Southern States operates these store locations as a part of its Retail Farm Supply division.

   Grain Services and Cotton Gin Facilities

    Gold Kist Inputs Business includes receiving and storage facilities, with an aggregate storage capacity of approximately seven million bushels, for handling unprocessed farm commodities such as soybeans, corn and other grains. Nearly all these storage facilities are licensed by the federal or state government and can issue negotiable warehouse receipts.

    The Gold Kist Inputs Business also includes five cotton ginning and storage facilities at various locations in its eight-state territory through which it provides ginning and storage services to members and non-members.

    Southern States operates the acquired grain services and cotton gin facilities as part of its Retail Farm Supply division.

The Asset Purchase Agreement


    Purchase Price Adjustment. Under the asset purchase agreement, the cash portion of the purchase price paid at closing (the "estimated purchase price") was based on the values for current assets as shown on the most recent available month-end financial statement for the Gold Kist Inputs Business prior to the closing, which was the August 31, 1998 statement (the "pre-closing valuation"). On this basis, the pre-closing valuation was $236.7 million. After deducting assumed liabilities and an agreed-upon "holdback" of $10 million, the estimated purchase price paid to Gold Kist at closing was $218.3 million. Under the asset purchase agreement, the final purchase price was to be calculated by Southern States within 75 days of the closing, based upon a physical count of inventory on hand at the closing and a post-closing valuation of accounts receivable, each made in accordance with agreed upon procedures, also as of the date of closing.

    On December 24, 1998, Southern States delivered to Gold Kist a post-closing statement of net asset value (the "post-closing valuation") prepared according to the terms of the asset purchase agreement. The final purchase price as determined by Southern States in accordance with the post-closing valuation was $202.8 million compared to an estimated purchase price of $218.3 million, after deducting the $10 million hold-back provided for in the asset purchase agreement. Taking into account agreed upon adjustments, Southern States' post-closing valuation would result in a repayment by Gold Kist to Southern States of $16.0 million, with interest from the date of closing. The difference between the estimated purchase price and Southern States' determination of the final purchase price was principally due to a material increase in the reserve for bad debts applicable to the accounts receivable purchased under the asset purchase agreement. This material increase resulted from Southern States' post-closing evaluation and analysis of the receivables. Gold Kist subsequently objected to Southern States' post-closing valuation, and asserted that Southern States owed Gold Kist an additional $6.0 million. Southern States and Gold Kist have been working together since February, 1999, to resolve their differences. If Gold Kist and Southern States do not agree upon the final purchase price, which will be adjusted to include the $10 million holdback to the estimated purchase price, the matter will be submitted to a mutually agreed upon nationally recognized independent certified public accounting firm who shall act as arbitrator. The decision of the arbitrator will be final and binding on the parties. Any difference between the estimated purchase price and the final purchase price will be paid by Southern States or Gold Kist, as the case may be, with interest, promptly upon the determination of the final purchase price.

    Representations and Warranties. The asset purchase agreement contains customary representations and warranties concerning the status of the Inputs Business and the assets purchased. Most representations and warranties survive the closing until June 30, 2001. Gold Kist has agreed to indemnify Southern States for losses arising out of environmental representations and warranties for a ten year period following the closing, up to an aggregate maximum of $35 million, and a threshold of $15,000 per individual claim. Gold Kist has agreed to indemnify Southern States for any loss other than environmental loss arising from breaches of the representations and warranties to the extent that such losses do not exceed $10 million. There is a $500,000 threshold for losses other than environmental losses before a claim may be asserted against Gold Kist.

    Non-Competition. Under the asset purchase agreement, Gold Kist agreed to a five-year non-competition agreement within the territory in which Gold Kist presently does business.


The Financing Commitment


    In connection with the closing of Southern States' purchase of the Gold Kist Inputs Business, Southern States and Gold Kist entered into a separate agreement under which Gold Kist agreed to purchase on or before April 5, 1999, up to $100 million of preferred stock or other specified equity-type securities from Southern States or an affiliated entity of Southern States if Southern States has not been able to sell an equal amount of similar securities by that date. The purchase agreement was subsequently amended to extend the date on which Gold Kist will purchase securities from Southern States to October 5, 1999. If the capital securities offered in this prospectus are sold in whole or in part, the purchase obligation of Gold Kist will be reduced by the amount of the securities sold by Southern States. As described in "Use of Proceeds," Southern States also is undertaking to place up to $50 million liquidation amount of its Series A Preferred Stock with institutional investors. To the extent Southern States sells all or a portion of the Series A Preferred Stock as contemplated, the purchase obligation of Gold Kist will be similarly reduced.

    The purchase commitment of Gold Kist is secured by an irrevocable direct pay letter of credit in favor of Southern States issued by Cooperative Centrale Raiffeisen-Borenleen Bank, B.A., "Rabobank Nederlands," New York Branch in the amount of $100 million. The Rabobank letter of credit expires by its terms on October 11, 1999.

                                  MANAGEMENT
Directors


    The board of directors of Southern States presently consists of 23 persons. Annually, members of Southern States elect on a staggered basis members of the board of directors to serve for three year-terms. Members are elected through an election district process, on a district representation basis. The districts are redrawn from time to time by the board of directors to provide for equitable representation of members in the territory served by Southern States. At the present time, 17 of the 23 members of the board of directors are member-elected, or member-designated. The other six current members of the board, designated by Virginia law as public directors, are appointed for three-year terms, on a staggered basis, by the director of agricultural extension for the Commonwealth of Virginia. Each of these appointed directors represents a different state in Southern States' traditional Mid-Atlantic territory. Public directors need not be members of Southern States.


    The Directors of Southern States are as follows:


                                                   Expiration
                                                   of           Years
                      Age as                       Present     Served
                      of March                     Term as      as
Name                  31, 1999   Position(s) Held  Director   Director Residence
----                  --------   ----------------  --------   -------- ---------
Earl L. Campbell         58      Chairman of the     2000         13     Danville,
                                 Board; Executive                        Kentucky
                                    Committee

John Henry Smith         48      Vice Chairman of    2000          7     Rosedale,
                                    the Board;                           Virginia
                                    Executive
                                   Committee,
                                    Chairman

Michael W. Beahm         47          Member &        1999          2     Roanoke,
                                  Institutional                          Virginia
                                    Relations
                                    Committee

Cecil D. Bell, Jr.*      58      Audit Committee,    2001          9    Georgetown,
                                     Chairman                            Kentucky

Floyd K. Blessing        71       Executive and      2001         14     Houston,
                                Budget Committees                        Delaware

Jere L. Cannon           57      Audit Committee     1999         23    Flemingsburg,
                                                                           Kentucky

William F. Covington*    73          Member &        2000         12      Mebane,
                                  Institutional                            North
                                    Relations                            Carolina
                                   Committee,
                                    Chairman;
                                    Executive
                                    Committee

George E. Fisher         66          Member &        1999         11    Gordonsville,
                                  Institutional                           Virginia
                                    Relations
                                    Committee

R. Bruce Johnson         47      Budget Committee    2000          4    West Point,
                                                                         Virginia

                                       76

James A. Kinsey*         49       Executive and      2000          7    Flemington,
                                 Audit Committees                         West
                                                                        Virginia

J. Wayne McAtee          54      Budget Committee    2000         16      Cadiz,
                                                                         Kentucky

Richard F. Price         68       Executive and      2001         30     Phoenix,
                                     Member &                            Maryland
                                  Institutional
                                    Relations
                                   Committees


William Pridgeon         47          Member &        2000          1     Montgomery,
                                  Institutional                           Michigan
                                    Relations
                                    Committee

Curry A. Roberts*        41      Audit Committee     2001          6    Charlottesville,
                                                                            Virginia

James A. Stonesifer*     55      Budget Committee    1999          2       Union
                                                                           Bridge,
                                                                          Maryland

William W. Vanderwende*  65     Budget Committee,    1999         17    Bridgeville,
                                     Chairman                             Delaware

Wilbur C. Ward           60      Audit Committee     2001          5     Clarkton,
                                                                           North
                                                                         Carolina

Charles A. Wilfong       41          Member &        2001          3      Dunmore,
                                  Institutional                             West
                                    Relations                             Virginia
                                    Committee

Fred K. Norris, Jr.      71          Member &        1999         **    Eutawville,
                                  Institutional                            South
                                    Relations                            Carolina
                                    Committee

Phil Ogletree, Jr.       66      Budget Committee    1999         **      Orchard
                                                                           Hill,
                                                                          Georgia

H. Michael Davis         48          Member &        2000         **     Valdosta,
                                  Institutional                           Georgia
                                    Relations
                                    Committee

Herbert A. Daniel, Jr.   47      Audit Committee     2001         **      Claxton,
                                                                          Georgia

James E. Brady, Jr.      63      Audit Committee     2001         **      Marion,
                                                                          Alabama



      * Messrs. Bell (Kentucky), Covington (North Carolina), Kinsey (West Virginia), Roberts (Virginia), Stonesifer (Maryland) and Vanderwende (Delaware) are designated public directors.


      ** Elected October 30, 1998, following the acquisition of the Gold Kist Inputs Business.

    In  connection  with the April,  1998,  acquisition  of  Michigan
Livestock Exchange, which expanded the operations of Southern States into the states of Michigan, Ohio and Indiana, the board of directors was expanded by one seat. William Pridgeon, formerly the chairman of the board of directors of Michigan Livestock Exchange, was designated by the membership of Michigan Livestock Exchange to represent the Michigan Livestock Exchange territory on the board of directors for a term expiring in 2000. In connection with the October, 1998, acquisition of the Gold Kist Inputs Business, which expanded Southern States' operations into the states of South Carolina, Georgia, Florida, Alabama, Mississippi, Louisiana, Arkansas and Texas, the board of directors was expanded by six additional seats. Under the terms of the agreement for the purchase of the Gold Kist Inputs Business, Southern States amended its bylaws to provide for the election by the board of directors of Gold Kist Inc., sitting as delegates to a special election district for the Gold Kist territory, of six additional directors for staggered terms from among the new members in the Gold Kist territory. Under the staggered terms, two directors will serve for one year, two for two years, and two for three years. Messrs. Norris, Ogletree, Davis, Daniel, and Brady, each of whom has previously served as and will continue to serve as a director of Gold Kist, have been elected as directors from the territory formerly served by the Gold Kist Inputs Business. A sixth individual, Mr. W. P. Smith, Jr., was elected to serve as a director for Southern States from the Gold Kist territory for a two year term, but died unexpectedly in November, 1998. The vacancy on the Board created by Mr. Smith's death has not been filled.

    During the past five years,  each of the directors has owned and/or managed substantial farming operations, producing a wide range of agricultural products. While the size and type of products produced on, and the number of personnel employed at, each of the director's farms varies, each director's
business activities   have  been   primarily   related  to   owner-managed
agribusiness enterprises.

    There are no family relationships among any of the directors and executive officers.


    Mr. Price is a member of the board of directors of CoBank, ACB, which has various lending relationships with Southern States. Mr. Kinsey is a member of the board of directors of Agfirst Bank, FCB, a farm credit bank that participates in CoBank's commitments under Southern States' revolving credit facility. Mr. Brady is a director of The Perry County Bank, Marion, Alabama; Mr. Price is also a director of Sparks State Bank, Sparks, Maryland; Mr. Bell is a director of Farmers Capital Bank Corporation, Frankfort, Kentucky; and Mr. Wilfong is a director of Farm Family Holdings, Inc., Glenmont, New York.


Compensation Committee Interlocks and Insider Participation


    Messrs. J. H. Smith (Chairman), Campbell, Blessing, Covington, Kinsey and Price serve as members of Southern States' executive committee which functions as Southern States' compensation committee. None of these directors, nor any of Southern States' executive officers, has any of the relationships to Southern States that is required to be disclosed by the regulations of the Securities and Exchange Commission.


Director Compensation


    The bylaws of Southern States provide that compensation and expense reimbursement policies for directors shall be established periodically by the board of directors. Currently, directors receive a per diem of $400, with the chairman receiving a per diem of $600, plus expenses incurred while traveling to and from and attending meetings of the board of directors or other official meetings or conferences.

    Directors Deferred Compensation Plan. The Southern States directors deferred compensation plan permits non-employee directors to defer all or part of their meeting fees, retainers or other remuneration received. The amount to be deferred and the period for deferral is specified by an election made prior to the beginning of each calendar year. Payments begin under the plan generally upon the director's death or the date specified by the director in his deferral election. The director's deferred account balance is credited with interest at a rate determined by the administrator for each deferral cycle. Distributions are made in quarterly installments over 10 years. All amounts accrued under the plan have been funded in a trust which is secure against all contingencies except insolvency of Southern States.


Executive Officers

The Executive Officers of Southern States are as follows:
                      Age as
                     of March
Name                 31, 1999         Positions and Offices Held
----                 --------         --------------------------

Wayne A. Boutwell      55    President and Chief Executive  Officer -- Mr.
                             Boutwell  began  his  career in 1970 with the
                             USDA  in   Washington,   D.C.  He  served  as
                             President and CEO of the National  Council of
                             Farmer  Cooperatives  from 1983  until  1996.
                             In  September  1996,  Mr.  Boutwell was named
                             President  and  Chief  Executive   Officer  -
                             Elect  of  Southern   States.   Mr.  Boutwell
                             serves on the board of CF  Industries,  Inc.,
                             the National Council of Farmer  Cooperatives,
                             Mississippi  State  University   Agribusiness
                             Institute,  and the  International  Food  and
                             Agribusiness  Management   Association.   Mr.
                             Boutwell received his B.S. and M.S. degrees in Agricultural Economics from Mississippi
                             State  University and his Ph.D. from Virginia
                             Tech.

K. Gene McClung        54    Group Vice President,  Marketing & Logistical
                             Services -- Mr. McClung  commenced his career
                             with  Southern  States in 1964. He has served
                             in  a   variety   of  local,   regional   and
                             headquarters  managerial  positions.  He  was
                             promoted  to his present  position  effective
                             April  1,   1998,   after   serving  as  Vice
                             President   of   Planning,    Logistics   and
                             Business   Development.   Mr.   McClung  also
                             served  Southern States for a number of years
                             as Director,  Credit and  Financial  Services
                             and  as  President  of  Statesman   Financial
                             Corporation.

George W. Winstead     56    Group  Vice  President,  Ag Inputs & Services
                             --  Mr.   Winstead   began  his  career  with
                             Southern  States in 1968.  He has been in his
                             present  position since July 1, 1993,  having
                             previously  served  in a  variety  of  local,
                             regional    and    headquarters    managerial
                             positions.  Mr.  Winstead  serves as chairman
                             of the board of Universal  Cooperatives  Inc.
                             and  Cooperative  Milling,  Inc. Mr. Winstead
                             received   his  B.S.   from   East   Carolina
                             University.

Jonathan A. Hawkins    59    Senior  Vice  President  and Chief  Financial
                             Officer  --  Mr.  Hawkins  was  named  to his
                             current   position   in   1990.   He   joined
                             Southern  States in 1980 and was  promoted to
                             Vice  President  and  Treasurer  in 1983.  He
                             currently  serves as Chairman of the Board of
                             the   Institute  of   Cooperative   Financial
                             Officers.  Mr.  Hawkins  received his B.A. in
                             Mathematics from the University of Richmond.

Gene R. Anderson       59    Senior Vice  President,  Corporate and Member
                             Services  --  Mr.  Anderson  joined  Southern
                             States on May 1, 1986, as Vice  President for
                             Human  Resources.  He  was  promoted  to  his
                             present position on October 15, 1998,  having
                             previously  served  in  several  headquarters
                             managerial    capacities.    Before   joining
                             Southern  States,  Mr. Anderson worked for 23
                             years for E.I.  Du Pont de  Nemours & Co. Mr.
                             Anderson has a B.A. in  Industrial  Relations
                             from the University of North Carolina.
C.A. Miller            60    Senior Vice President,  Corporate Information
                             and  Support  Services -- Mr.  Miller  joined
                             Southern  States as Director  of  Information
                             Systems  in 1979 and was  later  promoted  to
                             Vice  President.  Mr.  Miller was promoted to
                             his current  position  on October  15,  1998.
                             Prior to joining Southern States,  Mr. Miller
                             served as Vice President of Deposit  Guaranty
                             National  Bank in Jackson,  Mississippi,  and
                             then as Senior  Vice  President  of the First
                             National  Bank of  Birmingham,  Alabama.  Mr.
                             Miller has a B.A.  in Banking and Finance and
                             an M.B.A.  in Finance and Economics  from the
                             University of Mississippi.
N. Hopper              53    Vice    President,    General   Counsel   and
Ancarrow, Jr.                Secretary  -- Mr.  Ancarrow  joined  Southern
                             States'  legal  staff in 1971  and from  1972
                             until 1987 served as  Assistant  Secretary of
                             Southern  States.  In 1987, he was named Vice
                             President,  General  Counsel  and  Secretary.
                             Mr.   Ancarrow   earned  his  B.A.  from  the
                             University  of  North  Carolina  and his J.D.
                             from  the   College   of  William  &  Mary  -
                             Marshall Wythe School of Law.

Richard G. Sherman     52    Vice   President,   Human  Resources  --  Mr.
                             Sherman joined  Southern  States in June 1988
                             as  Director  of  Human   Resources   at  the
                             central office in Richmond,  Virginia. He was
                             promoted  to his  current  position in August
                             1989.  Before joining  Southern  States,  Mr.
                             Sherman  worked for Texas City  Refining Inc.
                             and Agway  Inc.  He has a B.A.  in  Economics
                             and Business from Rider  College,  an M.A. in
                             Human   Resources   from  the  University  of
                             Houston and holds a Senior Professional in Human Resources designation.


    The officers of Southern States serve for a term of one year and until their successors are elected by the board of directors. During the past five years the principal occupation of each of the above named executive officers, other than Mr. Boutwell, has been as an officer or employee of Southern States.


Executive Compensation


    The following table shows, for the fiscal years ended June 30, 1998, 1997 and 1996, all compensation paid or accrued by Southern States and its subsidiaries to its chief executive officer and each of the four other most highly compensated executive officers.

    You should read the following information with the data in the table below:

o "Salary" reflects salary before pretax contributions under the Southern States thrift plan and before pretax contributions under the Southern States flexible benefits plan.

o "Bonus" reflects share of earnings fund and executive bonus, if any, accrued for each of the fiscal years under the Southern States deferred compensation plan, including the incentive compensation awards in addition to the deferral rights. The various incentive compensation awards are described below. For Mr. Boutwell, $29,615 was paid, or electively deferred, from his incentive account for the fiscal year ended June 30, 1998 under the CEO incentive program under the Southern States deferred compensation plan. For the fiscal year ended June 30, 1998, $61,115 was subtracted from Mr. Boutwell's incentive account as a result of an incentive shortfall for the year. The balance in the incentive account is subject to reduction for future incentive shortfalls and to forfeiture. See "--Bonus Compensation--CEO Incentive Program" below.

o "Other Annual Compensation" reflects, in the case of Messrs. Ragsdale, Hawkins and Ancarrow, that portion of the interest earned under the Southern States deferred compensation plan above 120% of the applicable federal rate in those accounts not deemed invested in externally managed investments, as well as amounts attributable to Southern States' payment of certain taxes on their behalf. In the case of Mr. Winstead, the amount shown reflects the payment by Southern States of certain taxes on his behalf. Other than such amounts, for the fiscal years ended June 30, 1998, 1997 and 1996 no amount of "Other Annual Compensation" was paid to any of the executive officers listed in the table, except for perquisites and other personal benefits which for each named executive officer did not exceed the lesser of $50,000 or 10% of the amounts reported as salary and bonus for such individual.





                                          Annual Compensation
                                     -----------------------------------
                                 Year
Name and                        Ending                       Other Annual   All Other
Principal Position             June 30  Salary    Bonus    Compensation   Compensation
------------------             -------  ------    -----    ------------   ------------
Wayne A. Boutwell               1998   $381,429  $29,615          ---     $13,033(1)
 President and                  1997    278,250      ---          ---          ---
 Chief Executive                1996       ---       ---          ---          ---
 Officer (1)

M. Terry Ragsdale               1998   $300,799  $50,265       $3,790     $39,103(2)
 Chief Operating                1997    259,394   91,000        3,412      14,745(2)
 Officer (2)                    1996    245,367   83,400        6,078      14,955(2)

George W. Winstead              1998   $169,778  $15,826          ---      $7,471(3)
 Group Vice                     1997    160,116   46,495          ---       8,865(3)
 President,                     1996    150,616   43,138          695       9,468(3)
 Ag Inputs &
 Services

Jonathan A. Hawkins             1998   $154,591  $25,630       $1,924      $9,168(4)
 Senior Vice                    1997    139,784   43,430        1,733      10,834(4)
 President and                  1996    125,282   36,980        1,462      10,361(4)
 Chief Financial
 Officer

N. Hopper Ancarrow, Jr.         1998   $144,409  $22,731       $1,046      $5,853(5)
Vice President,                 1997    138,229   41,262          954       7,465(5)
General                         1996    132,366   39,499          775       7,631(5)
Counsel and
Secretary



    (1) Mr. Boutwell was employed by Southern States on September 30, 1996 as president and chief executive officer-elect. He became President and chief executive officer effective February 1, 1997. Mr. Boutwell received no income from Southern States during fiscal year 1996. Reflects $3,934 contributed or matched by Southern States or its subsidiaries for fiscal year 1998, under the Southern States thrift plan. The remaining amount shown was paid by Southern States for life insurance premiums under a split dollar life insurance agreement. Southern States will recover the cost of premium payments from the cash value of the policies.

    (2) Mr. Ragsdale retired from Southern States effective June 30, 1998. Subsequent to his retirement, Mr. Ragsdale has been engaged by Southern States to perform consulting services primarily devoted to the acquisition of the Gold Kist Inputs Business. For 1998, includes $26,185 paid as accrued but unused vacation pay upon his retirement. In addition, reflects $2,917, $4,744 and $4,953 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States thrift plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.

    (3) Reflects $2,465, $3,859 and $4,461 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States thrift plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.

    (4) Reflects $2,481, $4,147 and $3,673 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States thrift plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.

    (5) Reflects $2,134, $3,746 and $3,912 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States thrift plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.


Deferred Compensation


    The Southern States deferred compensation plan permits executive employees designated to defer all or part of their salary and all or part of their bonus compensation. The amount to be deferred and the period for deferral is specified by an election made before the beginning of each fiscal year. Payments begin under the plan generally upon the executive's death or disability or at cessation of employment. The executive's deferred account balance is credited with earnings and losses based on deemed investments selected by the executive from the same funds available for actual investment under the Southern States thrift plan. Distributions are made in quarterly installments over 10 years. All vested amounts accrued under the plan have been funded in a trust which is secure against all contingencies except insolvency of Southern States. Amounts deferred pursuant to the plan for the accounts of the named individuals during the fiscal years ended June 30, 1996, 1997 and 1998 are included under the salary and bonus columns in the cash compensation table.


Bonus Compensation


    Earnings Fund Program. All regular employees other than the chief executive officer, the chief financial officer and the two group vice presidents, who are designated as eligible by the board are entitled to a proportionate share of the earnings fund under the deferred compensation plan for each fiscal year. The earnings fund share provided to each employee is dependent upon the employee's position, the employee's fiscal year end salary and the performance of Southern States for the fiscal year. The earnings fund includes amounts by which Southern States exceeds a threshold level of performance. Distributions under this program are made annually after the close of the fiscal year.

    Executive Bonus. Each executive designated by the board is also eligible for an executive bonus, if any, in the amount determined by, and in the discretion of, the chief executive officer. Executive bonuses are awarded based on an assessment of the executive's performance during the preceding 12 months and are payable after the close of the fiscal year.

    CEO Incentive Program. The CEO incentive program is a long term incentive program under which the chief executive officer is granted an award of 1.5% of the amount by which savings before taxes exceeds 10% of the total stockholders' and patrons' equity determined at the end of the prior year. Each award is placed in an incentive account established on the books of Southern States with a beginning balance of $150,000. Shortfalls equal to 1.5% of the amount by which earnings fall short of 10% of such equity are subtracted from the incentive account. One-third of the balance in the incentive account is distributed as of the end of each fiscal year. No distribution, however, will be made for any fiscal year in which Southern States incurs a loss. Any positive balance in the incentive account is forfeited upon the chief executive officer's early termination of employment. The board retains the right to adjust earnings used for determining the award for any unusual gains or losses incurred during the fiscal year. However, the board may not reduce the balance in the incentive account or defer a scheduled payment for which no deferral election has been filed by the chief executive officer.

    CFO and Group Vice Presidents Incentive Program. For fiscal years beginning July 1, 1998, the Company's chief financial officer (Mr. Hawkins) and its two group vice presidents (Messrs. McClung and Winstead), will be granted incentive awards equal to.40% of the amount by which savings before taxes exceeds a 4% return on total assets as determined at the end of the preceding fiscal year. Each award is placed in an incentive account established on the books of Southern States. One-half of the balance in the incentive account is distributed at the end of each fiscal year. The accumulated balance in the executive's incentive account will be paid at the end of the fiscal year following the executive's termination of employment for any reason. The board retains the right to adjust earnings used for determining the award for unusual gains or losses incurred during the fiscal year. However, the board may not reduce the balance in the incentive account or defer a scheduled payment for which no deferral election is in place under the plan.


Retirement Benefits


    The following table shows the estimated annual benefits payable in the form of a single life annuity upon retirement under Southern States' retirement program, consisting of the retirement plan for employees of Southern States and the Southern States supplemental retirement plan, to persons in specified years of service and average earnings classifications, before offset of Social Security benefits, assuming retirement at 65 or at or after 62 with 30 years of creditable service:


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




            Estimated Annual Benefits For Years of Service Indicated
            ---------------------------------------------------------

  Highest 36        10           15           20            25       30 or more
 Month Average      ---          --           --            --       ----------
   Earnings
----------------

    $50,000       $10,000      $15,000       $20,000      $25,000      $30,000
    100,000        20,000       30,000        40,000       50,000       60,000
    150,000        30,000       45,000        60,000       75,000       90,000
    200,000        40,000       60,000        80,000      100,000      120,000
    250,000        50,000       75,000       100,000      125,000      150,000
    300,000        60,000       90,000       120,000      150,000      180,000
    350,000        70,000      105,000       140,000      175,000      210,000
    400,000        80,000      120,000       160,000      200,000      240,000
    500,000        90,000      135,000       180,000      220,000      270,000


    Compensation covered by the Plan includes compensation set forth in the columns entitled "Salary" and "Bonus" in the Summary Compensation Table reduced by the bonus amounts that are electively deferred by executives under the Southern States deferred compensation plan. The credited years of service as of December 31, 1997, under the retirement income plan for the five executive officers listed in the summary compensation table are as follows: Mr. Boutwell (1); Mr. Ragsdale (30); Mr. Winstead (29); Mr. Hawkins
(17); and Mr.  Ancarrow (26).

Security Ownership of  Beneficial Owners and Management


    Southern States' stockholder equity consists of its membership common stock and its preferred stock. Only the shares of membership common stock have voting rights.

    Under Southern States' articles of incorporation and under applicable Virginia law, each member of Southern States has only one vote in the business affairs of Southern States, regardless of the number of shares of common stock owned. See "Southern States--Cooperative Structure."

    At March 31, 1999, none of the directors of Southern States and the executive officers listed in the summary compensation table, either individually or as a group, beneficially owned in excess of one percent of any class of Southern States' equity. At March 31, 1999, no person or entity was known by Southern States to be the beneficial owner of more than five percent of Southern States' common shares.

Certain Relationships and Related Transactions

    Southern States' members, including its directors, are customers of Southern States and/or of its affiliated financing companies. They purchase products from Southern States in the normal course of operating their farm businesses and may sell certain agricultural products to Southern States at market price. The prices, terms and conditions of any purchase or sale transaction are on the same basis for all Southern States' members.


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


                      DESCRIPTION OF THE CAPITAL SECURITIES


    Under the terms of the trust agreement, which will be qualified as an indenture under the Trust Indenture Act, the trustees, will issue the capital securities and the common securities on behalf of Southern States Capital Trust. The property trustee will act as the debenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement, including those required to be made part of the trust agreement by the Trust Indenture Act. The following discussion is a summary of the material terms and provisions of the capital securities that Southern States Capital Trust will issue.

 General

    The trust agreement authorizes the administrative trustees to cause Southern States Capital Trust to issue the trust securities, consisting of the capital securities and the common securities, which represent undivided beneficial interests in Southern States Capital Trust. Southern States will own, directly or indirectly, all of the common securities. The capital securities will be limited to $75,000,000 aggregate liquidation amount outstanding. Southern States Capital Trust reserves the right to increase the aggregate liquidation amount outstanding by not more than $11,250,000. The capital securities will rank equal with, and payments on the capital securities will be made proportionately with payments made on the common securities issued by Southern States Capital Trust except as described under "--Subordination of Common Securities." The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the trust securities.

    The payment of distributions out of money held by Southern States Capital Trust, and payments upon redemption of the capital securities or liquidation of Southern States Capital Trust, are guaranteed by Southern States to the extent described in "The Guarantee." The guarantee, when taken together with the back-up obligations, consisting of obligations of Southern States contained in the trust agreement, the expense agreement, the indenture and any applicable supplemental indentures and the junior subordinated debentures issued to Southern States Capital Trust, provide a full, irrevocable and unconditional guarantee by Southern States of the amounts due on the capital securities. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.

    The guarantee will be a guarantee on a subordinated basis with respect to the capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the capital securities when Southern States Capital Trust does not have funds on hand available to make those payments. See "The Guarantee." The guarantee only covers payment of distributions when Southern States has made the corresponding payment of interest or principal on the junior subordinated debentures held by Southern States Capital Trust. In the absence of the payment of interest or principal, the remedy of any holder of capital securities is to direct the property trustee to enforce against Southern States the property trustee's rights as the holder of the junior subordinated debentures, except in the limited circumstances where the holder may take direct action against Southern States. See "--Voting Rights."


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

Distributions; Option to Extend Interest Payment Period

Rate


    Distributions on the capital securities will be fixed at a rate per annum of ___ % of the stated liquidation amount of $25 per capital security. Distributions in arrears for more than one quarter will to the extent permitted by applicable law accrue interest at the rate per annum of ___ % compounded quarterly. The term "distributions" as used in this prospectus includes any interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in a 90-day quarter.


Dates


    Distributions on the capital securities will be cumulative, will accrue from ________, 1999, and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing ________, 1999, when, as and if available for payment by the property trustee, except as otherwise described below. The initial cash distribution payable on _______, 1999, will equal $______ for each $25 capital security. Subsequent cash distributions will equal $______ for each $25 capital security.


Right to Defer


    Southern States has the right under the indenture to defer payments of interest on the junior subordinated debentures by extending the interest payment period from time to time on the junior subordinated debentures. If Southern States exercises this right, quarterly distributions on the capital securities automatically would be deferred. However, during any extension period, interest would continue to accrue on the junior subordinated debentures. Likewise, during an extension period, to the extent permitted by law, the deferred interest payment distributions on the capital securities would continue to accrue with interest. Southern States' right to extend the interest payment period for the junior subordinated debentures is limited to a period not exceeding 20 consecutive quarters or extending beyond the maturity date of the junior subordinated debentures.


    If Southern States exercises this right, then during any extension period Southern States may not:


o declare or pay dividends on, make distributions with respect to, redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or patron's equity,

o         redeem any patronage refund allocations, or

o make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by Southern States that rank equal with or junior to the junior subordinated debentures. 87

    These extension period restrictions, however, do not apply to:

o Southern States' repurchase, redemption or other acquisition of shares of its capital stock from a member, on the death or dissolution of such member or because such member has ceased to be eligible for membership in Southern States, if the board of directors approves such repurchase or redemption pursuant to a policy of assuring that Southern States operates as a cooperative in compliance with Subchapter T of the Internal Revenue Code,

o an exchange or conversion of capital stock or debt of Southern States (or capital stock of any affiliate of Southern States) for any other capital stock of Southern States,

o the declaration or payment of patronage refunds, provided that not more than 40% of aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations, or

o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

    Before the termination of any extension period, Southern States may further extend the interest payment period so long as the total extension period, together with all previous and further extensions, does not exceed 20 consecutive quarters. The extension period may not extend beyond the maturity date of the junior subordinated debentures.

    Upon the termination of an extension period and the payment of all amounts then due, Southern States may commence a new extension period under the same limitations described above. See "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." Southern States has no present intention of exercising its right to defer payments of interest by extending the interest payment date of the junior subordinated debentures.


Availability of Funds


    Distributions on the capital securities must be paid on the dates payable only to the extent that Southern States Capital Trust has funds available for the payment of these distributions. Southern States Capital Trust's funds available for distribution to the holders of the capital securities will be limited to payments received from Southern States for/on the junior subordinated debentures. See "Description of the Junior Subordinated Debentures" and "Risk Factors--If We Do Not Make Payments on the Junior Subordinated Debentures, the Trust Will Not Be Able to Pay Distributions and Other Payments on the Capital Securities, and the Guarantee Will Not Apply."

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

Record Holders


    Distributions on the capital securities will be payable to the holders of the capital securities as they appear on the books and records of Southern States Capital Trust on the relevant record dates. The record date for each distribution will be the fifteenth day, whether or not a business day as defined below, before the relevant payment date. If distributions on the capital securities are deferred, the deferred distributions and their accrued interest will be paid to holders of record of the capital securities as they appear on the books and records of Southern States Capital Trust on the record date for distributions due at the end of the deferral period. These distributions will be paid through the property trustee, who will hold amounts received in respect of the junior subordinated debentures for the benefit of the holders of the capital securities.

 Payment Date of Distributions

    If any date on which distributions on the capital securities are to be made is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if the next business day is in the next succeeding calendar year, the payment shall be made on the immediately preceding business day.

     A "business day" means a day other than:


o     a Saturday or Sunday,

o a day on which banks in New York City are authorized or required by law or executive order to remain closed, or


o a day on which either the property trustee's or the debenture trustee's corporate trust office is closed for business.


Subordination of Common Securities


      Payment of the distributions on, and the redemption price of, the capital securities and common securities, as applicable, shall be made proportionately based on the liquidation amount of the capital securities and common securities.

      Nevertheless, if on any payment date for distributions or for the redemption price, a debenture event of default shall have occurred and be continuing, then the Trust may not make payment of any distribution on, or applicable redemption price of, any of the common securities, or any other payment on account of the redemption, liquidation, or other acquisition of the common securities.

      A debenture event of default is defined under "--Events of Default; Notice" below.

      There is, however, an exception to this prohibition on payment for accumulated and unpaid distributions and for the redemption price on the common securities. The exception permits payments on the common securities if payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or before that date shall have been made or provided for. In that case, all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on the capital securities then due and payable.

    In the case of any event of default, as defined below, resulting from a debenture event of default, the holders of the common securities will be deemed to have waived any right to act with respect to any event of default under the trust agreement until the effects of all events of default with respect to the capital securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of the Junior Subordinated Debentures--Debenture Events of Default." Until all events of default under the trust agreement relating to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities. Until all events of default have been cured, waived or otherwise eliminated, only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.


Redemption


    Upon the repayment, in whole or in part, of the junior subordinated debentures, whether at maturity or upon redemption, the proceeds from the repayment or redemption shall simultaneously be applied to redeem capital securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed at the redemption price. Holders of capital securities must be given not less than 30 nor more than 60 days' notice of the redemption. See "--Tax Event Redemption." The junior subordinated debentures will mature on __________, 2029, and may be redeemed, in whole or in part, at any time on or after ________, 2004, or at any time, in whole but not in part, upon the occurrence of a tax event. See "Description of the Junior Subordinated Debentures--Optional Redemption."


Tax Event Redemption


    If, at any time, a tax event, as defined below, shall occur and be continuing, Southern States has the right, upon not less than 30 nor more than 60 days' notice, to redeem the junior subordinated debentures. A redemption in these circumstances must be for the entire issue of capital securities and must be made for cash within 90 days following the occurrence of such tax event. Following this redemption, the trust securities must be redeemed by Southern States Capital Trust at the redemption price.

    The term "tax event" means the receipt by Southern States Capital Trust of an opinion of counsel to Southern States experienced in such matters that there is a risk that:

o Southern States Capital Trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures,

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

o interest payable by Southern States on the junior subordinated debentures is not, or within 90 days of the delivery of the opinion, will not be, deductible by Southern States, in whole or in part, for United States federal income tax purposes, or

o Southern States Capital Trust is, or will be within 90 days of the delivery of the opinion, obligated for more than a de minimis amount of other taxes, duties or other governmental charges.

      The opinion may be based on any amendment to, change in or any announced proposed change in the laws or the regulations of the United States or any political subdivision or taxing authority of or in the United States.

      This opinion may also be based on any official administrative pronouncement or judicial decision interpreting or applying these laws or regulations.

      This opinion must be based on amendments or changes which are effective on or after the date of issuance of capital securities or which are pronounced, decided or announced on or after the date of issuance of the capital securities.


Redemption Procedures


    Capital securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the capital securities shall be made and the redemption price shall be payable on each redemption date only to the extent that Southern States Capital Trust has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities" above.

Deposit of Funds for Redeemed Securities

    If Southern States Capital Trust gives a notice of redemption of the capital securities, then in the case of capital securities held in book-entry form, the property trustee will deposit irrevocably with the Depository Trust Company funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. This deposit must be made by 12:00 noon, New York City time, on the redemption date, to the extent funds are available. With respect to capital securities not held in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders of the capital securities upon surrender of their certificates evidencing the capital securities. Nevertheless, distributions payable on or prior to the redemption date for any capital securities called for redemption shall be payable to the holders of the capital securities on the relevant record dates for the related distribution dates.

    If notice of redemption has been given and the funds deposited as required, then on the date of the deposit, the relevant capital securities will cease to be outstanding and all rights of the holders of the redeemed capital securities will cease, except for the right to receive the redemption price without interest. If any date fixed for redemption of capital securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day which is a business day, without any interest or other payment in respect of any such delay, except that, if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day.

Failure to Make Redemption Payments

    In the event that payment of the redemption price for capital securities called for redemption is improperly withheld or refused and not paid either by Southern States Capital Trust or by Southern States pursuant to the guarantee as described under "The Guarantee," distributions on the capital securities will continue to accumulate at the then applicable rate. In these circumstances, distributions will accumulate from the redemption date originally established by Southern States Capital Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Repurchases of Capital Securities

    Subject to the foregoing and applicable law including, without limitation, United States federal securities laws, Southern States or its affiliates may at any time, and from time to time, purchase outstanding capital securities by tender offer, in the open market or by private agreement.

Partial Redemptions of the Capital Securities

    If less than all of the capital securities and common securities are to be redeemed on a particular redemption date, then the aggregate liquidation amount of the capital securities and common securities to be redeemed shall be allocated proportionately to the capital securities and the common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed shall be selected on a proportional basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, or if the capital securities are then held in the form of a global capital security certificate, as defined below, in accordance with DTC's customary procedures. The property trustee shall promptly notify the securities registrar for the capital securities in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount of the capital securities to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

Notice of Redemption

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of capital securities to be redeemed at its address appearing on the securities register for the capital securities. Unless Southern States defaults in payment of the redemption price on the junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or any portion called for redemption. Unless payment of the redemption price in respect of the capital securities is withheld or refused and not paid either by Southern States Capital Trust or Southern States under the guarantee, distributions will cease to accumulate on the capital securities or any portions called for redemption.


Distribution of the Junior Subordinated Debentures

    The holders of all of the outstanding common securities have the right at any time to dissolve Southern States Capital Trust and, after satisfaction of liabilities to creditors of Southern States Capital Trust as provided by applicable law, cause the junior subordinated debentures to be distributed to the holders of the capital securities and common securities in liquidation of Southern States Capital Trust.

    Under current United States federal income tax law and interpretations and assuming, as expected, Southern States Capital Trust is treated as a grantor trust, a distribution of the junior subordinated debentures should not be a taxable event to holders of the capital securities. Should there be a change in applicable law, a change in the legal interpretation of applicable law, a tax event or other circumstances, however, the distribution of the junior subordinated debentures could be a taxable event to the holders of the capital securities. In addition, a dissolution of Southern States Capital Trust in which holders of the capital securities receive cash would be a taxable event to the holders. See "United States Federal Income Taxation--U.S. Holders--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of Southern States Capital Trust."

    If the junior subordinated debentures are distributed to the holders of the capital securities, Southern States will use its best efforts to cause the junior subordinated debentures to be listed on the NYSE or on the exchange, interdealer quotation system or other organization as the capital securities are then listed.

    After the date for any distribution of junior subordinated debentures upon dissolution of Southern States Capital Trust:

o         the  capital securities will no longer be deemed to be outstanding,

o DTC or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution, and

o any certificates representing capital securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the capital securities until the certificates are presented for transfer or reissuance.

    There can be no assurance as to the market prices for either the capital securities or the junior subordinated debentures that may be distributed in exchange for the capital securities if a dissolution and liquidation of Southern States Capital Trust were to occur. Accordingly, the capital securities that an investor may purchase, whether made in the offering made by this prospectus or in the secondary market, or the junior subordinated debentures that an investor may receive if a dissolution and liquidation of Southern States Capital Trust were to occur, may trade at a discount to the price that the investor paid to purchase the capital securities offered by this prospectus.


Liquidation Amount Upon Dissolution


      In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "liquidation"), the then holders of the capital securities will be entitled to receive on a proportional basis solely out of the assets of the Trust, a liquidation distribution.

      This liquidation distribution shall be in an amount equal to the aggregate of the stated liquidation amount of $25 per capital security, plus accrued and unpaid interest. The holders may receive this liquidation distribution only after satisfaction of liabilities to creditors of the Trust as provided by applicable law. There may be exceptions to this liquidation distribution, which may take the form of a distribution of this amount in junior subordinated debentures. See "--Distribution of the Junior Subordinated Debentures."

    If, upon any liquidation, the liquidation distribution can be paid only in part because Southern States Capital Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by Southern States Capital Trust on the capital securities shall be paid on a proportionate basis. The holders of the common securities will be entitled to receive distributions upon any such dissolution proportionately with the holders of the capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by Southern States to pay any amount in respect of the junior subordinated debentures when due, the capital securities will have a preference over the common securities with respect to such distributions.


Termination


    Under the trust agreement, Southern States Capital Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

o         the bankruptcy, dissolution or liquidation of Southern States,

o the distribution of a like amount of the junior subordinated debentures to the holders of the capital securities, if the holders of common securities have given written direction to the property trustee to dissolve Southern States Capital Trust; this direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of common securities,

o redemption of all of the capital securities as described under "--Redemption" above, and

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


o the entry of an order for the dissolution of Southern States Capital Trust by a court of competent jurisdiction.


Events of Default; Notice


    Any one of the following events constitutes an "event of default" under the trust agreement with respect to the capital securities:

o the occurrence of a debenture event of default (see "Description of the Junior Subordinated Debentures--Debenture Events of Default"); or

o default by Southern States Capital Trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

o default by Southern States Capital Trust in the payment of any redemption price of any capital security when it becomes due and payable; or

o default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the two preceding clauses above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustees and Southern States by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

o the bankruptcy or insolvency of the property trustee if a successor property trustee has not been appointed within 90 days of such bankruptcy or insolvency events.

    Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of capital securities, the administrative trustees and Southern States, unless the event of default has been cured or waived. Southern States, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate stating whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

    If a debenture event of default has occurred and is continuing as a result of any failure by Southern States to pay any amounts due and payable on the junior subordinated debentures, the capital securities will have a preference over the common securities with respect to payments of any amounts due and payable on the capital securities as described above. See "--Subordination of Common Securities" and "--Liquidation Amount Upon Dissolution" above, and "Description of the Junior Subordinated Debentures--Debenture Events of Default."

    The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.


Removal of Trustees; Appointment of Successors


    Unless a debenture event of default has occurred and is continuing, Southern States, as the holder of all the common securities, can replace or remove any trustee at any time. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced only by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Voting rights as to the administrative trustee are vested exclusively in the holder of all the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.


Merger or Consolidation of Trustees


    Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which either trustee may be consolidated, or any entity resulting from any merger, conversion or consolidation to which either trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of either trustee, will be the successor of the trustee under the trust agreement, provided the surviving entity is otherwise qualified and eligible.


Voting Rights


    Generally, holders of capital securities will have voting rights only in the limited circumstances described in this section or as otherwise provided under the Trust Indenture Act. These voting rights will relate only to modification of the capital securities and the trust agreement and the exercise of Southern States Capital Trust's rights as holder of the junior subordinated debentures and the guarantee. Also, except with respect to any changes that do not adversely affect the rights of holders of capital securities, in which case no consent of the holders will be required, the guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding capital securities.

Right to Give Directions to the Property Trustee

    The holders of a majority of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee, as holder of the junior subordinated debentures, to:

o direct the debenture trustee in the exercise of the remedies available under the indenture with respect to the junior subordinated debentures,

o waive any past default and its consequences that is waivable under the indenture,

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

o exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable, or

o consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where this consent would be required; however, if consent under the indenture would require the consent of each holder of junior subordinated debentures affected by this consent, the consent will not be given by the property trustee without the prior consent of each holder of the capital securities.

    The property trustee shall not take any of the actions described above unless the property trustee has obtained an opinion of counsel to the effect that, as a result of this action, Southern States Capital Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

    The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the junior subordinated debentures.

Procedures for Approvals by Holders of Capital Securities

    Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner stated in the trust agreement.

    No vote or consent of the holders of capital securities will be required to redeem and cancel capital securities in accordance with the trust agreement.

    Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by Southern States, the trustees or any affiliate of Southern States or any trustee, will, for purposes of this vote or consent, be treated as if they were not outstanding.


Modification of the Trust Agreement


    The trustees and Southern States may amend the trust agreement without the consent of holders of the capital securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the trust agreement or to ensure that Southern States Capital Trust:

o will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, or

o will not be required to register as an "investment company" under the Investment Company Act,

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

provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities.

 See "Description of the Capital Securities--Voting Rights", "--Modification of the Trust Agreement" and "--Removal of Trustees; Appointment of Successors."

    The trust agreement may be amended by the holders of a majority of the common securities and the trustees with:

o the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding capital securities; and

o         receipt by the trustees of an opinion of counsel.

    The opinion shall be to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not cause Southern States Capital Trust to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes or will not affect the trust's exemption from status as an "investment company" under the Investment Company Act.

    Without the consent of each holder of trust securities, the trust agreement may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the specified date.


Mergers, Consolidations or Amalgamations


    Southern States Capital Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below. Southern States Capital Trust may, at the request of the holders of the common securities and with the consent of the administrative trustees, but without the consent of the holders of the outstanding capital securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that,

o such successor entity either (a) expressly assumes all of the obligations of Southern States Capital Trust under the capital securities or (b) substitutes for the capital securities other securities having substantially the same terms as the capital securities, so long as these successor securities rank the same as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise,

o a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the junior subordinated debentures,

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o         the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect,

o the successor entity has a purpose substantially identical to that of Southern States Capital Trust,

o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Southern States Capital Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect and (b) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Southern States Capital Trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

o Southern States or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

    Notwithstanding these limitations, Southern States Capital Trust shall not, except with the consent of all holders of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger or replacement would cause Southern States Capital Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.


Book-Entry Issuance--The Depository Trust Company


    The Depository Trust Company will act as securities depository for the capital securities. The capital securities initially will be issued only as fully registered securities registered in the name of DTC's nominee, Cede & Co. One or more fully registered global capital securities certificates, representing the total aggregate number of capital securities, will be issued and delivered to DTC.

    The laws of some jurisdictions require that some types of purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the capital securities as represented by a global certificate.

    DTC has advised Southern States and Southern States Capital Trust that DTC is:

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



o         a limited-purpose trust company organized under the New York Banking
          Law,

o         a "banking organization" within the meaning of the New York Banking
          Law,

o         a member of the Federal Reserve System,

o a "clearing corporation" within the meaning of the New York Uniform Commercial Code and

o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.


Services Provided by DTC

    DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other types of organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

    Purchases of capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the capital securities on DTC's records. The ownership interest of each beneficial owner, that is, the actual purchaser of each capital security, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased capital securities. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the capital securities, except in the event that use of the book-entry system for the capital securities is discontinued.

    To facilitate subsequent transfers, all the capital securities deposited by participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of capital securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the capital securities. DTC's records reflect only the identity of the direct participants to whose accounts such capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

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Notices by and to DTC

    Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce on a proportionate basis the amount of the interest of each direct participant in such capital securities to be redeemed in accordance with its procedures.

Voting of Capital Securities Held by DTC

    Although voting with respect to the capital securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to Southern States Capital Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the capital securities are credited on the record date, identified in a listing attached to the omnibus proxy. Southern States and Southern States Capital Trust believe that the arrangements among DTC, direct and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Southern States Capital Trust.

Distribution Payments to and by DTC

    Distribution payments on the capital securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Payments will be the responsibility of the participant and not of DTC, Southern States Capital Trust or Southern States, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Southern States Capital Trust, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

    Except as provided in this prospectus, a beneficial owner in a global capital security certificate will not be entitled to receive physical delivery of capital securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the capital securities.

Discontinuance of Services by DTC

    DTC may discontinue providing its services as depository with respect to the capital securities at any time by giving reasonable notice to Southern States


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

Capital Trust. Under these circumstances, in the event that a successor securities depository is not obtained, capital securities certificates would be required to be printed and delivered. Additionally, the trustees, with the consent of Southern States, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository with respect to the capital securities. In that event, certificates for the capital securities would be printed and delivered.

Impact of Year 2000 on DTC

    Southern States has been informed by DTC that its management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." Southern States also has been informed by DTC that it has informed its participants and other members of the financial community that it has developed and is implementing a program so that its information systems, as they relate to the timely payments of distributions, including principal and income payments, to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. According to DTC, this program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC has informed Southern States that its plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, Southern States has been informed by DTC that its ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed us that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: impress upon them the importance of such services being Year 2000 compliant; and determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has informed us that it is in the process of developing those contingency plans it deems appropriate.

    According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Southern States and Southern States Capital Trust believe to be reliable, but neither Southern States nor Southern States Capital Trust takes responsibility for the accuracy of this information.


Information Concerning the Property Trustee


    The property trustee, before the occurrence of an event of default with respect to the capital securities, undertakes to perform only those duties that are specifically provided for in the trust agreement, in the terms of the capital securities or in the Trust Indenture Act. After an event of default, the property trustee shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to

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

these provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by the exercise. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the trust agreement, or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust securities are entitled under the trust agreement to vote, then the property trustee will take action it may deem advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. The property trustee also serves as guarantee trustee.

    First Union National Bank, the property trustee, or one or more of its affiliates, may serve from time to time as trustee under other trust agreements or indentures with Southern States or its affiliates relating to other issues of their securities. In addition, Southern States and its affiliates have and in the future may have other customary commercial banking relationships with First Union National Bank. See "Underwriting" for additional information concerning the relationship of the property trustee to the underwriters.


Registrar and Transfer Agent


    The property trustee will act as registrar and transfer agent for the capital securities.

    Registration of transfers of capital securities will be effected without charge by or on behalf of Southern States Capital Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Southern State Capital Trust will not be required to register or cause to be registered the transfer of the capital securities after the capital securities have been called for redemption.


Governing Law


    The trust agreement and the capital securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.


Miscellaneous

    The administrative trustees are authorized and directed to operate Southern States Capital Trust so that Southern States Capital Trust will not be required to register as an "investment company" under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Southern States is authorized and directed to conduct its affairs so that the junior subordinated debentures will be treated as indebtedness of Southern States for United States federal income tax purposes. In this connection, the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Southern States Capital Trust or the trust agreement, that the property trustee and the administrative trustees determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the capital securities.

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

    Holders of the capital securities have no preemptive or similar rights.

    Southern States Capital Trust may not borrow money or issue debt or mortgage or pledge any of its assets.



              DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


    The following is a summary of the material terms of the junior subordinated debentures in which Southern States Capital Trust will invest the proceeds from the issuance and sale of the capital securities.

    At any time, Southern States will have the right to liquidate Southern States Capital Trust and cause the junior subordinated debentures to be distributed to the holders of the capital securities in liquidation of Southern States Capital Trust. See "Description of the Capital Securities--Distribution of the Junior Subordinated Debentures."

    If the junior subordinated debentures are distributed to the holders of the capital securities, Southern States will use its best efforts to have the junior subordinated debentures listed on the NYSE or on any other exchange on which the capital securities are then listed.


General

    The junior subordinated debentures:


o will be issued as unsecured subordinated debt securities under the indenture;

o will be limited in aggregate principal amount to approximately $77.32 million, this amount being the sum of the aggregate stated liquidation amount of the capital securities and the capital contributed by Southern States in exchange for the common securities;

o will mature and become due and payable, together with any accrued and unpaid interest including compounded interest (as defined under "--Option to Extend Interest Payment Period" below), if any, on, _________ 2029; and

o will rank subordinate to all senior indebtedness of Southern States whether now existing or incurred in the future--see "Subordination" below--but will rank senior in liquidation and in dividends to the preferred stock and membership common stock of Southern States.

    If junior subordinated debentures are distributed to holders of capital securities in liquidation of the holders' interests in Southern States Capital Trust, the junior subordinated debentures will initially be issued in the form of one or more global capital securities (as defined under "Description of the Capital Securities--Book-Entry Issuance--The Depository Trust Company" above). As described in this prospectus, under limited circumstances, junior subordinated debentures may be issued in definitive certificated form in exchange for a global capital security. See " Description of the Capital Securities--Book-Entry Issuance--The Depository Trust Company" above.

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

    The indenture does not contain provisions that afford holder(s) of the junior subordinated debentures protection in the event of a highly leveraged transaction involving Southern States or other similar transaction that may adversely affect these holders. The junior subordinated debentures are not entitled to the benefit of any sinking fund provisions.

    The indenture will be qualified under the Trust Indenture Act.


Subordination


    The indenture provides that the junior subordinated debentures are subordinated and junior in right of payment to the prior payment in full of all senior indebtedness (defined below) of Southern States whether now existing or incurred in the future. During the continuation of any default by Southern States in the payment of principal, premium, interest or any other payment due on any senior indebtedness of Southern States, or in the event that the maturity of any senior indebtedness of Southern States has been accelerated because of a default, no payment will be made by Southern States with respect to the principal, including redemption payments, of or interest on the junior subordinated debentures.

    Upon any distribution of assets of Southern States to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all senior indebtedness of Southern States must be paid in full before the holders of junior subordinated debentures are entitled to receive or retain any payment.

    The term "senior indebtedness" means any obligation of Southern States to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or under which the obligation is outstanding, it is provided that the obligation is not senior indebtedness. Senior indebtedness does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior indebtedness includes any subordinated debt securities issued by Southern States in the future, but does not include the junior subordinated debentures or any junior subordinated debt securities issued by Southern States in the future with subordination terms substantially similar to those of the junior subordinated debentures. Substantially all of the existing indebtedness of Southern States other than trade accounts payable and accrued liabilities arising in the ordinary course of business constitutes senior indebtedness.

    The indenture does not limit the aggregate amount of senior indebtedness that may be issued by Southern States. At June 30, 1999, the aggregate amount of senior indebtedness and liabilities and obligations of Southern States that would have effectively ranked senior to the junior subordinated debentures was approximately $279.9 million. Southern States expects from time to time in the future to incur additional indebtedness constituting senior indebtedness.

Optional Redemption


    The junior subordinated debentures are redeemable before maturity at the option of Southern States.

o at any time, in whole or in part, from time to time, after _______, 2004, or

o in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a tax event (as defined under "Description of the Capital Securities--Redemption"). In each case the redemption would be made at a redemption price equal to the principal amount of junior subordinated debentures called for redemption, together with accrued interest to but excluding the date fixed for redemption.


Interest


    Each junior subordinated debenture shall bear interest at the rate of ___ % per annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year commencing _______, 1999. Interest is payable to the person in whose name the junior subordinated debenture is registered. Generally speaking, interest is payable at the close of business on the fifteenth day, whether or not a business day, next preceding the interest payment date. In the event the capital securities are no longer in book-entry only form, or if the junior subordinated debentures shall be distributed to the holders of the capital securities and shall not be in book-entry form, Southern States shall have the right to select applicable record dates. The record dates so selected shall conform to the rules of any securities exchange on which the junior subordinated debentures are then listed and shall be at least ten business days but less than 60 business days before the interest payment date. Any installment of interest not punctually paid will cease to be payable to the holders of the junior subordinated debentures on the regular record date and may be paid to the person in whose name the junior subordinated debentures are registered at the close of business on a special record date to be fixed by the debenture trustee for the payment of defaulted interest. Notice of payment of defaulted interest shall be given to the holders of the junior subordinated debentures not less than ten days prior to this special record date. Alternatively, any installment of interest not punctually paid may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the junior subordinated debentures may be listed, and upon such notice as may be required by such exchange, system or organization.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in this period. In the event that any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding business day, and without any interest or other payment because or in respect of the delay, except that, if the next succeeding business day is in the next succeeding calendar year, then payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the original scheduled interest payment date.


Option to Extend Interest Payment Period


    Southern States has the right at any time, and from time to time, during the term of the junior subordinated debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters. At the end of this extension period, Southern States shall pay all interest then accrued and unpaid, together with interest on the accrued interest compounded quarterly at the rate specified for the junior subordinated debentures to the extent permitted by applicable law. No extension period, however, shall extend beyond the maturity date. During any extension period, Southern States may not:


o declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or patron's equity,

o         redeem any patronage refund allocations,


o make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Southern States that rank equal with or junior to the junior subordinated debentures.

      These restrictions, however, do not apply to:

o repurchases, redemptions or other acquisitions of shares of Southern States' capital stock held by a member, upon the death or dissolution of such member or otherwise because the member has ceased to be eligible for membership in Southern States, if the board of directors approves the repurchase or redemption under a policy of assuring that Southern States operates as a cooperative in compliance with Subchapter T of the Internal Revenue Code,

o an exchange or conversion of capital stock or debt of Southern States, or any capital stock of an affiliate of Southern States, for any other capital stock of Southern States,

o the declaration or payment of patronage refunds, provided, however, that not more than 40% of aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations, or

o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to the stock.

    Before the termination of any extension period, Southern States may further extend the interest payment period. The total extension period, however, together with all previous and further extension periods, may not exceed 20 consecutive quarters and may not extend beyond the maturity date of the junior subordinated debentures.

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

    Upon the termination of any extension period and the payment of all amounts then due, Southern States may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at the end of the extension period. Southern States must give the property trustee notice of its election of such extension period at least one business day before the earlier of:

o the date the distributions on the capital securities would have been payable but for the election to begin the extension period, and

o the date the property trustee is required to give notice to holders of the capital securities of the record date or the date the distributions are payable, but in any event not less than one business day prior to the record date.

    The property trustee will give notice of Southern States' election to begin a new extension period to the holders of the capital securities. There is no limitation on the number of times that Southern States may elect to begin an extension period.

    If Southern States exercises its option to defer interest payments, holders of the capital securities would still be required to accrue income for federal income tax purposes, regardless of the timing of the interest payments on the junior subordinated debentures and the holder's method of accounting for income taxes purposes, as described more fully in "United States Federal Income Taxation--U.S. Holders--Interest Income and Original Issue Discount."

Covenants and Restrictions on Payments

Additional  Sums

    Southern States has covenanted in the indenture that, if and for so long as:

o Southern States Capital Trust is the holder of all junior subordinated debentures, and

o Southern States Capital Trust is required to pay any additional taxes, duties or other governmental charges as a result of a tax event,

Southern States will pay as additional sums on the junior subordinated debentures any amounts that may be required so that the distributions payable by Southern States Capital Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of the Capital Securities--Redemption."

 Other Covenants

    Southern States also has covenanted in the indenture:

o to continue to hold, directly or indirectly, 100% of the common securities, so long as successors that are permitted under the indenture may succeed to Southern States' ownership of the common securities,

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o         as holder of the common securities, not to voluntarily dissolve, wind-up or liquidate Southern States Capital Trust, other than (a) in connection with a distribution of junior subordinated debentures to the holders of the capital securities in liquidation of Southern States Capital Trust or (b) in connection with mergers, consolidations or amalgamations permitted by the trust agreement, and

o to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause Southern States Capital Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Restrictions on Payments

    Southern States also has covenanted that there has not occurred any event of which Southern States has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a debenture event of default and that Southern States has not taken reasonable steps to cure. Southern States also has covenanted that if the junior subordinated debentures are held by Southern States Capital Trust, or if Southern States is in default with respect to its payment of any obligations under the guarantee or if Southern States has given notice of its selection of an extension period as provided in the indenture and has not rescinded such notice, or such extension period, or any extension thereof, is continuing, it will not:

o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Southern States' capital stock or patrons' equity,

o         redeem any patronage refund allocations, or

o make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Southern States that rank equal with or junior to the junior subordinated debentures.

    These restrictions, however, do not apply to:

o repurchases, redemptions or other acquisitions of shares of Southern States' capital stock held by a member, upon the death or dissolution of the member or otherwise because the member has ceased to be eligible for membership in Southern States, if the board of directors approves the repurchase or redemption under a policy of assuring that Southern States operates as a cooperative in compliance with Subchapter T of the Internal Revenue Code,

o an exchange or conversion of capital stock or debt of Southern States, or any capital stock of an affiliate of Southern States, for any other capital stock of Southern States,

o the declaration or payment of patronage refunds, provided that not more than 40% of aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations, or

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

o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

Waiver of Compliance with Covenants

      Under the terms of the indenture, the holders of a majority of the outstanding junior subordinated debentures may waive any default under the indenture other than:

o a default in the payment of principal or interest, and any additional sum, unless the default has been cured; or

o a default in respect of a covenant that under the indenture cannot be modified or amended without the consent of the holder of each affected junior subordinated debenture.

      If the holders of the junior subordinated debentures do not waive a default under the indenture as permitted, the holders of a majority in aggregate liquidation amount of the outstanding capital securities may do so. See "--Debenture Events of Default--Parties Who May Act In Debenture Event of Default."


Consolidation, Merger, Conveyance, Transfer or Lease


    The indenture provides that Southern States may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity may consolidate with or merge into Southern States or convey, transfer or lease its properties and assets substantially as an entirety to Southern States, unless

o if Southern States consolidates with or merges into another entity or conveys or transfers its properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and the successor entity expressly assumes Southern States' obligations in respect of the junior subordinated debentures;

o immediately after giving effect to the merger or consolidation, no debenture event of default, and no event which, after notice or lapse of time or both, would constitute a debenture event of default, has occurred and is continuing; and

o         other conditions as prescribed in the  indenture are satisfied.


Debenture Events of Default


    The indenture provides that any one or more of the following described events with respect to the junior subordinated debentures that has occurred and is continuing constitutes an "event of default":

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

o failure for 30 days to pay any interest on the junior subordinated debentures when due, subject to the deferral of any due date in the case of an extension period; or


o failure to pay any principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or


o failure to observe or perform in any material respect other covenants contained in the indenture for 90 days after written notice to Southern States from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding junior subordinated debentures; or

o         the bankruptcy, insolvency or reorganization of Southern States.

    For purposes of the trust agreement and this prospectus, each event of default under the junior subordinated indenture is referred to as a "debenture event of default." As described in "Description of the Capital Securities--Events of Default; Notice," the occurrence of a debenture event of default will also constitute an event of default in respect of the capital securities.

Parties Who May Act in Debenture Event of Default

    The holders of at least a majority in aggregate principal amount of outstanding junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate principal amount of outstanding junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. Should the debenture trustee or the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities shall have this right. The holders of a majority in aggregate principal amount of outstanding junior subordinated debentures may annul such declaration and waive the default if all defaults, other than the non-payment of the principal of junior subordinated debentures which has become due solely by the acceleration, have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. Should the holders of junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the outstanding capital securities shall have that right.

Waivers of Debenture Event of Default

    The holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debentures affected by any default may, on behalf of the holders of all the junior subordinated debentures, waive any past default. However, the holders may not waive a default in the payment of principal, or premium if any, or interest unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. See "--Modification and Waiver" below. Southern States is required to file annually with the debenture trustee a certificate as to whether or not Southern States is in compliance with all the conditions and covenants applicable to it under the indenture.

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 Enforcement of Rights by the Property Trustee

    If a debenture event of default occurs and is continuing, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debentures.

Enforcement of  Rights by Holders of Capital Securities

    If a debenture event of default has occurred and is continuing and that event is attributable to the failure of Southern States to pay any amounts payable on the junior subordinated debentures on the date such amounts are otherwise payable, a registered holder of capital securities may institute a legal proceeding directly against Southern States. This proceeding shall be for enforcement of payment to the holder of an amount equal to the amount payable in respect of junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities held by the holder. Southern States may not amend the indenture to remove the right of a holder to bring a direct action without the prior written consent of the holders of all of the capital securities. Southern States will have the right under the indenture to set-off any payment made to a holder of capital securities by Southern States in connection with a direct action.

    The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstances described in the preceding paragraph. See "Description of the Capital Securities--Events of Default; Notice."


Satisfaction and Discharge


      The indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the stated maturity within one year, then the indenture will cease to be of further effect, except as to Southern States' obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

      For the indenture to cease to be of further effect, however, Southern States must deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be.

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

      Once Southern States deposits those funds, Southern States will be deemed to have satisfied and discharged the indenture.


Modification and Waiver


    From time to time Southern States and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the provisions of the indenture for specified purposes. These actions may be taken for the purpose of, among other things, curing ambiguities, defects or inconsistencies and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act. No action may be taken, however, if it would materially adversely affect the interests of the holders of the junior subordinated debentures or the holders of the capital securities so long as they remain outstanding.

    The indenture contains provisions permitting Southern States and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures. However, no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

o change the stated maturity of, or reduce the principal amount, the rate of interest on or any premium payable upon the redemption of, the junior subordinated debentures, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any junior subordinated debenture, or

o reduce the percentage of principal amount of junior subordinated debentures, the holders of which are required to consent to any modification of the indenture.

    Furthermore, so long as any of the capital securities remain outstanding, no modification may be made that adversely affects the holders of such capital securities in any material respect. In addition, no termination of the indenture may occur, and no waiver of any debenture event of default or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities. An exception to the general requirement for the consent of the holders exists if the principal of, and premium, if any, on, the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and other conditions are satisfied.

 Registration, Denomination and Transfer

    The junior subordinated debentures will initially be registered in the name of the property trustee, as trustee of Southern States Capital Trust. If the junior subordinated debentures are distributed to holders of capital securities, it is anticipated that the depository arrangements for the junior subordinated debentures will be substantially identical to those in effect for the capital securities. See "Description of the Capital Securities--Book-Entry Issuance--The Depository Trust Company."

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

    Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Southern States within 90 days of receipt of notice from DTC, Southern States will cause the junior subordinated debentures to be issued in definitive form.

    Payments on junior subordinated debentures represented by a global certificate will be made to Cede & Co., the nominee for DTC, as the registered holder of the junior subordinated debentures, as described under "Description of the Capital Securities--Book-Entry Issuance--The Depository Trust Company." If junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the debenture trustee or at the offices of any paying agent or transfer agent appointed by Southern States. However, payment of interest may be made at the option of Southern States by check mailed to the address of the persons entitled to payment or by wire transfer.

    The junior subordinated debentures will be issuable only in registered form without coupons in minimum denominations of $25 and integral multiples of that amount. Junior subordinated debentures will be exchangeable for other junior subordinated debentures of like tenor, of any authorized denominations, and of an equal aggregate principal amount.

    Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the securities registrar appointed under the indenture or at the office of any transfer agent designated by Southern States for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the indenture. Any presentation for registration of transfer shall be made with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer duly executed. Southern States will appoint the debenture trustee as securities registrar under the indenture. Southern States may at any time designate additional transfer agents with respect to the junior subordinated debentures.

    In the event of any redemption, neither Southern States nor the debenture trustee shall be required to:

o issue, register the transfer of or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or


o transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion of such junior subordinated debentures not to be redeemed.


    Any moneys deposited with the debenture trustee or any paying agent, or then held by Southern States in trust, for the payment of the principal of, and premium, if any, or interest on any junior subordinated debenture and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable shall, at the request of Southern States, be repaid to Southern States and the holder of the junior subordinated debenture shall thereafter look, as a general unsecured creditor, only to Southern States for payment of monies due and owing on the junior subordinated debenture.


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Information Concerning the Debenture Trustee


    First Union National Bank, or one or more of its affiliates, may serve from time to time as trustee under other indentures or trust agreements with Southern States or its affiliates relating to other issues of their securities. In addition, Southern States and its affiliates have and may have other customary commercial banking relationships with First Union National Bank. First Union Trust Company, National Association, an affiliate of the debenture trustee, is serving as Delaware trustee under the trust agreement. See "Underwriting" for additional information concerning the relationship of the debenture trustee to Southern States and the underwriters.

    First Union National Bank, the debenture trustee, is obligated to perform all the duties and responsibilities specified with respect to a debenture trustee under the Trust Indenture Act. Generally, the debenture trustee, other than during the occurrence and continuance of a default by Southern States in the performance of its obligations under the indenture, is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities that might be incurred by the exercise of any of its powers. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


Governing Law


    The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.


Miscellaneous


    Southern States will pay all fees and expenses related to the offering of the capital securities and the junior subordinated debentures, the organization, maintenance and dissolution of Southern States Capital Trust, the retention of the trustees and the enforcement by the property trustee of the rights of the holders of the capital securities.




                                  THE GUARANTEE


    The following sections provide a summary of the material terms of the guarantee that will be executed and delivered by Southern States for the benefit of the holders of capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. First Union National Bank will act as guarantee trustee under the guarantee. The terms of the guarantee will be those contained in the guarantee itself and those made part of the guarantee by the Trust Indenture Act.

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

    The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities.


General


    The terms of the guarantee provide that Southern States will agree, to the extent described in the guarantee, to pay in full to the holders of the capital securities, the guarantee payments (as defined below), except to the extent paid by Southern States Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which Southern States Capital Trust may have or assert. The following payments or distributions with respect to the capital securities (the "guarantee payments"), to the extent not paid by Southern States Capital Trust, will be covered by the guarantee:

o any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent Southern States Capital Trust shall have funds available to make these payments,

o the redemption price, to the extent Southern States Capital Trust has funds available to make payment, with respect to any capital securities called for redemption by Southern States Capital Trust, and

o upon a voluntary or involuntary dissolution, winding-up or termination of Southern States Capital Trust the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment, to the extent Southern States Capital Trust has funds available to make payment or (b) the amount of assets of Southern States Capital Trust remaining for distribution to holders of the capital securities in liquidation of Southern States Capital Trust.

   The guarantee does not apply in the case of a distribution of the junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities upon maturity or redemption of the junior subordinated debentures.

Circumstances in Which Southern States is Obligated to Make Guarantee Payments

    Southern States' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Southern States to the holders of capital securities or by causing Southern States Capital Trust to pay these amounts to the holders.

    The guarantee will not apply to any payment of distributions except to the extent Southern States Capital Trust shall have funds available to make the payments. If Southern States does not make interest or principal payments on the junior subordinated debentures, Southern States Capital Trust will not pay distributions on the capital securities issued by Southern States Capital Trust and will not have funds available to make the payments. As a result, holders of capital securities will not be able to rely upon the guarantee for payment of these amounts. Instead, holders of capital securities or the property trustee may enforce the rights of Southern States Capital Trust under the junior subordinated debentures directly against Southern States.

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

Full, Irrevocable and Unconditional Obligation of Southern States

    Southern States has, through the guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the capital securities. See "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."


Modification of the Guarantee; Assignment


    Generally, the guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding capital securities. However, this approval is not required with respect to any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of Southern States and shall inure to the benefit of the holders of the capital securities then outstanding.

Events of Default; Rights of Holders of Capital Securities

    An event of default under the guarantee will occur upon the failure of Southern States to perform any of its payment or other obligations under the guarantee, or to perform any nonpayment obligation if the nonpayment default remains unremedied for 30 days. The holders of a majority in liquidation amount of the outstanding capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

    Any registered holder of capital securities may institute a legal proceeding directly against Southern States to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against Southern States Capital Trust, the guarantee trustee or any other person or entity.

    The rights of the holders of capital securities and the guarantee trustee upon the occurrence of an event of default under the guarantee are governed by the subordination provisions of the guarantee, as described under "--Status of the Guarantee" below.

    Southern States will be required to provide annually to the guarantee trustee a statement as to the performance by Southern States of its obligations under the guarantee and as to any default in such performance.


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Termination

    The guarantee will terminate as to the capital securities issued by Southern States Capital Trust upon:

o         full payment of the redemption price of all  capital securities,

o distribution of the junior subordinated debentures to the holders of all of the capital securities, or

o full payment of the amounts payable in accordance with the trust agreement upon liquidation of Southern States Capital Trust.

    Nevertheless, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities issued by Southern States Capital Trust must restore payment of any sums paid under the capital securities or the guarantee.


Status of the Guarantee


    The guarantee will constitute an unsecured obligation of Southern States and will rank subordinate and junior in right of payment to all present and future senior indebtedness of Southern States in the same manner as the junior subordinated debentures.

    The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by Southern States Capital Trust or distribution to the holders of the capital securities of the junior subordinated debentures.


Information Concerning the Guarantee Trustee


    The guarantee trustee, before the occurrence of an event of default with respect to the guarantee, undertakes to perform only those duties that are specifically required in the guarantee. After an event of default with respect to the guarantee, the guarantee trustee shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of capital securities unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the exercise of its powers.


    For information concerning the relationship between First Union National Bank, the guarantee trustee, and Southern States, see "Description of the Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

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

Governing Law

    The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                              THE EXPENSE AGREEMENT

    Southern States has entered into an agreement for the payment of expenses and liabilities of the Trust. This agreement provides that Southern States will irrevocably and unconditionally guarantee to each person or entity to whom Southern States Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of Southern States Capital Trust, other than obligations of Southern States Capital Trust to pay to holders of the capital securities the amounts due such holders under the terms of the capital securities. The expense agreement will constitute an unsecured obligation of Southern States and will rank subordinate and junior in right of payment to all present and future senior indebtedness of Southern States in the same manner as the guarantee and the junior subordinated debentures.




EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES, THE GUARANTEE
                            AND THE EXPENSE AGREEMENT


Limited Purpose of  Southern States Capital Trust

    The sole purpose of Southern States Capital Trust is to:

o issue the capital securities and common securities evidencing undivided beneficial interests in the assets of Southern States Capital Trust,

o invest the proceeds from such issuance and sale in the junior subordinated debentures, and

o engage in only those other activities necessary or incidental to these purposes.

Full, Irrevocable and Unconditional Guarantee

    Payments of distributions and other amounts due on the capital securities, to the extent Southern States Capital Trust has funds available for payment, are irrevocably guaranteed by Southern States to the extent described above under "The Guarantee." Taken together, Southern States' obligations under the junior subordinated debentures, the indenture, the trust agreement, the expense agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations in respect of the capital securities.

 Limitations on the Guarantee

    To the extent that Southern States does not make payments on the junior subordinated debentures, Southern States Capital Trust will not have sufficient funds to pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of amounts payable with respect to the capital securities when Southern States Capital Trust does not have sufficient funds to pay these amounts. In that event, the remedy of a holder of the capital securities is to institute a legal proceeding directly against Southern States for enforcement of payment of Southern States' obligations under junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities held by the holder.

    The obligations of Southern States under the junior subordinated debentures, the guarantee and the expense agreement are subordinate and junior in right of payment to all present and future senior indebtedness. At June 30, 1999, the aggregate amount of senior indebtedness of Southern States and its subsidiaries that would have effectively ranked senior to the junior subordinated debentures was approximately $279.9 million.


Sufficiency of Payments


    As long as payments are made when due on the junior subordinated debentures, the payments will be sufficient to cover distributions and other payments distributable on the capital securities, primarily because:

o the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the capital securities and common securities;

o the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate, distribution dates and other payment dates for the capital securities;

o Southern States will pay for all and any costs, expenses and liabilities of Southern States Capital Trust except the Trust's obligations to holders of the capital securities and common securities; and

o the trust agreement further provides that Southern States Capital Trust will not engage in any activity that is not consistent with the limited purposes of Southern States Capital Trust.

      In all events, however, Southern States has the right to set-off any payment it is otherwise required to make under the indenture against and to the extent Southern States has already made, or is concurrently on the date of such payment making, a payment under the guarantee.


Enforcement Rights of Holders of Capital Securities


      A holder of any capital security may institute a legal proceeding directly against Southern States to enforce its rights under the guarantee without first

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instituting a legal proceeding against the guarantee trustee, Southern States
Capital Trust or any other person or entity. See "The Guarantee."

      A default or event of default under any senior indebtedness of Southern States would not constitute a default or event of default in respect of the capital securities. Moreover, in the event of payment defaults under, or acceleration of, senior indebtedness of Southern States, the subordination provisions of the indenture provide that no payments may be made in respect of the junior subordinated debentures until the senior indebtedness has been paid in full or any payment default under the senior indebtedness has been cured or waived. See "Description of the Junior Subordinated Debentures--Subordination."


Rights Upon Dissolution


    Upon any voluntary or involuntary dissolution, winding-up or liquidation of Southern States Capital Trust, other than any dissolution, winding-up or liquidation involving the distribution of the junior subordinated debentures, after satisfaction of liabilities to creditors of Southern States Capital Trust as required by applicable law, the holders of the capital securities will be entitled to receive, out of assets held by Southern States Capital Trust, the liquidation distribution in cash. See "Description of the Capital Securities--Liquidation Amount Upon Dissolution."

    Upon any voluntary or involuntary liquidation or bankruptcy of Southern States, the property trustee, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Southern States. In these circumstances, the property trustee would be subordinated and junior in right of payment to all senior indebtedness as provided for in the indenture, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any holders of preferred stock or membership common stock of Southern States receive payments or distributions.

    Because Southern States is the guarantor under the guarantee and has agreed under the expense agreement to pay for all costs, expenses and liabilities of Southern States Capital Trust other than the trust's obligations to the holders of the capital securities and common securities, the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to holders of preferred stock or membership common stock of Southern States in the event of liquidation or bankruptcy of Southern States are expected to be substantially the same.

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                      UNITED STATES FEDERAL INCOME TAXATION

General


    The following discussion of the material U.S. federal income tax consequences to the purchase, ownership and disposition of capital securities is based on the Internal Revenue Code of 1986, as amended, Treasury regulations and administrative and judicial interpretations, all as currently in effect, all of which are subject to change, possibly on a retroactive basis. The authorities on which this general summary is based may be interpreted in varying ways, and the opinions expressed in this prospectus are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain the challenge.

    This general summary deals only with capital securities held as a capital asset for tax purposes by a U.S. holder that purchased the capital securities on their original issue date at their original offering price.

    This summary does not address all the tax consequences that may be relevant to a U.S. holder, nor does it address the tax consequences, except as stated below, to holders that are not U.S. holders or to holders that may be subject to special tax treatment. Holders subject to the special treatment include banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the capital securities as a position in a "straddle," or as part of a "synthetic security," "hedge," as part of a "conversion" transaction or other integrated investment, persons having a functional currency other than the U.S. Dollar, and United States expatriates.

    Further, this summary does not address:

o the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the capital securities,

o the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the capital securities, or

o any state, local or foreign tax consequences of the purchase, ownership and disposition of capital securities.

     A U.S. holder is a holder of the  capital securities who or which is:

o a citizen or individual resident, or is treated as a citizen or individual resident under the Internal Revenue Code, of the United States for income tax purposes,

o         a domestic corporation or partnership,

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

o an estate whose income is subject to United States federal income tax without regard to its source, or

o a trust if a U.S. court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust.

      The statements of law or legal conclusions set forth in this section constitute the opinion of Mays & Valentine, L.L.P., tax counsel to Southern States and to Southern States Capital Trust I.


Classification of the Junior Subordinated Debentures


    In the opinion of Mays & Valentine, L.L.P., the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of Southern States under current law. By acceptance of the capital securities, each holder covenants to treat the junior subordinated debentures as indebtedness and the capital securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures.

    No assurance can be given, however, that the classification of the junior subordinated debentures as debt will not be challenged by the IRS or, if challenged, that the challenge will not be successful. A successful IRS challenge to the classification of the junior subordinated debentures as debt would prevent Southern States from deducting the interest paid or accrued on the junior subordinated debentures for United States federal income tax purposes and could constitute a tax event. Additionally, if the interest on the junior subordinated debentures is not deductible it could adversely affect Southern States' ability to make payments on the junior subordinated debentures. The remainder of this discussion assumes that the junior subordinated debentures will be classified as indebtedness of Southern States for United States federal income tax purposes.

Classification of  Southern States Capital Trust

    In the opinion of Mays & Valentine, L.L.P., Southern States Capital Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation under current law and assuming full compliance with the terms of the trust agreement. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the junior subordinated debentures and each U.S. holder will be required to include in gross income all interest on, including original issue discount accrued, if any, or gain recognized for United States federal income tax purposes with respect to its allocable share of the junior subordinated debentures.

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

 U.S. Holders


Interest Income and Original Issue Discount


    Under applicable Treasury regulations, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with original issue discount. If the junior subordinated debentures are treated as issued with original issue discount, the original issue discount must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. Southern States has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on Southern States' analysis, as of the date of issue of the junior subordinated debentures, of various facts and circumstances deemed relevant to exercising the deferral option. These facts and circumstances include, among other things, the inability of Southern States to declare or pay a dividend, or redeem or repurchase shares of its capital stock or patron's equity, or to make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any debt of Southern States that ranks equal with or junior to the junior subordinated debentures if the deferral option is exercised. Based upon this conclusion and in the absence of any specific definition of "remote" in the applicable Treasury regulations, in the opinion of Mays & Valentine, L.L.P., although the matter is not entirely free from doubt, the junior subordinated debentures will not be subject to the original issue discount rules unless Southern States exercises its option to extend the interest payment period. As a consequence, holders of the capital securities should report interest under their own methods of accounting, e.g., cash or accrual, instead of under the daily economic accrual rules for original issue discount instruments.

    Under the Treasury regulations, if Southern States exercises its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for original issue discount purposes. In that case, the sum of the remaining interest payments on the junior subordinated debentures would thereafter be treated as original issue discount, which would accrue, and be includible in a U.S. holder's taxable income, on an economic accrual basis. This rule would apply regardless of the U.S. holder's method of accounting for income tax purposes, over the remaining term of the junior subordinated debentures, including any period of interest deferral, without regard to the timing of payments under the junior subordinated debentures.

    The IRS could take the position that the likelihood that Southern States would exercise its right to defer payments of interest is not a "remote" contingency for purposes of the original issue discount rules. In that case, the junior subordinated debentures would be treated as initially issued with original issue discount in an amount equal to the aggregate stated interest over the term of the junior subordinated debentures. That original issue discount would generally be includible in a U.S. holder's taxable income, over the term of the junior subordinated debentures, on an economic accrual basis.


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Characterization of Income


    Because the income underlying the capital securities will not be classified as dividends for income tax purposes, corporate U.S. Holders of capital securities will not be entitled to a dividends-received deduction for any income recognized with respect to the capital securities.


Sales of Capital Securities


    A U.S. holder that sells capital securities will recognize gain or loss equal to the difference between the amount realized on the sale of the capital securities and the holder's adjusted tax basis in the capital securities. To the extent of any accrued but unpaid interest, the amount realized on the sale of the capital securities will be treated as ordinary income. Assuming Southern States does not defer interest on the junior subordinated debentures by extending the interest payment period, a U.S. holder's "adjusted tax basis" in the capital securities generally will equal its initial purchase price.

    If Southern States elects to defer interest payments, a U.S. holder's adjusted tax basis in the capital securities generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by payments received on the capital securities after Southern States exercises its option to extend the current interest payment period and before the date of disposition. Any gain or loss recognized generally will be a capital gain or loss. The highest marginal individual federal income tax rate, which applies to ordinary income and gain from sales or exchanges of capital assets held for one year or less, is 39.6%. The maximum regular federal income tax rate on capital gains derived by individual taxpayers is 20% for sales and exchanges of capital assets held for more than one year. All net capital gain of a corporate taxpayer is taxed at ordinary corporate income tax rates of up to 35%.

    The capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A holder who disposes of capital securities between record dates for payments of distributions on the capital securities will be required to include in income, to the extent not previously included in income, as ordinary income amounts attributable to accrued and unpaid interest on the junior subordinated debentures through the date of disposition and the amount realized in disposition excludes the portion of the sales price treated as interest. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Generally, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

    If Southern States elects to defer payments of interest, the market value of the capital securities will likely fall. Furthermore, the market value of the capital securities may not reflect the accumulated distribution that will be paid at the end of the extension period. A U.S. holder who disposes of capital securities during an extension period will be required to include as ordinary income the accrued original issue discount on the junior subordinated debentures through the date of disposition as ordinary income and add such amount to the U.S. holder's adjusted basis in the ratable share of capital securities disposed of. To the extent the selling price is less than the U.S. holder's adjusted tax basis, the U.S. holder will recognize capital loss. Generally, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

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Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of
Southern States Capital Trust

    Under circumstances described in this prospectus (see "Description of the Capital Securities--Distribution of the Junior Subordinated Debentures"), Southern States Capital Trust may distribute the junior subordinated debentures to holders in exchange for the capital securities and in liquidation of Southern States Capital Trust. Generally, such a distribution would not be a taxable event for United States federal income tax purposes, and each U.S. holder would have an aggregate adjusted basis in its junior subordinated debentures for United States federal income tax purposes equal to the holder's aggregate adjusted basis in its capital securities. For a description of adjusted basis in the capital securities, see the discussion in "--Sales of Capital Securities" above. For United States federal income tax purposes, a U.S. holder's holding period in the junior subordinated debentures received in a liquidation of Southern States Capital Trust would include the period during which the Capital Securities were held by the holder.

    Under circumstances described in this prospectus, including a tax event (see "Description of the Capital Securities--Redemption" and "--Tax Event Redemption" and "Description of the Junior Subordinated Debentures--Optional Redemption"), the junior subordinated debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of their capital securities. This type of redemption would be taxable for United States federal income tax purposes, and a U.S. holder would recognize gain or loss as if it had sold the capital securities for cash. See "--Sales of Capital Securities" above.


Potential Tax Law Changes


    From time to time, tax law changes have been proposed that would deny interest deductions to corporate issuers of debt instruments with terms that include terms similar to those of the junior subordinated debentures. In addition, the IRS has challenged taxpayers' treatment as indebtedness of securities issued with characteristics similar to the junior subordinated debentures. To date, these tax law change proposals have not been enacted. However, if any similar tax law change were enacted or any such challenge by the IRS were upheld, such event could give rise to a tax event which could result in an early redemption of the capital securities. See "Description of the Capital Securities--Tax Event Redemption."

    Southern States is aware of at least one case, involving Enron Corporation, now pending before the United States Tax Court where the IRS initially sought to disallow the deduction for interest expense on securities that are similar to, although different in a number of respects from, the junior subordinated debentures. Such securities were issued in 1993 and 1994 to partnerships that, in turn, issued "monthly income preferred securities." In a recently filed stipulation in the United States Tax Court, the IRS conceded that Enron was entitled to deduct its interest expense on the securities. Although the IRS has apparently conceded the interest deductibility issue in the Enron case, there can be no assurance that the IRS will not challenge the interest deductions of other taxpayers, such as Southern States, which issue similar types of securities.

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Non-U.S. Holders

    Payments to a non-U.S. holder will generally not be subject to withholding of income tax, provided that the holder of the capital securities:

o does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of stock of Southern States entitled to vote,

o is not a controlled foreign corporation that is related to Southern States through stock ownership, and

o is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code.

    To qualify for this exemption from withholding taxation, the last United States payor in the chain of payment before payment to a non-U.S. holder (the "withholding agent") must have received in the year in which a payment of interest or principal occurs prior to such payment, or in either of the two preceding calendar years, a statement that:

o is signed by the holder of the capital securities under penalties of perjury,

o         certifies that  the holder is not a  U.S. holder, and


o         provides the name and address of the holder.


    The statement may be made on an IRS Form W-8 or a substantially similar form, and the holder must inform the withholding agent of any change in the information on the statement within 30 days of the change. If the capital securities are held through a securities clearing organization or other types of financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the holder to the organization or institution.

    As discussed above in "--Potential Tax Law Changes", changes in legislation, if any, affecting the income tax consequences of the junior subordinated debentures could adversely affect the ability of Southern States to deduct the interest payable on the junior subordinated debentures. Moreover, any tax legislation could adversely affect non-U.S. holders by characterizing income derived from the junior subordinated debentures as dividends, generally subject to a 30% income tax, on a withholding basis, when paid to a non-U.S. holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a non-U.S. holder.

    A non-U.S. holder of a capital security will generally not be subject to


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

withholding of income tax on any gain realized upon the sale or other disposition of capital securities.

    A non-U.S. holder that holds capital securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the junior subordinated debentures.


Backup Withholding


    Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the capital securities to registered owners who are not "exempt recipients" and who fail to provide identifying information, such as the registered owner's taxpayer identification number, in the required manner. Generally, individuals are not exempt recipients, whereas corporations and various other entities generally are exempt recipients. Payments made in respect of the capital securities to a U.S. holder must be reported to the IRS, unless the U.S. holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. holders who are not exempt recipients.

    In addition, upon the sale of the capital securities to or through a broker, the broker must withhold 31% of the entire purchase price, unless either:

o the broker determines that the seller is a corporation or other exempt recipient, or

o the seller provides, in the required manner, required identifying information and, in the case of a non-U.S. holder, certifies that such seller is a non-U.S. holder and various other conditions are met.

    In that case, a sale must also be reported by the broker to the IRS, unless either the broker determines that the seller is an exempt recipient or the seller certifies its non-U.S. status and other required conditions are met. Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence.


Final Withholding Regulations


    Recently promulgated Treasury regulations, effective for payments made after December 31, 1999, provide alternative methods for satisfying the certification requirements described above under "--non-U.S. Holders" and "--Backup Withholding." These regulations also will require, in the case of capital securities held by foreign partnerships, that the certification described above be provided by the partners rather than the foreign partnership, unless the foreign partnership agrees to become a "withholding foreign partnership," and the partnership provides required information, including a U.S. taxpayer identification number. A look-through rule will apply in the case of tiered partnerships. Prospective investors are urged to consult their own tax advisors regarding these regulations.


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                              ERISA CONSIDERATIONS


    Southern States, the obligor with respect to the junior subordinated debentures held by Southern States Capital Trust, and its affiliates and the property trustee may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974 or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code with respect to many employee benefit plans that are subject to ERISA. Any purchaser proposing to acquire capital securities with assets of any employee benefit plan should consult with its counsel.

    The purchase or holding of capital securities by an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, including individual retirement arrangements and other plans described in
Section 4975(e)(1) of the Code, and with respect to which Southern States, the property trustee, or any affiliate is a service provider or otherwise is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. If the capital securities are acquired in accordance with an applicable exemption, the prohibited transaction rules would not apply. These exemptions include Prohibited Transaction Class Exemption ("PTCE") 84-14, which is an exemption for transactions determined by an independent qualified professional asset manager; PTCE 91-38, which is an exemption for transactions involving bank collective investment funds; PTCE 90-1, which is an exemption for transactions involving insurance company pooled separate accounts; PTCE 95-60, which is an exemption for transactions involving insurance company general accounts; and PTCE 95-23, which is an exemption for transactions determined by an in-house asset manager.

    In addition, an employee benefit plan fiduciary considering the purchase of capital securities should be aware that the assets of Southern States Capital Trust may be considered "plan assets" for ERISA purposes. Therefore, the fiduciary should consider whether the purchase of capital securities could result in a delegation of fiduciary authority to the property trustee, and, if so, whether that delegation of authority is permissible under the plan's governing instrument or any investment management agreement with the plan. In making that determination, an employee benefit plan fiduciary should note that the property trustee is a national banking institution qualified to be an investment manager to which such a delegation of authority generally would be permissible under ERISA. Further, before a debenture event of default, the property trustee will have only limited custodial and ministerial authority with respect to assets of Southern States Capital Trust.




                                  UNDERWRITING


      Under the terms and conditions of the underwriting agreement, Southern States and Southern States Capital Trust have agreed that Southern States Capital Trust will sell to each of the underwriters named below, and each of the underwriters has agreed to purchase from Southern States Capital Trust, the respective liquidation amount of capital securities set forth opposite its name:


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                                                        Liquidation Amount
                                                               of
          Underwriters                                  Capital Securities
          ------------                                 ---------------------
      First Union Capital Markets Corp.................      $

      Lehman Brothers Inc..............................


      Banc of America Securities LLC.................


                                                             ----------

           Total.......................................      $
                                                             ==========


     Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all of the capital securities offered by this prospectus, if any are taken.

    The initial purchase price for the capital securities will be the initial offering price shown on the cover page of this prospectus. The underwriters propose to offer the capital securities at the offering price. After the capital securities are released for sale, the capital securities offering price and other selling terms may from time to time be varied by the underwriters.

    In view of the fact that the proceeds from the sale of the capital securities will be used to purchase the junior subordinated debentures issued by Southern States, the underwriting agreement provides that Southern States will pay as compensation for the underwriters' arranging the investment therein of the proceeds an amount of $____ per capital security and will reimburse the underwriters for $__________ of expenses.

    Southern States Capital Trust has granted to the underwriters an option, exercisable for 30 days following the date of this prospectus, to purchase up to $11,250,000 additional liquidation amount of capital securities from Southern States Capital Trust for $25 per capital security. If the underwriters exercise this option, Southern States will pay as compensation to the underwriters an amount of $____ per capital security purchased under the option. The underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the capital securities offered by this prospectus. If the underwriters exercise their over-allotment option, each of the underwriters has severally agreed, under the terms of the underwriting agreement, to purchase a liquidation amount of capital securities proportionate to each underwriter's initial commitment as indicated in the table above.

    The capital securities are a new issue of securities with no established trading market. Application is expected to be made to list the capital securities on the New York Stock Exchange. If application is made, trading of the capital securities on the New York Stock Exchange would be expected to


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

commence within a 30-day period after the initial delivery of the capital securities. Southern States and Southern States Capital Trust have been advised by the underwriters that they intend to make a market in the capital securities. However, the underwriters are not obligated to do so and any market making activities may be interrupted or discontinued without notice.

    Southern States and Southern States Capital Trust have agreed in the underwriting agreement that, generally speaking, during a period of 180 days from the issue date, they will not, without the prior written consent of the underwriters, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any additional securities of Southern States, Southern States Capital Trust or any other trust the common securities of which are held by Southern States, that are substantially similar to the capital securities or any securities convertible into or exchangeable for or that represent the right to receive any similar securities.

    Southern States and Southern States Capital Trust have agreed, running from the date of the underwriting agreement and continuing to and including the later of (i) the termination of trading restrictions for the capital securities, as notified to Southern States by the underwriters and (ii) the time of delivery for the capital securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided in this prospectus, securities of Southern States, Southern States Capital Trust or any other trust the common securities of which are held by Southern States that are substantially similar to the capital securities without the prior written consent of the underwriters.

    Southern States and Southern States Capital Trust have agreed to indemnify the underwriters and other persons affiliated with the underwriters against specified liabilities, including liabilities under the Securities Act.

    First Union Capital Markets Corp. and Banc of America Securities LLC or their affiliates have provided from time to time, and expect to provide in the future, commercial banking, investment banking or advisory services to Southern States and their affiliates, for which they or its affiliates have received or will receive customary fees and commissions. In addition, affiliates of First Union Capital Markets Corp. are serving as property trustee and Delaware trustee under the trust agreement and as debenture trustee and guarantee trustee under the indenture and guarantee. First Union National Bank, an affiliate of First Union Capital Markets, and Bank of America, an affiliate of Banc of America Securities LLC, are lenders to Southern States under the bridge loan facility utilized by Southern States to complete the purchase of the Gold Kist Inputs Business and each will receive repayments under that facility from the proceeds of the offering. See "Use of Proceeds." Because more than 10% of the proceeds of the offering will be paid to affiliates of members of the National Association of Securities Dealers, Inc. who are participating in the offering, the offering is being made pursuant to Rule 2710(c)(8) of the NASD Rules of Conduct, which requires the use of a "qualified independent underwriter" in an offering in these circumstances. Lehman Brothers will serve as the qualified independent underwriter and has assumed the responsibilities of acting as the qualified independent underwriter with respect to pricing the capital securities offered by this prospectus and conducting "due diligence" in respect to this offering. The price at which the capital securities are being sold to the public will be no higher than the price recommended by Lehman Brothers. See "Risk Factors--Interests of Certain Underwriters in the Offering." Lehman Brothers will receive customary compensation for acting as qualified independent underwriter.


                                  LEGAL MATTERS


    Potter Anderson & Corroon LLP, Wilmington, Delaware, will issue an opinion on behalf of Southern States Capital Trust concerning the legality of the capital securities. Mays & Valentine, L.L.P., Richmond Virginia, will issue an opinion for Southern States concerning the validity of the junior subordinated debentures and the guarantee, and on the United States federal income taxation of the capital securities. Sullivan & Cromwell, New York, New York, will issue an opinion for the underwriters.



                                     EXPERTS


    The consolidated financial statements as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph discussing that the Company changed its method of accounting for costs of computer software developed or obtained for internal use) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of the Gold Kist Inputs Business as of June 27, 1998 and June 28, 1997, and for the three years ended June 27, 1998, June 28, 1997 and June 29, 1996 have been included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION


    Southern States and Southern States Capital Trust have filed a registration statement on Form S-1 under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the registration statement for further information with respect to Southern States and the capital securities offered by this prospectus. While statements contained in this prospectus concerning the provisions of documents are necessarily summaries, Southern States believes that all material terms of those documents have been provided in the prospectus.

    Following the offering of the capital securities, Southern States will file annual, quarterly and other periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. Although Southern States will not be required to provide holders of the capital securities with an annual report to shareholders containing audited financial statements, the annual reports on Form 10-K filed with the SEC will contain audited consolidated financial statements of Southern States. These reports and other materials filed with the SEC may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Southern States' filings will also be available to the public at the SEC Internet site (http://www.sec.gov).


               DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS


      This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Southern States expected financial position, business and financing plans. These forward-looking statements reflect Southern States views with respect to future events and financial performance. The words "believe," "expect," "plans" and "anticipate" and similar expressions as used with respect to the operations of the Gold Kist Inputs Business following our acquisition of that business, and otherwise, identify forward-looking statements. Although Southern States believes that the expectations reflected in such forward-looking statements are reasonable, Southern States can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including the risks and uncertainties described under "Risk Factors." All subsequent written and oral forward-looking statements attributable to Southern States or persons acting on Southern States behalf are expressly qualified in their entirety by these cautionary statements. Southern States cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Southern States is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                            ---------------------

    Trademarks and service marks are italicized where they appear in this prospectus. All trademarks and service marks referred to in this prospectus other than Roundup(R) are registered trademarks of Gold Kist Inc., and (other than the "Gold Kist" mark), were conveyed to Southern States in connection with its acquisition of the Gold Kist Inputs Business. See "Acquisition of the Gold Kist Inputs Business." Roundup(R) is a registered trademark of the Monsanto Company.

                          INDEX TO FINANCIAL STATEMENTS


Audited Financial Statements
                                                                      Page
Southern States Cooperative, Inc. and Subsidiaries
Consent of Independent Accountants................................    F-3
Consolidated Balance Sheet at June 30, 1998 and 1997..............    F-4
Consolidated Statement of Operations for the Years Ended
     June 30, 1998, 1997, and 1996................................    F-6
Consolidated Statement of Patrons' Equity for the Years Ended
     June 30, 1998, 1997, and 1996................................    F-7
Consolidated Statement of Cash Flows for the Years Ended
    June 30, 1998, 1997, and 1996.................................    F-8
Notes to Consolidated Financial Statements........................    F-9

Inputs Business of Gold Kist Inc.
Independent Auditors' Report......................................    F-33
Statements of Assets to be Acquired and Liabilities to be Assumed
     at June 28, 1997 and June 27, 1998...........................    F-34
Statements of Operations for the Years Ended June 29, 1996,
     June 28, 1997 and June 27, 1998..............................    F-35
Statements of Cash Flows for the Years Ended June 29, 1996,
     June 28, 1997 and June 27, 1998..............................    F-36
Notes to Financial Statements.....................................    F-37

Unaudited Interim Financial Statements

Southern States Cooperative, Inc. and Subsidiaries
Consolidated Balance Sheet at March 31, 1999......................    F-43
Consolidated Statement of Operations for the Nine Months Ended
     March 31, 1999...............................................    F-45
Consolidated Statement of Patrons' Equity for the Nine Months
     Ended March 31, 1999.........................................    F-46
Consolidated Statement of Cash Flows for the Nine Months Ended
     March 31, 1999...............................................    F-47
Notes to Consolidated Financial Statements........................    F-48

Inputs Business of Gold Kist Inc.
Statements of Assets to be Acquired and Liabilities to be Assumed
   at September 26, 1998 and June 27, 1998........................    F-52
Statements of Operations for the Three Months Ended
   September 26, 1998 and September 27, 1997......................    F-53
Statements of Cash Flows for the Three Months Ended
   September 26, 1998 and September 27, 1997......................    F-54
Notes to Financial Statements.....................................    F-55

Pro Forma Financial Statements

Southern States Cooperative, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet at
     March 31, 1999...............................................     22
Unaudited Pro Forma Condensed Combined Statement of Operations
     for the Nine Months Ended March 31, 1999.....................     23
Unaudited Pro Forma Condensed Combined Statement of Operations
     for the Year Ended June 30, 1998.............................     24
Notes to the Unaudited Pro Forma Condensed Combined Financial
     Statements...................................................     25

                      Report of Independent Accountants



To the Board of Directors of
Southern States Cooperative, Incorporated:


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, patrons' equity and of cash flows present fairly, in all material respects, the financial position of Southern States Cooperative, Incorporated and Subsidiaries (the "Company") at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, effective July 1, 1997, the Company changed its method of accounting for costs of computer software developed or obtained for internal use.

                              /s/  PricewaterhouseCoopers LLP


August 31, 1998, except as to Note 19, for which the date is October 13, 1998

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

               CONSOLIDATED BALANCE SHEET, June 30, 1998 and 1997
                             -----------------------



                        ASSETS                                         1998              1997
                                                                       ----              ----

Current assets:
   Cash and cash equivalents (Note 1k)                           $   15,352,446    $  16,853,790
   Receivables, net (Notes 3 and 5)                                  55,329,766       63,949,179
   Inventories (Notes 1c and 4)                                     133,167,494      124,904,835
   Prepaid expenses                                                   7,325,862        6,152,760
   Deferred income taxes (Notes 1h and 12)                            4,989,913        4,103,975
   Deferred charges                                                     960,334        1,535,393



                                                                 --------------    -------------


           Total current assets                                     217,125,815      217,499,932
                                                                 --------------    -------------





Investments and other assets:
  Investments:
     Statesman Financial Corporation (Notes 1a and 5)                18,144,573       18,125,983
     Michigan Livestock Credit Corporation (Notes 1a and 5)          10,156,000
     Other companies (principally cooperatives)(Notes 1f and 6)      75,573,146       64,242,819
  Receivables (Notes 3 and 5)                                         1,316,515          460,779
  Other assets                                                       10,787,753        4,828,722
                                                                 --------------   --------------

           Total investments and other assets                       115,977,987       87,658,303
                                                                 --------------   --------------


Property, plant and equipment (Notes 1d and 7)                      304,577,628      264,987,502
Less accumulated depreciation                                       175,384,990      160,985,624
                                                                 --------------   --------------

           Property, plant and equipment, net                       129,192,638      104,001,878



                                                                 --------------   --------------


                                                                  $ 462,296,440    $ 409,160,113
                                                                 ==============   ==============




           LIABILITIES AND STOCKHOLDERS' AND
                    PATRONS' EQUITY                                     1998            1997
                                                                        ----            ----
Current liabilities:
  Short-term notes payable (Note 8)                                $  7,100,000    $  2,375,000
  Current maturities of long-term debt (Note 9)                       1,833,434       1,420,725
  Accounts payable                                                   71,235,641      64,957,946
  Accrued expenses:
    Environmental remediation (Note 13b)                                429,649         387,215
    Payrolls, employee benefits, related taxes and
    other                                                            34,398,390      17,561,093
  Accrued income taxes                                                2,380,815       2,223,732
  Dividends payable                                                     341,450         402,548
  Patronage refunds payable in cash                                   2,378,378       6,884,321
  Advances from managed member cooperatives (Note 2)                  6,929,943      12,605,601
                                                                 --------------  --------------

          Total current liabilities                                 127,027,700     108,818,181
                                                                 --------------  --------------

Long-term debt (Note 9)                                             136,041,301     109,902,250
                                                                 --------------  --------------

Other noncurrent liabilities:
  Employee benefits                                                   6,936,519       5,404,808
  Deferred income taxes (Notes 1h and 12)                             4,745,538       4,060,766
  Environmental remediation (Note 13b)                                  746,498         752,864
  Miscellaneous                                                       5,403,204       3,127,195
                                                                 --------------  --------------

           Total other noncurrent liabilities                        17,831,759      13,345,633
                                                                 --------------  --------------

Redeemable preferred stock (Note 10)                                  2,114,100       2,114,100

Capital stock (Note 10):
  Preferred                                                           1,494,200       1,543,200
  Common - $1 par value; 12,195,018 and 11,921,422
      shares outstanding at June 30, 1998 and 1997, respectively     12,195,018      11,921,422

Patrons' equity                                                     165,592,362     161,515,327
                                                                 --------------  --------------


                                                                  $ 462,296,440   $ 409,160,113
                                                                 ==============  ==============

         See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                for the years ended June 30, 1998, 1997, and 1996
                           --------------------------


                                                         1998              1997               1996
                                                         ----              ----               ----
Sales and other operating revenue:
   Net purchases by patrons (Note 2)               $1,022,846,771    $1,097,173,192     $1,008,840,446
   Net marketing for patrons                           92,862,915       115,972,257        110,667,059
   Other operating revenue                              3,793,344         2,954,306          3,141,354
                                                   --------------     -------------      -------------

                                                    1,119,503,030     1,216,099,755      1,122,648,859

Cost of products purchased and marketed
   (Notes 1c, 6 and 13b)                              927,652,435     1,014,440,358        926,752,850
                                                   --------------     -------------      -------------

           Gross margin                               191,850,595       201,659,397        195,896,009

Selling, general and administrative expenses          175,783,844       166,132,518        157,809,479
                                                   --------------     -------------      -------------

           Savings on operations                       16,066,751        35,526,879         38,086,530
                                                   --------------     -------------      -------------

Other deductions (income):
   Interest expense (Notes 5, 8, and 9)                16,859,373        15,565,523         15,236,987
   Interest income and finance charges                 (7,800,390)       (7,660,693)        (6,919,039)
   Miscellaneous income, net                           (6,624,656)       (5,917,803)        (4,877,412)
                                                   --------------     -------------      -------------

                                                        2,434,327         1,987,027          3,440,536
                                                   --------------     -------------      -------------

           Savings before income taxes                 13,632,424        33,539,852         34,645,994

Income tax expense (Notes 1h and 12)                    2,965,786         6,038,411          7,052,233
                                                   --------------     -------------      -------------

            Net savings                              $ 10,666,638      $ 27,501,441      $  27,593,761
                                                   ==============     =============      =============


         See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF PATRONS' EQUITY

                for the years ended June 30, 1998, 1997, and 1996
                            ------------------------


                                                       1998           1997           1996
                                                       ----           ----           ----

Patronage refund allocations:

   Balance, beginning of year                      $ 67,566,625   $  63,445,207  $  59,771,570
   Allocation from net savings for the year           3,702,869      10,590,586     10,306,161
   Allocations assumed in merger (Note 17)            2,683,000
   Adjustments to prior year's allocation               153,836         102,104        124,540
   Redemptions                                       (5,955,206)     (6,571,272)    (6,757,064)
                                                   -------------  --------------   -------------

        Balance, end of year                         68,151,124      67,566,625     63,445,207
                                                   -------------  --------------   -------------

Operating capital:
   Balance, beginning of year                        93,948,702      84,653,534     75,220,267
   Net savings from operations                       10,666,638      27,501,441     27,593,761
   Patronage refunds payable in:
     Cash                                            (2,378,378)     (6,884,321)    (6,668,809)
     Patronage refund allocations                    (3,702,869)    (10,590,586)   (10,306,161)
   Adjustments to prior year's estimated
     patronage refunds, net of income taxes            (123,724)         82,219       (143,988)
   Dividends on capital stock declared:
     Preferred                                         (279,407)       (283,808)      (411,948)
     Common, $.06 per share                            (681,536)       (521,439)      (577,295)
   Other reductions                                      (8,188)         (8,338)       (52,293)
                                                  --------------  --------------  ------------

        Balance, end of year                         97,441,238      93,948,702     84,653,534
                                                  --------------  --------------  ------------

           Total patrons' equity                  $ 165,592,362   $ 161,515,327  $ 148,098,741
                                                  ==============  ============== =============




         See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                for the years ended June 30, 1998, 1997, and 1996
                            -----------------------

                                                         1998           1997           1996
                                                         ----           ----           ----
Operating activities:

   Net savings from operations                      $ 10,666,638   $ 27,501,441  $ 27,593,761
   Adjustments to reconcile net savings to cash
     provided by
       operating activities:
     Depreciation                                     17,256,620     16,302,811    16,212,388
     Amortization                                        355,252        295,558        54,608
     Deferred income taxes                               274,611       (392,258)     (528,607)
     Gain on sale of property and equipment             (510,695)      (927,289)     (187,048)
     Undistributed earnings of finance company
       and  joint ventures                              (289,720)      (189,019)      (85,411)
     Noncash patronage refunds received               (6,764,372)    (9,855,976)   (9,055,759)
     Redemption of noncash patronage refunds
     received                                          2,335,408      2,148,256     2,705,434
     Cash provided by (used) for current assets
       and liabilities (Note 16)                      10,277,837     (3,453,180)  (11,078,678)
                                                    ------------   ------------  -------------

            Cash provided by operating activities     33,601,579     31,430,344    25,630,688
                                                    ------------   ------------  -------------

Investing activities:
   Additions to property, plant and equipment        (33,904,668)   (19,944,578)  (18,529,038)
   Proceeds from disposal of property, plant and
     equipment                                         1,743,604      1,820,230
   Additional investments in other companies         (10,430,352)    (2,856,293)      435,747
   Net cash paid for acquisition (Note 17)            (1,241,347)                  (1,596,798)
                                                    -------------  ------------  -------------
            Cash used in investing activities        (43,832,763)   (20,980,641)  (19,690,089)
                                                    ------------   ------------  -------------

Financing activities:
   Net increase in short-term notes payable            4,725,000      2,200,000       175,000
   Proceeds from long-term debt                       49,172,487      7,000,000    15,000,000
   Repayment of long-term debt                       (31,594,763)    (7,969,689)   (3,430,490)
   Net  redemptions (purchases) of equities
     required by lender  (Note 9)                         42,160        (67,009)      332,652
   Dividends on capital stock paid                    (1,022,041)      (958,265)     (842,630)
   Patronage refunds paid in cash                     (6,884,321)    (6,668,809)   (3,812,249)
   Redemption of stockholders' and patrons' equity    (6,630,611)    (6,631,292)   (8,857,671)
   Proceeds from issuance of capital stock               921,929      1,214,365     1,294,645
                                                    ------------   ------------  -------------

           Cash provided by (used in) financing
             activities                                8,729,840    (11,880,699)     (140,743)
                                                    ------------   ------------  -------------

           (Decrease) increase in cash and cash
             equivalents                              (1,501,344)    (1,430,996)    5,799,856

Balance at beginning of year                          16,853,790     18,284,786    12,484,930
                                                    ------------   ------------  -------------

           Balance at end of year                   $ 15,352,446   $ 16,853,790  $ 18,284,786
                                                    ============   ============  =============

         See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             ---------------------

1. Summary of Significant Accounting Policies:
   -------------------------------------------

   a. Basis of Presentation - The consolidated financial statements include the accounts of Southern States Cooperative, Incorporated ("Southern States") and its wholly owned subsidiaries (collectively the "Company"). Upon consolidation, all significant intercompany accounts and transactions have been eliminated.

      Effective April 1, 1998 Michigan Livestock Exchange ("MLE") merged with the Company. Pursuant to the merger, MLE became a division of the Company, operating under the name MLE Marketing. The operating results of MLE Marketing have been included in the Company's consolidated financial statements since the date of the merger (see Note 17). Southern States' investment in Statesman Financial Corporation ("SFC"), a 46.3%-owned finance company and SFC's wholly owned subsidiary, Michigan Livestock Credit Corporation ("MLCC"), is accounted for by the equity method (see
      Note 5).

   b. Lines of Business - The Company's primary lines of business are the procurement, processing and distribution of agricultural production supplies and the marketing of grain and livestock, for its members. The Company distributes its products through a network of retail, wholesale and processing facilities primarily located in Delaware, Kentucky, Maryland, North Carolina, Virginia and West Virginia. The Company markets grain through a network of grain facilities located in Delaware, Kentucky, Maryland, North Carolina and Virginia. The Company markets livestock through a network of livestock facilities located in Indiana, Kentucky, Michigan and Ohio.

   c. Inventories and Cost of Products Purchased and Marketed - Inventories, except grain, are stated at the lower of cost or market. Cost is determined on various bases, including average; first-in, first-out; and specific-identification. Grain inventories are stated at net market, as adjusted for unrealized gains and losses on open futures contracts, and open purchase and sales contracts. Grain inventories are substantially hedged to minimize risks arising from price volatility due to market fluctuations. Patronage refunds from supplier cooperatives in the form of qualified written notices of allocation are recorded as received and are accounted for as reductions of cost of products purchased and marketed. Nonqualified written notices of allocation are not recorded until the cash is received.

   d. Property, Plant and Equipment - Property, plant and equipment is recorded at cost. The costs of property additions, major renewals and betterments are capitalized while the costs of ordinary maintenance and repairs are charged to operations as incurred. The costs of property additions include interest capitalized during major plant construction.

      The Company early adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") effective July 1, 1997. SOP 98-1 requires capitalization of certain costs incurred during the application development stage of an internal use software development project, including: (i) external direct costs of materials and services consumed in developing or obtaining internal-use computer software, which the company previously capitalized and (ii) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project, which the company did not previously capitalize. This change in accounting principle increased fiscal 1998 savings before income taxes and net savings by approximately $969,000 and $583,000, respectively.

      Depreciation is determined principally by the straight-line method based on estimated useful lives (buildings and improvements - 20 to 40 years, machinery and equipment - 4 to 20 years, furniture and fixtures - 5 to 10 years). Gains and losses on disposition or retirement of assets are reflected in income as incurred.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------

1. Summary of Significant Accounting Policies, continued:

   e. Impairment of Long-Lived Assets - The Company reviews long-lived tangible and intangible assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." For assets to be held and used in operations, this standard requires that, whenever events indicate that an asset may be impaired, undiscounted cash flows is analyzed at the lowest level for which there are identifiable and independent cash flows. If the sum of these undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of the loss is based on the estimated fair value of the asset.

   f. Investments - Investments in other cooperatives are stated at cost (cash invested) plus unpaid qualified written notices of allocation, less redemptions. The equity method of accounting is used for investments in other companies in which Southern States' voting interest is 20 to 50 percent. The Company will reduce or write-off the carrying value of an investment when events indicate that the investment is impaired and the Company will not be able to recover the full carrying value of the investment.

   g. Environmental Compliance and Remediation - Environmental compliance costs include the cost of purchasing and/or constructing assets to prevent, limit and/or control pollution or to monitor the environmental status at various locations. These costs are capitalized and depreciated based on estimated useful lives.

      Environmental remediation costs of facilities used in current operations are generally immaterial and are expensed as incurred. Remediation costs and post remediation costs at facilities that relate to an existing condition caused by past operations are accrued as liabilities on an undiscounted basis when it is probable that such costs will be incurred and when such costs are reasonably estimated.

   h. Income Taxes - For income tax purposes, Southern States is a nonexempt agricultural cooperative. Accordingly, Southern States does not pay income taxes on that portion of savings distributed in qualified written notices of allocation arising from sales to members, patrons eligible for membership and certain other patrons; such savings are included in the taxable income of these members and patrons. Deferred income tax liabilities and assets are determined based on differences between financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

   i. Employee Retirement Plan - The employees of Southern States and certain subsidiaries are covered under a multiemployer defined benefit retirement plan. Southern States' policy is to fund and expense an amount equal to Southern States' share of the actuarially determined funding requirement of the plan.

   j. Common Stock and Patronage Refunds Payable - Southern States is an agricultural cooperative operating for the benefit of its stockholders/members and other patrons. Pursuant to its bylaws, Southern States is obligated to return all patronage-sourced savings for each year, after payment of dividends on capital stock and reasonable additions to capital reserves, to such members, patrons eligible for membership and certain other patrons in proportion to the volume of business transacted with them during the year. See Note 10 with respect to requirements for membership and common stock ownership.

   k. Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                -----------------


   l. Revenue Recognition - Revenue from the sale of goods is recognized when title and risk of loss have transferred to the buyer, which is generally when product is delivered. Service revenue is recognized upon completion of the rendered service.

   m. Reclassifications - Certain reclassifications have been made to the 1997 financial statements to conform to the 1998 presentation.

   n. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   o. Transfers of Financial Assets - The Company accounts for transfers of financial assets pursuant to Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). SFAS 125 applies a control oriented financial components approach to financial-asset-transfer transactions whereby Southern States (i) recognizes the financial and servicing assets it controls and the liabilities it has incurred, (ii) derecognizes financial assets when control has been surrendered, and
      (iii) derecognizes liabilities once they are extinguished.

      Because the transactions between SFC and Southern States met SFAS 125's conditions for sale accounting, consistent with prior years, the finance receivables sold to SFC were recorded as sales of financial assets and all related discounts were expensed as incurred.

   p. Derivatives - As part of its asset/liability management program, the Company utilizes financial derivatives to reduce the Company's sensitivity to interest rate fluctuations and commodity hedges to reduce market price fluctuations relating to grain and petroleum products. Net receipts or payments under the interest rate swap agreements are recognized as adjustments to interest expense. Realized and unrealized gains and losses on futures contracts for grain and petroleum products are accounted for on a deferral basis.

   q. New Accounting Standards - During the Company's fiscal year ended 1998, the Financial Accounting Standards Board issued several new pronouncements, including standards on information about derivatives, and employer's disclosures about pension and other postretirement benefit plans. The Company is currently evaluating any impact of the derivatives standard; the other standards are not expected to have a material impact on the Company's financial statements.


2.  Managed Member Cooperatives:
    ----------------------------

   Under management agreements, Southern States performs various financial, management and accounting services for other agricultural cooperatives ("managed member cooperatives"). There were 70, 72 and 74 such cooperatives at June 30, 1998, 1997 and 1996, respectively. These managed member cooperatives are owned entirely by their stockholders and patrons and thus are associated with Southern States solely by management agreements (the "Agreements"). For services performed, Southern States was reimbursed $3,947,069 in 1998, $3,795,021 in 1997 and $3,699,399 in 1996.

   Under the Agreements, cash is advanced by Southern States to the managed member cooperatives (primarily as revolving advances for sales of products to the managed member cooperatives) and excess cash of the managed member cooperatives is advanced to Southern States. The interest rate charged or credited on monthly balances of these advances approximates the CoBank, ACB national variable rate. Net interest income realized by Southern States on net advances totaled $296,423, $647,554 and $639,165 in 1998, 1997 and 1996,
   respectively.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             ----------------------

2. Managed Member Cooperatives, continued:
   ----------------------------

   During 1998, 1997 and 1996 certain managed member cooperatives chose to reinvest approximately $1.2 million, $1.2 million and $800,000, respectively, of their revolved patronage refund allocations in an equivalent amount of $1 par value shares of the Company's membership common stock.

   Net purchases by patrons include purchases by managed member cooperatives of approximately $208,833,488 in 1998, $218,673,169 in 1997 and $199,066,506 in
   1996.

3. Receivables:
   ------------

   The Company grants credit to farmers and other retail and wholesale purchasers of agricultural production supplies primarily in Delaware, Indiana, Kentucky, Maryland, Michigan, North Carolina, Ohio, Virginia and West Virginia. Receivables at year end were as follows:


                                                                  1998           1997
                                                                  ----           ----
      Current:
          Trade:
              Accounts                                         $149,625,090   $137,651,583
              Notes                                               5,034,802      3,858,216
          Advances to managed member cooperatives (Note 2)       24,644,909     30,116,873
          Less receivables sold to SFC (Note 5)                (121,331,851)  (105,440,350)
                                                               ------------   ------------

                                                                 57,972,950     66,186,322
          Less allowance for doubtful accounts                   (2,643,184)    (2,237,143)
                                                               ------------   ------------

            Total current receivables                          $ 55,329,766   $ 63,949,179
                                                               ============   ============

      Noncurrent:
          Trade notes                                          $  1,316,515   $    460,779
                                                               ------------   ------------

            Total noncurrent receivables                       $  1,316,515   $    460,779
                                                               ============   ============

   Interest is earned and recognized on accounts receivable based on average outstanding balances beginning either from account inception or after 30-day interest free periods dependent upon the type and anticipated duration of the accounts receivable.

4.  Inventories:

    Inventories at year end consisted of the following:
                                                                  1998           1997
                                                                  ----           ----

      Finished goods:
          Purchased for resale                                $115,667,733    $109,516,828
          Manufactured                                           4,384,872       3,556,316
                                                               ------------   ------------

                                                               120,052,605     113,073,144
      Materials and supplies                                    13,114,889      11,831,691

          Totals                                              $133,167,494    $124,904,835
                                                              ============    ============

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                               ------------------


5.  Investments in Finance Companies:

    SFC and Southern States are parties to an agreement dated September 16, 1991, and amended effective November 3, 1997, under which SFC purchases from Southern States certain receivables without recourse. Under the terms of the agreement, Southern States pays certain fees on receivables sold to SFC. In addition, certain receivables are discounted to provide SFC with revenues sufficient to cover interest charges incurred and historical charge-offs. Receivables sold to SFC totaled approximately $996,700,000, $991,500,000 and $904,200,000 for 1998, 1997 and 1996, respectively. The related fees and discounts, which are recorded as interest expense in the statement of operations, for 1998, 1997 and 1996 were $9,500,000, $8,200,000 and $8,400,000, respectively. SFC paid volume incentive fees, which are recorded as miscellaneous income in the statement of operations, to Southern States for purchases of receivables of $1,320,000, $1,375,000 and $1,266,000 for 1998, 1997 and 1996, respectively. In addition, pursuant to the aforementioned contractual arrangement between Southern States and SFC, Southern States services certain accounts receivable sold to SFC.

    Under the terms of the agreement, Southern States is obligated to maintain a computed minimum investment in SFC's Class A noncumulative preferred stock ("Class A Preferred Stock"), based on the average daily balances of receivables sold to SFC. The amount of Class A Preferred Stock held by Southern States was $17,918,000 at June 30, 1998 and 1997, respectively.

    The consumer retail financing receivables, asset-based loans, and agrifinancing receivables are primarily due from customers of Southern States.

    SFC has entered into operating lease agreements with Southern States and its patrons whereby Southern States and its patrons lease computer equipment, liquid propane tanks, and agricultural equipment from SFC. The net book value of the assets leased to Southern States and its patrons by SFC totaled approximately $7,005,000 and $7,971,000 as of June 30, 1998 and 1997, respectively. Total operating lease expenses incurred by Southern States under the lease agreements totaled approximately $2,460,000, $2,663,000 and $2,617,000 in 1998, 1997 and 1996, respectively. SFC paid volume incentive fees to Southern States for operating lease agreements totaling $295,000, $392,000 and $351,000 in 1998, 1997 and 1996,
    respectively.

    As of April 1, 1998, MLCC became a wholly owned subsidiary of SFC (See Note
    17). MLCC and Southern States are parties to an agreement dated April 1, 1998, under which MLCC provides agricultural production loans, building loans, equipment loans, renovation loans, revolving credit loans, and other loans to and financing for customers of Southern States. Under the agreement, Southern States agrees to provide MLCC with equity capital in exchange for shares of MLCC preferred stock. The amount of MLCC preferred stock held by Southern States was $10,156,000 at June 30, 1998.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             ----------------------


5.  Investment in Finance Companies, continued:
    --------------------------------

    A consolidated condensed balance sheet for SFC as of June 30, 1998 and 1997, and the consolidated condensed statement of operations for the years ended June 30, 1998, 1997 and 1996 are as follows:

                                Balance Sheet
                                -------------
   Assets                                             1998            1997
   ------                                             ----            ----

   Cash                                           $   3,917,971   $  4,383,451
   Finance receivables, net of allowance for
   credit losses of
     $9,462,807 for 1998 and $2,931,800 for 1997    202,908,086    127,717,039
   Other                                             18,394,143     11,844,430
   Investments in other cooperatives                 10,922,574      8,454,647
                                                  --------------  -------------

         Total assets                             $ 236,142,774   $152,399,567
                                                  ==============  =============

   Liabilities and Stockholders' Equity
   ------------------------------------
   Notes payable:
     Short-term lines of credit                   $ 166,545,000   $ 98,230,000
     Term loans                                      34,250,000     35,000,000
   Accounts payable and accrued expenses              3,773,693        820,106
   Preferred stock                                   31,074,000     17,918,000
   Stockholders' equity                                 500,081        431,461
                                                  --------------  -------------
         Total liabilities and stockholders'
           equity                                 $ 236,142,774   $152,399,567
                                                  ==============  =============



                                                      1998            1997           1996
                                                      ----            ----           ----
              Statement of Operations
              -----------------------

   Net interest and fee income                     $  4,152,215   $  3,793,217   $  3,560,414
   General and administrative expenses                3,932,000      3,652,292      3,428,209
                                                  --------------  -------------  -------------

         Income before provision for income taxes       220,215        140,925        132,205

   Provision for income taxes                            86,318         55,703         46,558
                                                  --------------  -------------  -------------

         Net income                                 $   133,897    $    85,222    $    85,647
                                                  ==============  =============  =============

   Southern States' equity interest                 $    61,967    $    38,368    $    42,823
                                                  ==============  =============  =============


    The Company's 46.3% equity interest in SFC's consolidated net income has been included in the Company's consolidated statement of operations as miscellaneous income.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             ---------------------


5.  Investments in Finance Companies, continued:
    ---------------------------------

    The following unaudited pro forma results of operations, assumes that the purchase of MLCC had occurred on July 1, 1996. The unaudited pro forma results of operations are presented for informational purposes only and do not purport to be indicative of SFC's future consolidated results of operations.

                                                        Year ended June, 30
                                                       1998            1997
                                                       ----            ----

    Interest and service fee income                  $24,791,835     $20,684,915
                                                    ============    ============

    Net loss                                         $ 2,026,773     $    41,565
                                                    ============    ============

    SFC has a Master Loan Agreement with CoBank, ACB ("CoBank") that provides for a $25,000,000 term loan payable due November 1, 1999 plus interest at an average interest rate of 6.80%.

    On November 6, 1997, SFC renewed an agreement for a syndicated bank lending facility providing for line of credit borrowings totaling $150,000,000 and certain term loan borrowings. This agreement is renewable annually and is administered by CoBank. The line of credit borrowings of $107,000,000 at June 30, 1998 bear interest at varying rates (approximately 5.82% at June 30, 1998). As of June 30, 1998, the balance of the amortizing term loan was $5,500,000 payable $1,500,000 in 1999 and $2,000,000 annually in fiscal
    2000 and 2001 plus interest at varying interest rates (approximately 7.37% at June 30, 1998). SFC is required to maintain investments in CoBank's capital stock and allocated equities based on percentages of the average loans outstanding. These investments are pledged as collateral for the notes payable.

    SFC has a Loan Agreement with Crestar Bank ("Crestar") that provides for a $10,000,000 line of credit (subject to certain net worth restrictions), with a balance of $5,450,000 at June 30, 1998; and a $2,000,000 amortizing term loan outstanding at June 30, 1998, which is due on November 1, 1998 and bears interest at 5.85%. The line of credit bears interest at varying rates established by Crestar (approximately 6.73% at June 30, 1998).

    MLCC has an agreement for a syndicated bank lending facility that provides for a line of credit totaling $100,000,000 that is renewable annually and is administered by CoBank. The line of credit borrowings of $53,000,000 at June 30, 1998 bear interest at varying rates (approximately 5.84% at June 30, 1998). MLCC has a loan agreement with Crestar that provides for a $5,000,000 line of credit with a balance of $1,095,000 at June 30, 1998. The line of credit bears interest at varying rates established by Crestar (approximately 6.73% at June 30, 1998). MLCC has subordinated debt of $1,750,000 that consists of notes payable to two farm bureaus, which notes are unsecured and subordinated to all "senior debt" of MLCC. "Senior debt" includes all indebtedness of MLCC to banks. These notes have interest rates of 10% to 10.5% and are due at various times through October 31, 2000.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                            -----------------------


5.  Investments in Finance Companies, continued:
    ---------------------------------

    Under the most restrictive debt agreement, SFC cannot exceed a debt to net worth ratio of 7 to 1 at the end of each month. This requirement increases seasonally to 8.5 to 1 for the months of June, July and August 1998 and will revert to 7 to 1 on September 1, 1998. SFC plans to repay certain borrowings by August 31, 1998 in order to comply with this requirement. SFC is also required to achieve a "TIER" (Times Interest Earned Ratio) of 1.1 to 1 or greater. TIER is defined as net income before interest and taxes plus the sum of depreciation and net additions to reserves for losses, all divided by interest expense. SFC is also required to maintain a "Defaulted Receivable Ratio" not to exceed .0055 to 1.

    On August 1, 1996, SFC entered into a Financing Services and Contributed Capital Agreement (the "Agreement") with Countrymark Cooperative, Inc. ("Countrymark") whereby SFC extends revolving credit to customers of Countrymark through the issuance of credit cards. Under the terms of the Agreement, Countrymark is obligated to maintain a computed minimum investment in SFC's Class A noncumulative preferred stock. In connection with this transaction, SFC and Countrymark also entered into a Common Stock Subscription and Redemption Agreement (the "Common Stock Agreement"). Countrymark has the right to cancel the Common Stock Agreement and tender its common stock to SFC and SFC has the right to cancel the Common Stock Agreement and redeem the common stock at any time. As part of the Common Stock Agreement, Countrymark purchased 73 shares of SFC's common stock representing 10.2% of the 713 shares of authorized common stock; 66 managed member cooperatives and Southern States each own 43.5% and 46.3%, respectively. Additionally, for as long as Countrymark maintains at least a 9.96% ownership in SFC's common stock, Countrymark is entitled to maintain one representative on the Board of Directors of SFC.


6.  Investments in Other Companies:
    -------------------------------

    Investments in other companies consisted of the following at year end:

                                                       1998            1997
                                                       ----            ----

      CF Industries, Inc.                         $ 43,473,877   $ 39,223,577
      CoBank, ACB                                    7,479,858      7,187,751
      St. Paul Bank                                  1,470,947
      Southern States Insurance Exchange            11,266,484     10,010,493
      Universal Cooperatives, Inc.                   3,216,156      3,396,809
      Other cooperatives and companies               2,772,154        933,179
      Joint ventures                                 5,893,670      3,491,010
                                                 --------------  -------------

           Totals                                 $ 75,573,146   $ 64,242,819
                                                 ==============  =============

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             ----------------------


6.  Investments in Other Companies, continued:

    At June 30, 1998 and 1997, the Company's aggregate equity in the net assets of these investees exceeded the carrying value of such investments by approximately $15,650,000 and $17,000,000, respectively. Total patronage refunds received for 1998 and 1997 are detailed in the table below. The cash portion of these patronage refunds totalled $2,918,799 and $6,883,386 for 1998 and 1997, respectively.

                                                       1998            1997
                                                       ----            ----

      CF Industries, Inc.                          $  5,512,596    $ 13,127,754
      CoBank, ACB                                       477,526         537,623
      Southern States Insurance Exchange              3,407,439       2,884,326
      Universal Cooperatives, Inc.                      232,667         144,483
      Other cooperatives                                 52,943          45,076
                                                   -------------   -------------

           Totals                                  $  9,683,171    $ 16,739,262
                                                   =============   =============

    Purchases by Southern States from CF Industries, Inc. and Universal Cooperatives, Inc. were approximately $88,000,000 and $90,000,000 in 1998 and 1997, respectively.


7.  Property, Plant and Equipment:
    ------------------------------

    Property, plant and equipment at year end is summarized as follows:

                                                    1998            1997
                                                    ----            ----

      Land                                      $  16,496,766   $ 14,620,768
      Buildings and improvements                   90,332,409     77,280,460
      Machinery and equipment                     100,032,931     96,145,743
      Furniture and fixtures                       28,667,191     24,743,450
      Automotive equipment                         53,307,919     47,888,301
      Construction in progress                     15,740,412      4,308,780
                                                --------------  -------------

           Totals                               $ 304,577,628   $264,987,502
                                                ==============  =============

    At June 30, 1998 and 1997, property, plant and equipment, having an aggregate book value of $6,990,070 and $7,918,587, respectively, was pledged as collateral under industrial revenue financings (see Note 9).

    The cost of property, plant and equipment includes: interest capitalized in the amount of $451,478, $164,506, and $115,576 in 1998, 1997, and 1996,
    respectively; and capitalized software in the amount of $9,610,641 and $2,938,329 at June 30, 1998 and 1997, respectively. Depreciation expense associated with capitalized software was $237,251 and $234,027 in 1998 and 1997, respectively. There was no capitalized software or depreciation expense associated with capitalized software for the year ended June 30, 1996.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                          ---------------------------


8.  Short-Term Notes Payable:
    -------------------------

    At June 30, 1998, short-term notes of $7,100,000 bearing interest at rates of 7.75% and 8.00% were payable to CoBank. At June 30, 1997, short-term notes of $2,375,000 bearing interest at 8.00% were payable to CoBank. At June 30, 1998, the Company had a $50,000,000 short-term line of credit with CoBank and short-term lines of credit with other institutions totaling $97,000,000 which do not require the maintenance of compensating balances because generally credit extension is subject to availability of funds. At June 30, 1998 and June 30, 1997, there were no borrowings under these lines of credit.

    During 1998, average daily short-term borrowings were approximately $47,636,986 (maximum outstanding - $81,300,000) at a weighted average interest rate approximating 5.77%. During 1997, such borrowings averaged approximately $32,416,301 (maximum outstanding - $74,250,000) at a weighted average interest rate approximating 5.57%. These rates were computed net of qualified patronage refunds received from CoBank.


9.  Long-Term Debt:

    Long-term debt at year end consisted of:

                                                                   1998            1997
                                                                   ----            ----
      Term notes - CoBank due 2005, 6.99% and 7.02% per
        annum at June 30, 1998 and 1997, respectively (a)     $  38,000,000    $ 41,700,000
      Variable-rate revolving term loan - CoBank due 2001,
        6.11%-6.31% and 6.12% per annum at June 30, 1998
        and 1997, respectively (a)                               93,000,000      44,000,000
      Senior Notes - Aetna Life Insurance Company 9.25% per
        annum (b)                                                                18,000,000
      Industrial revenue financings (c)                           6,620,000       7,520,000
      Notes due through 2003 (maximum rate 10%)                     254,735         102,975
                                                              -------------   -------------

           Total long-term debt                                 137,874,735     111,322,975

      Less current maturities                                     1,833,434       1,420,725
                                                              -------------   -------------

           Long-term debt due after one year                  $136,041,301     $109,902,250
                                                              =============   =============


    (a) The term notes with CoBank are payable $1,000,000 in 1999, $3,000,000 annually in 2000 and 2001, $7,000,000 annually in 2002 and 2003,
        $9,000,000 in 2004, and $8,000,000 in 2005. The credit facilities with CoBank include a variable-rate revolving bank line of credit agreement totaling, in aggregate, $93,000,000. This agreement, which expires in 2001, enables the Company to refinance short-term debt on a long-term basis. Accordingly, certain current maturities of long-term debt intended to be refinanced were reclassified as long-term debt (see Note 9(b)). Under the terms of the short-term and long-term loan agreements with CoBank, the Company is required to maintain investments in CoBank's capital stock and allocated equities based on percentages of the average loans outstanding. At June 30, 1998, such investments in the amount of $7,479,858 were pledged as collateral for indebtedness to CoBank.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           --------------------------


9.  Long-Term Debt, continued:
    ---------------

    (b) The Senior Notes, Series A (the "Notes") issued to Aetna Life Insurance Company and due August 4, 1999 were payable $6,000,000 1998 through 2000. At June 30, 1997, the $6,000,000 payable in 1998 was classified as long-term debt since the Company had the ability and intent to refinance this debt. The Company prepaid the Notes in full on August 4, 1997, utilizing funds available under its revolving credit facility. Prepayment penalties of $240,000 were incurred related to this prepayment.

    (c) Two industrial revenue financings require payments sufficient to enable the industrial development authorities to pay principal, premium, if any, and interest on the revenue bonds. The obligations mature serially in the following annual amounts: $750,000 annually in fiscal 1999 through 2004, $1,620,000 in 2005 and $500,000 in 2006. The obligations bear interest at rates ranging from 3.60% to 3.70%.

    Long-term debt maturing within each of the four fiscal years after June 30, 1999 is as follows: 2000 - $3,810,331; 2001 - $96,811,398; 2002 -
    $7,793,742; 2003 - $7,755,830; thereafter - $19,870,000. The Company has an outstanding letter of credit in the amount of $20,000,000 at June 30, 1998 to collateralize certain borrowings.

    Under the most restrictive outstanding debt agreement, the Company is required to maintain, at fiscal year end, on a consolidated basis: (a) working capital of at least $65,000,000, (b) a ratio of current assets to current liabilities of at least 1.45 to 1, (c) net worth of at least 35% of total assets and not less than $140,000,000, and (d) a ratio of adjusted long-term debt to tangible net worth not to exceed .775 to 1 through December 31, 1998 and .75 to 1 thereafter.

    See Note 15, Derivative Financial Instruments for information relating to interest rate swaps.


10. Capital Stock:
    --------------

    At June 30, 1998, Southern States' authorized capital stock consisted of 20,000,000 shares of common stock ($1 par value) and 200,000 shares of cumulative preferred stock ("5%-6% Preferred Stock") ($100 par value), issuable in series. The 5% to 6% Preferred Stock is redeemable at par value plus declared and unpaid dividends, if any, and redemption is limited to 20,000 shares annually. The Company's Articles of Incorporation were restated on July 13, 1998 to increase the authorized shares of preferred stock from 200,000 shares to 1,000,000 shares, $100 par value per share.

    Wetsel, Inc. ("Wetsel"), a wholly owned subsidiary, has authorized 35,000 shares of Series 1, Class A cumulative redeemable preferred stock. At June 30, 1998 and 1997, Wetsel had 21,141 shares ($2,114,000) of 9% Series 1,
    Class A cumulative redeemable preferred stock ("9% Redeemable Preferred Stock") outstanding ($100 par value). Pursuant to an agreement dated February 3, 1995, this stock may not be called for redemption by Wetsel or put for redemption by the holders prior to December 31, 1999.

    Southern States' authorized common stock is membership common stock and, pursuant to the requirements of the Agricultural Cooperative Association Act of Virginia and the Articles of Incorporation and Bylaws of Southern States, its issuance or transfer is limited to bona fide producers of agricultural products and cooperative associations that are owned and controlled by such producers who use the services or supplies of Southern States. Dividends on Southern States' common stock are limited annually to 6% of this stock's aggregate par value.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                          ---------------------------


10. Capital Stock, continued:
    --------------

    Patronage refund allocations represent allocated undistributed member margins. Patronage refund allocations do not bear interest and are subordinated to all common and preferred shares outstanding and indebtedness of the Company. Patronage refund allocations may be redeemed at the discretion of the Board of Directors.

    Each member, regardless of the number of shares of common stock registered in the member's name, is entitled to one vote in the affairs of Southern States. Under various circumstances (e.g., death of stockholder), Southern States repurchases common stock from its members at par value plus declared and unpaid dividends, if any. In the event of liquidation or other disposition of the assets of Southern States, the holders of common stock, after satisfaction of obligations to creditors and to holders of all preferred stock, would be entitled to receive a maximum of $1 per share (par value) plus declared and unpaid dividends, if any. Any remaining amounts shall be returned to members and other patrons on a pro rata basis of their respective interest therein.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                           -------------------------



10. Capital Stock, continued:
    --------------
          Changes in preferred stock ($100 par) and common stock ($1 par) during 1996, 1997 and 1998 follow:



                                                                 9%
                                 5% - 6% Preferred       Redeemable Preferred              Common
                              ----------------------   ---------------------------   ------------------------

                              Outstanding  Aggregate   Outstanding  Aggregate    Outstanding   Aggregate
                                 Shares    Par Value      Shares   Par Value       Shares      Par Value
                              ---------- ----------      ---------  ---------     ----------   -----------
     Balances, June 30, 1995     16,754  $1,675,400        21,141  $2,114,100     9,705,086   $ 9,705,086

           Issued                   385      38,500                               1,256,145     1,256,145
           Redeemed                (750)    (75,000)                               (113,867)     (113,867)
                              ----------  ----------     ---------  ---------     ----------   -----------

     Balances, June 30, 1996     16,389  $1,638,900        21,141  $2,114,100    10,847,364   $10,847,364

           Issued                   349      34,900                               1,179,465     1,179,465
           Redeemed              (1,306)   (130,600)                               (105,407)     (105,407)
                              ---------- ----------      ---------  ---------     ----------   -----------


     Balances, June 30, 1997     15,432  $1,543,200        21,141  $2,114,100    11,921,422   $11,921,422

           Issued                   424      42,400                                 879,529       879,529
           Redeemed                (914)    (91,400)                               (605,933)     (605,933)
                              ---------- ----------      ---------  ---------     ----------   -----------


     Balances, June 30, 1998     14,942  $1,494,200        21,141  $2,114,100    12,195,018   $12,195,018
                              ========== ==========      =========  =========     ==========   ===========


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             -----------------------

11. Employee Benefit and Compensation Plans:
    ----------------------------------------

    Southern States sponsors a multiemployer defined benefit retirement plan (the "Plan") which is noncontributory and includes substantially all employees of Southern States, certain subsidiaries, SFC, and 70 managed member cooperatives ("Participating Employers"). Plan assets are not segregated for each Participating Employer and are used to provide benefits for participants of all Participating Employers. Benefit formulas and pension cost allocation and funding methodologies are the same for all Participating Employers. If a Participating Employer withdraws from the plan, the Participating Employer does not withdraw any assets from the Plan and does not assume any of the Plan's obligation. Thus, the information relating specifically to Southern States is not available. For 1998, 1997 and 1996, Southern States' expenses, including administrative expenses, were $3,004,146, $3,899,638 and $3,897,414, respectively. A comparison of accumulated benefits, as estimated by the Plan's actuary, and net assets of the Plan is presented below.


                                                            July 1
                                                 -----------------------------
                                                     1998            1997
                                                     ----            ----
      Actuarial present value of plan benefits:
         Vested                                  $ 98,115,602    $ 86,795,627
         Nonvested                                  2,834,524       2,452,758
                                                  ------------    ------------

                  Total benefits                 $100,950,126    $ 89,248,385
                                                  ============    ============

            Net assets available for benefits    $148,571,687    $122,878,661
                                                  ============    ============

    The discount rates used in computing the present value of plan benefits were 7.34%, 7.47% and 7.88% for the years ended June 30, 1998, 1997 and 1996, respectively.

    The Corporation has a non-qualified supplemental retirement plan covering certain employees, which provides for incremental retirement payments from the Company's funds so that total retirement payments equal amounts that would have been payable from the Company's multiemployer retirement plan if it were not for limitations imposed by income tax regulations. The amounts expensed for the supplemental retirement plan were $232,755, $422,530 and $446,103 in 1998, 1997 and 1996, respectively. The accumulated benefit obligation recognized in the Company's consolidated balance sheet at June 30, 1998 and 1997 was $1,115,854 and $904,432, respectively.

    Under the Company's 401(k) plan, the Company matches employee contributions and may make discretionary contributions based on the Company's performance. Employee contributions are matched to the extent of 40% of the participant's first 3% contributed and 15% of the next 2% contributed. The Company's matching contributions for 1998, 1997 and 1996 were $1,001,382, $865,909 and $783,191, respectively. The Company provided for an additional contribution of $672,136 for 1997 and $880,727 for 1996.

    Southern States provides certain life insurance benefits for retired employees. Substantially all of Southern States' employees may become eligible for those benefits, generally upon attaining normal retirement age while employed by Southern States. Those and similar benefits for active employees are provided through insurance companies whose premiums are based on benefits paid. The costs of these benefits for retired employees are a function of the annual pension plan valuation.

          SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                            -----------------------

11. Employee Benefit and Compensation Plans, continued:
    ----------------------------------------

    Costs for postretirement benefits other than pensions, primarily medical benefit costs, are accrued during the employee's period of service. The accumulated postretirement benefit obligation ("APBO") as of July 1, 1993 (the "transition obligation") of $5,043,773 is being amortized over a period of 20 years and is recorded in miscellaneous other noncurrent liabilities. The Company's policy is to fund these benefits on a pay-as-you-go basis.

    Summary postretirement plan information is as follows:


                                                 June 30, 1998    June 30, 1997
                                                 -------------    -------------

     APBO:
        Retirees                                  $ 2,732,229   $ 2,809,411
        Fully eligible active participants            621,812       639,355
        Other active plan participants                585,216       601,748
                                                  -----------   -----------

            Total APBO                              3,939,257     4,050,514

     Unrecognized prior service cost                 (551,158)     (612,398)
     Unrecognized net gain                          1,076,486     1,124,446
     Transition obligation                         (3,782,828)   (4,035,017)

     Accrued  postretirement benefit cost         $   681,757    $  527,545
                                                  ===========    ==========



   The components of net periodic postretirement benefit cost are as follows:

                                                                  Year ended June 30,
                                                       1998          1997           1996
                                                       ----          ----           ----

     Net periodic postretirement benefit cost:
        Service cost                              $    80,194    $  116,692     $  108,551
        Interest cost                                 285,888       339,746        350,363
        Amortization of unrecognized prior
         service cost                                  61,240
        Amortization of net (gain)                    (47,960)
        Amortization of transition obligation         252,189       252,189        252,189
                                                  ------------   ----------      ---------

                                                  $   631,551    $  708,627      $ 711,103
                                                  ============   ==========      =========


    The health care cost trend rates used to determine the APBO at June 30, 1998 were 10%, 9% in 1999, and 0% thereafter for those under age 65, and were 8% in 1998, 7% in 1999 and 0% thereafter for those age 65 and over as benefits to participants are frozen. The discount rate used to determine the APBO at June 30, 1998 and 1997 was 7.5%. A one percent increase in the health care cost trend rate would increase the APBO at June 30, 1998 by $62,000 and the net postretirement benefit cost by $6,000. The unrecognized prior service cost resulted from a 1997 plan amendment which extended an employer cost freeze, previously effective January 1, 1997, to January 1, 2000.

    The Company has in effect other compensation plans for management and retail store personnel under which current and deferred awards, based principally on operating results, are made. The aggregate charge to operations with respect to these plans approximated $1,816,084 in 1998, $2,488,144 in 1997 and $2,530,723 in 1996.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           --------------------------

12. Income Taxes:
    Income tax expense consisted of the following:

                                                       1998           1997           1996
                                                       ----           ----           ----

      Current:
        Federal                                    $ 2,123,899    $ 5,299,458    $ 6,256,673
        State                                          567,276      1,131,211      1,296,002
                                                   -----------    -----------    -----------

        Total current                                2,691,175      6,430,669      7,552,675

      Deferred federal and state                       274,611       (392,258)      (500,442)
                                                   -----------    -----------    -----------

        Total                                      $ 2,965,786    $ 6,038,411    $ 7,052,233
                                                   ===========    ===========    ===========

    The significant differences between the U.S. federal statutory income tax rate and the effective income tax rate are as follows:

                                                      1998           1997           1996
                                                      ----           ----           ----

     Statutory federal income tax rate                35.0%          35.0%          35.0%
     Patronage refund deduction                      (15.6)         (18.2)         (17.1)
     State income taxes, net of federal benefits       3.0            2.1            2.3
     Other, net                                       (0.6)          (0.9)           0.2
                                                      ----           ----            ---

        Effective income tax rate                     21.8%          18.0%          20.4%
                                                      ====           ====           ====

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
    Significant components of the Company's deferred tax assets and liabilities as of June 30, 1998 and 1997 are as follows:

                                                      1998           1997
                                                      ----           ----

     Current deferred tax assets:
        Allowance for doubtful accounts           $1,058,273     $  882,372
        Inventory costs                              935,034        821,472
        Uninsured losses                             512,983        491,161
        Accrued vacation pay                       2,062,041      1,908,970
        Other, net                                   421,582
                                                  ----------     ----------

          Net current deferred income tax asset    4,989,913      4,103,975
                                                  ----------     ----------

     Noncurrent deferred tax assets (liabilities):

        Deferred compensation                      2,603,258      1,959,773
        Non-qualified patronage refund allocations:
          Issued                                   1,419,261      1,413,572
          Received                                (1,001,333)      (986,636)
        Property, plant and equipment             (7,933,404)    (6,896,902)
        Other, net                                   166,680        449,427

          Net noncurrent deferred income tax
            liability                             (4,745,538)    (4,060,766)
                                                  ----------     ----------

          Net deferred income tax asset           $  244,375     $   43,209
                                                  ==========     ==========

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             ----------------------

13. Commitments, Contingencies and Other Matters:
    ---------------------------------------------

    a. Leases - Southern States is party to an agreement whereby an investment company (the "Owner") constructed, on land owned by Southern States and leased to the Owner for a 70-year term expiring in 2048, a headquarters building for lease to Southern States. Under the terms of the building lease, Southern States is obligated to pay rent (net of income from the land rental) based upon the cost of the building and executory costs such as insurance, maintenance and property taxes. This operating lease has an initial term of 30 years, expiring in October 2008, and contains options allowing Southern States to renew the lease for two additional five-year periods and to purchase the building, at certain times throughout the lease, at the greater of the building's original cost or its then fair market value as defined in the lease. Should Southern States not exercise its purchase option by the expiration of the building lease, the Owner has options, exercisable throughout the remaining term of the land lease, to purchase the land at its then fair market value.

        In addition, the Company leases transportation, data processing and other equipment under operating leases expiring generally during the next five years. Rent expense approximated $8,700,650 in 1998, $8,109,700 in 1997 and $7,271,500 in 1996.

        The Company's approximate minimum lease commitments under noncancellable operating leases, less noncancellable subleases, are as follows:

                                               Office Building
                                               ---------------
             Year         Equipment         Lease       Subleases       Totals
             ----         ---------         -----       ---------       ------

             1999        $4,807,330       $ 742,538     $(549,499)    $5,000,369
             2000         3,298,218         742,538      (571,479)     3,469,277
             2001         2,306,421         742,538      (594,338)     2,454,621
             2002         1,291,509         742,538      (618,112)     1,415,935
             2003         1,019,345         742,538      (208,713)     1,553,170
          Thereafter      1,323,884       3,898,323                    5,222,207


    b. Other Matters - The Company's 1998, 1997 and 1996 consolidated statement of operations includes a provision in cost of products purchased and marketed and other operating costs of $872,306, $477,447 and $309,801, respectively, to cover estimated environmental remediation costs. These costs are offset by recoveries, primarily from state agencies, of certain environmental costs expended in prior periods, of $100,000, $41,415 and $591,383 in 1998, 1997 and 1996,
        respectively. The unpaid portion of such costs totaled $1,176,147 and $1,140,079 at June 30, 1998 and 1997, respectively, and is included as a liability in the Company's consolidated balance sheet for the respective years. Amounts accrued do not take into consideration claims for recovery from insurance or state underground storage tank remediation trust funds. When specific amounts within a range cannot be determined, the Company has accrued the minimum amount within that range. The remaining actual environmental remediation liability may be different from management's estimates due to the uncertainty of the extent of pollution, the complexity of laws and government regulations and their interpretation, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery, and the uncertain level of the Company's involvement. As the scope of the Company's environmental contingencies becomes more clearly defined, it is possible that expenditures in excess of those amounts already accrued may be necessary. However, management believes that these overall costs are expected to be incurred over an extended period of time and, as a result, such contingencies are not anticipated to have a material impact on the consolidated financial position or liquidity, but could have a material adverse effect on future quarterly or annual operating result.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           ---------------------------

      The Company is a defendant in several lawsuits arising in the ordinary course of business. While the outcome of any litigation cannot be predicted with certainty, the Company believes that the ultimate disposition of these matters will not have a material adverse effect on its consolidated financial position or results of operations.

      At June 30, 1998 and 1997, commitments for the construction and acquisition of plant and equipment totaled approximately $7,079,926 and $1,517,342, respectively.

14.  Fair Value of Financial Instruments:
     ------------------------------------

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      Cash and Accounts Receivable - The carrying amounts approximate fair value because of the short maturity of these assets.

      Long-term Investments - Long-term investments, principally in supplier cooperatives, are carried at cost and unpaid qualified written notices of allocation are carried at stated or par value. The Company believes it is not practicable to estimate the fair value of the securities of supplier cooperatives without incurring excessive costs because there is no established market for these securities and it is inappropriate to estimate future cash flows which are largely dependent on future patronage earnings of the supplier cooperatives.

      Accounts Payable and Notes Payable - The carrying amounts approximate fair value because of the short maturity of these liabilities.

      Long-term Debt - The fair value of the Company's long-term debt is estimated based on the discounted cash flow of that debt, using estimated current rates for debt of the same remaining maturities. At June 30, 1998, the estimated fair value of the long-term debt totaling $137,874,735 was $134,290,704. At June 30, 1997, the estimated fair value of the long-term debt totaling $111,322,975 was $104,903,697.


15.  Derivative Financial Instruments:
     ---------------------------------

     At June 30, 1998, the Company had outstanding four variable to fixed interest rate swaps with a notional amount of $65,000,000 and fair market value of $63,783,631 with terms ranging from two to five years. Under the terms of these agreements, the Company is paying fixed interest rates ranging from 6.335% to 6.760% and receiving a variable rate based on 3-month London Interbank Offered Rates ("LIBOR") of 5.71875% at June 30, 1998. At June 30, 1997, the Company had outstanding three variable to fixed interest rate swaps with a notional amount of $50,000,000 and fair market value of $49,618,826 with terms ranging from two to five years. Under the terms of those agreements, the Company was paying fixed interest rates ranging from 6.335% to 6.760% and receiving a variable interest rate based on 3-month LIBOR of 5.78125% at June 30, 1997. These interest rate swaps are being used to convert certain floating rate debt to fixed rates. Net receipts or payments under the agreements are being recognized as adjustments to interest expense. The Company is exposed to credit losses in the event of counterparty nonperformance, but does not anticipate any such losses.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                            -------------------------


15.  Derivative Financial Instruments, continued:
     ---------------------------------

     The Company uses futures contracts to protect purchase and sales contract prices from directly related fluctuations in the market price of grains and petroleum products. Those futures contracts are commitments to either purchase or sell designated amounts and varieties of grain and petroleum products at a future date, generally not exceeding a period of six months, for a specified price, and may be settled in cash or through delivery. The Company hedges purchases and sales with the sole purpose of eliminating the risk of market price fluctuations. No futures contracts are purchased or sold for purely speculative purposes. The Company is exposed to credit losses in the event of counterparty nonperformance, but does not anticipate any such losses.

     Realized and unrealized gains and losses on futures contracts are accounted for on a deferral basis. Net realized gains and losses on open and closed futures contracts, primarily in grain futures, reported in the statement of operations under cost of products purchased and marketed were net gains of $1,016,672 and $2,417,602 and a net loss of $9,208,824 for
     1998, 1997 and 1996, respectively. Since these net realized gains were the result of hedging transactions, they were substantially offset by net losses and gains realized on cash transactions. Deferred gains on open and closed new crop grain futures reported in the balance sheet under accrued expenses were $274,802 and $1,149,269 for 1998 and 1997, respectively. Deferred losses on open and closed new crop grain futures reported in the balance sheet under other assets were $1,144,721 and $1,558,156 for 1998 and 1997, respectively.


16.  Supplemental Disclosures of Cash Flow Information:
     --------------------------------------------------

     The components of cash provided by (used in) current assets and liabilities, net of the effect of balances acquired from MLE on April 1, 1998, follow:

                                       1998           1997           1996
                                       ----           ----           ----

        Receivables                 $27,870,279    $(3,475,635)  $(12,737,390)
        Inventories                  (6,476,370)    (7,664,598)   (12,583,677)
        Prepaid expenses             (1,173,102)       840,253     (1,010,521)
        Accounts payable            (29,534,741)     6,738,389     13,117,776
        Accrued expenses             20,838,166      1,335,287      2,589,490
        Other, net                   (1,246,395)    (1,226,876)      (454,356)
                                    ------------   ------------   ------------

                                    $10,277,837    $(3,453,180)  $(11,078,678)
                                    ============   ============   ============

     Cash payments for interest (net of amounts capitalized) were $16,694,502, $15,480,960 and $15,244,333 for 1998 1997 and 1996, respectively. Cash payments for income taxes were $2,533,809, $6,463,517 and $6,040,107 for 1998 1997 and 1996, respectively. Noncash transactions included the assumption of patronage refund allocations from MLE during 1998 totaling $2,683,000.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                           --------------------------


17.  Merger:
     -------

     On April 1, 1998, Southern States completed a merger with MLE Marketing, a livestock marketing cooperative headquartered in East Lansing, Michigan. MLE operates livestock dealer and auction markets in Indiana, Kentucky, Michigan and Ohio. The merger constituted a tax-free reorganization and has been accounted for using the purchase method under Accounting Principles Board Opinion No. 16 ("APB 16"). The acquisition of MLE was completed for approximately $3.5. In that connection, the Company issued 76,000 shares (par value $76,000) of its common stock to the former members of MLE and assumed patronage refund allocations issued in prior years to MLE members in the amount of $2,683,000. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1 million is being amortized over 15 years. Pro forma results of operations for the years ended June 30, 1998 and 1997 as if the acquisition of MLE occurred as of the beginning of the respective periods are not presented, as the effects are not material.

     The fair value of the assets acquired and liabilities assumed is summarized as follows (in thousands):


           Current assets                           $23,290
           -------------------------------------------------
           Investments                               10,352
           -------------------------------------------------
           Property, plant and equipment              6,680
           -------------------------------------------------
           Other non-current assets                   5,389
           -------------------------------------------------
           Current liabilities                      (33,251)
           -------------------------------------------------
           Long-term liabilities                     (8,963)
           -------------------------------------------------

                                                    $ 3,497
                                                    ========

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                           --------------------------


 18.  Segment Information:
      --------------------

      The Company has six reporting segments or divisions: Crops, Feed, Petroleum, Retail Farm Supply, Farm and Home, and Marketing. The crops segment procures, manufactures, processes and distributes fertilizer, seed and crop protection products. The feed segment procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. The petroleum segment distributes all grades of gasoline, kerosene, fuel oil, propane and other related petroleum products. The retail farm supply segment distributes agricultural supplies through approximately 200 Company owned and managed member cooperatives. The farm and home segment distributes farm and home products through wholesale and retail centers. The marketing segment purchases corn, soybean, wheat, barley and livestock from its members and markets these products.

      The Company evaluates performance based upon operating profit or loss. Interest expense is allocated to each of the segments based upon segment assets employed and excluding the allocation of general corporate overhead. The Company accounts for intersegment sales at current market prices.

      The following tables present information about the Company's reported segment profit and segment assets as well as the reconciliation of reportable segment revenues, operating profit and assets to the Company's consolidated totals.




 1998                                                                 Retail        Farm
                             Crops        Feed        Petroleum    Farm Supply   and Home    Marketing     Other          Total
                             -----        ----        ---------    -----------   --------    ---------     -----          -----
Revenues from external
   customers             $151,041,777  $145,581,994 $193,097,559  $336,259,693  $196,116,317 $94,516,837  $2,888,853  $1,119,503,030
Intersegment revenues     156,898,258    62,314,122   17,555,622           ---    40,404,007   8,876,637     711,122     286,759,768
Interest expense            2,461,380     1,805,800    1,488,294     6,570,858     2,965,678    (191,898)  1,759,261      16,859,373
Depreciation and
amortization                1,315,274     2,107,916    2,057,166     6,594,762     1,844,868     910,256   2,781,630      17,611,872
Profit                     16,865,664     6,120,876    1,650,180     4,855,530     5,966,802   1,781,884    (526,980)     36,713,756
Assets                     55,508,563    34,270,787   35,634,480   104,946,956    69,168,805  51,698,503 111,068,346     462,296,440
Capital expenditures        1,102,859     3,046,937      173,721    18,086,655       991,688     820,786   9,682,022      33,904,668


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             -----------------------



 18.  Segment Information, continued:
      --------------------

  1997
                                                                       Retail         Farm
                               Crops        Feed       Petroleum     Farm Supply    and Home   Marketing      Other      Total
                               -----        ----       ---------     -----------    --------   ---------      -----      -----

Revenues from external
 customers               $160,448,334  $161,939,799 $250,260,067  $336,043,632  $188,425,64 $116,211,167 $ 2,771,115 $1,216,099,755
Intersegment revenues     152,832,784    65,124,073   21,514,906           ---   40,531,928   20,572,748     781,968    301,358,407
Interest expense            1,911,693     1,711,774    1,078,107     6,376,174    2,963,301        1,989   1,522,485     15,565,523
Depreciation and
 amortization               1,253,195     2,118,456    1,946,686     6,220,394    1,721,362      756,392   2,581,884     16,598,369
Profit                     26,609,406     6,301,755    7,106,830     5,854,165    7,172,649    3,585,102    (197,898)    56,432,009
Assets                     50.852,032    32,269,622   36,414,775   106,164,547   64,464,842   15,487,755 103,506,540    409,160,113
Capital expenditures        1,363.892     2,481,491       20,468    10,558,910    1,017,205    1,104,470   3,398,142     19,944,578



1996                                                                 Retail         Farm
                               Crops        Feed       Petroleum     Farm Supply    and Home   Marketing      Other         Total
                               -----        ----       ---------     -----------    --------   ---------      -----         -----
Revenues from external
 customers               $148,597,613  $147,420,122  $219,607,207 $317,920,739   $175,826,722 $110,731,601 $2,544,855 $1,122,648,859
Intersegment revenues     145,140,890    59,673,434    18,095,863          ---     39,959,963   19,278,730    241,545    282,390,425
Interest expense            1,960,080     1,710,515     1,222,895    6,331,607      2,852,076      778,599    381,215     15,236,987
Depreciation and
 amortization               1,166,721     2,282,108     1,845,856    6,146,954      1,675,101      769,842  2,380,414     16,266,996
Profit                     24,360,025     6,922,153     8,719,018    5,427,573      7,811,436    2,268,773    237,947     55,746,925
Assets                     47,868,106    30,397,519    32,914,630  106,619,166     60,291,080   18,850,103 88,610,024    385,550,628
Capital expenditures        1,417,489       997,917       (22,783)  11,208,338        669,820      684,008  3,574,249     18,529,038


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                 --------------


 18.  Segment Information, continued:
      --------------------

      The following is a reconciliation of reportable segment profit to the Company's consolidated totals.



      Profit

      Total profit for reportable segments  $ 36,713,756  $ 56,432,009  $ 55,746,925


      General corporate overhead             (23,081,332)  (22,892,157)  (21,100,931)
                                            ------------- -------------  ------------

      Net savings before income taxes       $ 13,632,424  $ 33,539,852  $ 34,645,994
                                            ============  ============= =============


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------


 19.  Subsequent Event:
      -----------------

      On July 23, 1998, the Company entered into a definitive agreement to acquire the assets of the farm supply inputs business of Gold Kist Inc., a Georgia cooperative marketing association for approximately $218,313,000, net of liabilities assumed of approximately $38,096,000 (estimated based on August 31, 1998 information). The transaction closed on October 13, 1998. The final purchase price will be based on a post-closing statement of net current asset value. The net assets purchased include certain inventory, real property, personal property, and certain accounts receivable, other assets, and certain liabilities. The transaction will be accounted for using the purchase method. The Company financed the transaction utilizing a bridge loan facility.


 20. Quarterly Results of Operations (Unaudited):
     --------------------------------------------

     The Company's unaudited quarterly results of operations were as follows:



                                                            Fiscal 1997 Quarters

                                        September 30   December 31    March 31      June 30
                                        ------------   -----------    --------      -------
    Sales and other operating revenue  $252,339,354    $285,393,263  $306,900,158  $371,466,980
    Gross margin                         37,670,114      41,343,163    61,499,930    61,146,190
    Net savings/(loss)                     (746,431)       (443,772)   15,750,418    12,941,226


                                                           Fiscal 1998 Quarters

                                        September 30   December 31    March 31      June 30
                                        ------------   -----------    --------      -------

    Sales and other operating revenue  $234,836,413    $244,738,151  $277,043,216  $362,885,250
    Gross margin                         34,115,913      39,788,781    52,918,937    65,026,964
    Net savings/(loss)                   (5,501,643)     (2,029,222)    7,850,182    10,312,321


                         INDEPENDENT AUDITORS' REPORT


The Boards of Directors
Gold Kist Inc.:
Southern States Cooperative, Incorporated:

    We have audited the accompanying statements of assets to be acquired and liabilities to be assumed of the Inputs Business (as defined in Note 1) of Gold Kist Inc. and subsidiaries (the "Company") as of June 28, 1997 and June 27, 1998, and the related statements of operations and cash flows for each of the years in the three-year period ended June 27, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements of the Company's Inputs Business to be sold to Southern States Cooperative, Inc. were prepared pursuant to the Asset Purchase Agreement described in Note 1, and are not intended to be a complete presentation of the Inputs Business's financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Inputs Business as of June 28, 1997 and June 27, 1998, and the results of their operations and cash flows for each of the years in the three-year period ended June 27, 1998, pursuant to the Asset Purchase Agreement described in Note 1, in conformity with generally accepted accounting principles.


                                               KPMG LLP



Atlanta, Georgia
August 26, 1998




                      INPUTS BUSINESS OF GOLD KIST INC.
                     STATEMENTS OF ASSETS TO BE ACQUIRED
                        AND LIABILITIES TO BE ASSUMED
                            (Amounts in Thousands)


                                                                               June 28, 1997     June 27, 1998
                                                                               -------------     -------------

                                    ASSETS
Current assets:
  Receivables, principally trade, less allowance for doubtful accounts
   of $4,830 in 1997 and $6,493 in 1998......................................    $  70,540         $ 77,205
  Crop notes receivable, less allowance for doubtful notes of $2,706
   in 1997 and $6,816 in 1998 (note 2).......................................       64,431           71,073
  Inventories (note 3).......................................................       81,594           89,218
  Other current assets.......................................................        1,680            1,116
                                                                                   -------          -------
   Total current assets......................................................      218,245          238,612
Investments (note 4).........................................................          310            1,535
Property, plant and equipment, net (note 5)..................................       49,984           48,185
Other assets (note 6)........................................................          500              811
                                                                                   -------          -------
   Total assets..............................................................     $269,039         $289,143
                                                                                   =======          =======


                                  LIABILITIES
Current liabilities:
  Current maturities of long-term debt (note 7)..............................     $    232         $    235
  Accounts payable...........................................................       49,453           59,134
  Accrued compensation and related expenses..................................        1,922            1,251
  Other current liabilities..................................................        2,382            2,538
                                                                                   -------          -------
   Total current liabilities.................................................       53,989           63,158
Long-term debt, excluding current maturities (note 7)........................        8,863            8,628
                                                                                   -------          -------
   Total liabilities.........................................................       62,852           71,786
                                                                                   -------          -------
   Net assets................................................................     $206,187         $217,357
                                                                                   =======          =======




                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF OPERATIONS
                             (Amounts in Thousands)



                                                                                 Years Ended
                                                                                 -----------
                                                                June 29, 1996    June 28, 1997    June 27, 1998
                                                                -------------    -------------    -------------

Net sales......................................................  $ 458,927        $ 488,409        $ 480,542
Cost of sales..................................................    363,725          389,798          393,711
                                                                   -------          -------          -------
   Gross margin...............................................      95,202           98,611           86,831
Distribution, administrative and general expenses.............      85,531           98,456          105,291
                                                                   -------          -------          -------
   Net operating margin (loss)................................       9,671              155          (18,460)
                                                                   -------          -------          -------
Other income (deductions):
   Interest income............................................       6,918            8,448           10,041
   Interest expense...........................................     (10,741)         (11,282)         (12,675)
   Miscellaneous, net.........................................         417               88            1,169
                                                                   -------          -------          -------
        Total other deductions................................      (3,406)          (2,746)          (1,465)
                                                                   -------          -------          -------
   Earnings (loss) before income taxes........................       6,265           (2,591)         (19,925)
Income tax (expense) benefit-(note 9).........................      (2,256)             972            7,576
                                                                   -------          -------          -------
   Net income (loss)..........................................    $  4,009         $ (1,619)       $ (12,349)
                                                                  ========          =======          ========




                 See accompanying notes to financial statements.


                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)

                                                                              Years Ended
                                                                              -----------
                                                             June 29, 1996   June 28, 1997   June 27, 1998
                                                             -------------   -------------   -------------
Cash flows from operating activities:
  Net income (loss)........................................     $  4,009      $ (1,619)     $  (12,349)
  Non-cash items included in net income (loss):
   Depreciation and amortization...........................        5,855         6,186           6,188
   Allowance for doubtful accounts.........................          678         2,282           5,773
   Gains on sales of assets................................         (243)          (23)           (475)
   Equity in loss of limited liability corporation.........            -             -             481
   Other...................................................           59           (82)            (34)
  Changes in operating assets and liabilities:
   Receivables.............................................      (13,385)        2,831          (8,334)
   Crop notes receivable...................................      (24,811)       (8,479)        (10,746)
   Inventories.............................................          282        (1,678)         (7,623)
   Other current assets....................................          (78)          447             564
   Accounts payable and accrued expenses...................          (81)        4,909           9,166
                                                                 -------        ------         -------
    Net cash provided by (used in) operating activities....      (27,715)        4,774         (17,389)
                                                                 -------        ------         -------
Cash flows from investing activities:
  Acquisitions of investments..............................            -             -          (1,673)
  Acquisitions of property, plant and equipment............      (16,322)       (9,375)         (4,729)
  Proceeds from disposals of property, plant and equipment.        2,930           404             871
  Other....................................................            -          (101)           (367)
                                                                 -------        ------          ------
    Net cash used in investing activities..................      (13,392)       (9,072)         (5,898)
                                                                 -------        ------          ------
Cash flows from financing activities:
  Proceeds from long-term borrowings.......................        6,905             -              -
  Principal payments of long-term debt.....................         (329)         (270)           (232)
  Net transfers from Gold Kist Inc.........................       34,531         4,568          23,519
                                                                 -------        ------          ------
     Net cash provided by financing activities.............       41,107         4,298          23,287
                                                                 -------        ------          ------
     Net change in cash and cash equivalents...............            0             0               0
Cash and cash equivalents at beginning of year.............            0             0               0
                                                                 -------        ------          ------
Cash and cash equivalents at end of year..................      $      0      $      0      $        0
                                                                 =======        ======          ======

Supplemental disclosure of cash flow data:
Cash paid during the years for:
   Interest paid to third parties.........................      $    268      $    510      $      468
                                                                 =======        ======          ======
   Income taxes (note 9)..................................      $      -      $      -      $        -
                                                                 =======        ======          ======




               See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                          NOTES TO FINANCIAL STATEMENTS
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)


(1)   Basis of Presentation

   Gold Kist Inc. ("Gold Kist" or "Company") and Southern States Cooperative, Incorporated ("Southern States") have entered into an Asset Purchase Agreement (the "Agreement"), dated as of July 23, 1998, pursuant to which the Company has agreed to sell and assign, and Southern States has agreed to purchase and assume, the assets and certain of the liabilities of the Company's agricultural inputs business. The affected assets include substantially all of the assets of the Company's Agri-Services segment, as well as certain crop notes receivable of AgraTrade Financing, Inc., the Company's wholly-owned finance subsidiary (such businesses and certain other assets to be acquired are referred to as the "Inputs Business"). The Agri-Services segment purchases, manufactures and processes fertilizers, agricultural chemicals, seeds, pet foods, feed and animal health products and other farm supply items for distribution and sale at wholesale and retail. Additionally, the segment serves as a contract procurement agent for and storer of farm commodities such as soybeans, grain and peanuts and is engaged in cotton processing and storage.

   The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company. Intercompany balances and transactions within the Inputs Business have been eliminated. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the results of operations and cash flows of the Inputs Business, based upon the structure of the transaction as described in the Agreement. The transaction as set forth in the Agreement is hereinafter referred to as the Acquisition.

   Gold Kist provides various services to the Inputs Business including, but not limited to, facilities management, information systems processing, corporate protection and risk management, payroll and employee benefits administration, auditing and financial reporting, credit, engineering, and government and public relations services. Gold Kist allocates these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among Gold Kist's businesses on the basis of their respective assets, revenues, headcount, or other measures. In the opinion of management of Gold Kist, these methods of allocated costs are reasonable. These expenses totaled $5.2 million, $5.8 million and $5.4 million in 1996, 1997 and 1998, respectively.

   The Inputs Business has been financed by operating cash flow and advances from Gold Kist. Gold Kist has allocated interest expense to the Inputs Business based upon net operating assets employed at interest rates that approximate market. Interest expense charged to the Inputs Business for 1996, 1997 and 1998 was $10.6 million, $10.8 million and $12.2 million, respectively.

   Sales of animal feeds from the Inputs Business to Gold Kist approximated $6.3 million in 1996, $5.4 million in 1997 and $6.0 million in 1998. The Inputs Business recorded cotton procurement commission revenue from Gold Kist of $95 for 1998. These amounts have been included in the statements of operations.

   The Inputs Business participates in a centralized cash management system wherein cash receipts are transferred to and cash disbursements are funded by Gold Kist. Since cash and cash equivalents related to the Inputs Business operations will not be acquired by the Buyer, they are excluded from the statements of assets to be acquired and liabilities to be assumed.

   Significant accounting policies are designated below as an integral part of the notes to financial statements to which the policies relate.

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)


   (a) Fiscal Year

            Gold Kist employs a 52/53 week fiscal year. The financial statements for 1996, 1997 and 1998 reflect 52 weeks.

   (b) Use of Estimates

            Management of Gold Kist has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

   (c) Fair Value of Financial Instruments

            The Inputs Business's financial instruments include accounts receivables, crop notes receivable, accounts payables and accrued expenses and debt. Because of the short maturity of accounts receivables, crop notes receivable, accounts payable and accrued expenses, and long-term debt with variable interest rates, the carrying value approximates fair value. All financial instruments are considered to have an estimated fair value which approximates carrying value at June 28, 1997 and June 27, 1998 unless otherwise specified.

(2)   Crop Notes Receivable

   The Inputs Business issues crop notes receivables to farmers and third party agricultural inputs dealers which are generally secured by crop liens and bear interest at variable rates based on the prime lending rate. The increase in the bad debts provision on crop notes receivable for the year ended June 27, 1998 reflects the increase in the age of outstanding crop notes and a deterioration in the credit quality of specific crop notes. These factors were primarily the result of poor crop yields and low farm commodity prices during 1998. An allowance for doubtful notes has been recorded, the activity of which is summarized as follows:


                                                             Years Ended
                                                             -----------
                                            June 29, 1996   June 28, 1997   June 27, 1998
                                            -------------   -------------   -------------

   Allowance for doubtful notes -
        beginning of the fiscal year.....      $ 2,118        $ 2,193         $ 2,706

   Bad debts provisions on crop
         notes receivable................          379          1,528           6,798

   Write-off of crop notes receivable....         (304)        (1,015)         (2,688)
                                               -------        -------         -------
   Allowance for doubtful notes -
        end of the fiscal year...........      $ 2,193        $ 2,706         $ 6,816
                                               =======        =======         =======
(3)    Inventories

   Inventories are summarized as follows:

                                                            June 28, 1997   June 27, 1998
                                                            -------------   -------------
   Merchandise for sale..................                      $79,358        $87,428
   Raw materials and supplies............                        2,236          1,790
                                                                ------         ------
                                                               $81,594        $89,218
                                                               =======         ======

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)


   Merchandise for sale includes feed, fertilizers, seed, pesticides, equipment and general farm supplies purchased or manufactured by Gold Kist for sale to agricultural producers and consumers. These inventories are stated, generally, on the basis of the lower of cost (weighted average) or market.

            Raw materials and supplies consist of feed ingredients, packaging materials and operating supplies. These inventories are stated, generally, on the basis of the lower of cost (weighted average) or market. Gold Kist on behalf of the Inputs Business engages in commodity futures and options transactions to manage the risk of adverse price fluctuations with regard to its animal feed ingredient purchases. Gains and losses on futures contracts are recognized when closed. Option contracts are valued at fair market value. Gains or losses on futures and options transactions are included as a part of product cost. Cost of sales for the fiscal years ended June 28, 1997 and June 27, 1998 include losses on futures and options transactions of $465 thousand and $4.1 million, respectively. Cost of sales for the fiscal year ended June 29, 1996 includes gains of $2.7 million on futures and options transactions. There were no significant unrealized futures gains or losses included in the statements of assets to be acquired and liabilities to be assumed as of June 28, 1997 and June 27, 1998. At June 27, 1998, Gold Kist had no significant positions in agricultural futures or options contracts on behalf of the Inputs Business.

(4)    Investments

         In 1998, the Inputs Business entered into a 50% ownership interest in a limited liability corporation engaged in the manufacturing of fertilizer ingredients. This joint venture is accounted for using the equity method of accounting. An investment in Southern States is recorded at cost and includes the amount of patronage refund certificates and patrons' equities allocated, less distributions received. These investments are not readily marketable and quoted market prices are not available, as a result, it is not practical to determine these investment's fair value.

   At June 27, 1998, Gold Kist had a $28.8 million investment in CF Industries, Inc., a major fertilizer cooperative, that is not included in the acquisition. The Inputs Business Statements of Operations include patronage refunds from CF Industries, Inc. of $8.9 million, $10.1 million and $3.7 million, respectively, for 1996, 1997 and 1998. These patronage refunds are reflected as a reduction in cost of sales.

(5)    Property, Plant and Equipment

   Property, plant and equipment is recorded at cost. Depreciation of plant and equipment is calculated by the straight-line method over the estimated useful lives of the respective assets (buildings and improvements - 10 to 25 years, machinery and equipment - 4 to 10 years).

   Property, plant and equipment is summarized as follows:


                                                                June 28, 1997    June 27, 1998
                                                                -------------    -------------
   Land......................................................     $  4,018       $   4,205
   Land improvements.........................................        5,184           5,800
   Buildings.................................................       34,247          35,262
   Machinery and equipment...................................       66,451          68,680
   Construction in progress..................................        1,230               -
                                                                   -------         -------
                                                                   111,130         113,947
   Less accumulated depreciation.............................       61,146          65,762
                                                                   -------         -------
                                                                  $ 49,984       $  48,185
                                                                   =======         =======



                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)

(6)   Other Assets

   Other assets are summarized as follows:
                                                        June 28, 1997   June 27, 1998
                                                        -------------   -------------
   Goodwill..........................................      $ 395           $ 367
   Other assets......................................        105             444
                                                           -----           -----
                                                           $ 500           $ 811
                                                           =====           =====

   In 1997, Gold Kist acquired a cotton gin at Morven, Georgia that is included in the Inputs Business. The cash purchase price totaled $1.7 million. Of this amount, $423 of goodwill was recorded to reflect the excess of cash prices for these businesses over the fair values of their net assets. The goodwill for this acquisition is being amortized on a straight-line basis over a 15 year period.

(7)   Long-Term Debt

   Long-term debt is summarized as follows:


                                                                                 June 28, 1997    June 27, 1998
                                                                                 -------------    -------------
   Tax exempt industrial revenue bonds due in 2016, secured by property, plant and equipment (weighted average interest rate of 3.7% at
     June 28, 1997 and 3.8% at June 27, 1998)...............................       $ 6,700          $ 6,700
   Capitalized lease obligation at 8.0% interest, due in monthly
     installments to December 31, 2004, secured by real property............         2,174            1,980
   Capitalized lease obligation at 8.25% interest, due in annual
     installments to March 25, 2005.........................................           206              183
   Other....................................................................            15                -
                                                                                   -------          -------
                                                                                     9,095            8,863
   Less current maturities..................................................           232              235
                                                                                   -------          -------
                                                                                   $ 8,863          $ 8,628
                                                                                   =======          =======

   Annual required principal repayments on long-term debt for the five years subsequent to June 27, 1998 are as follows:

         Year:
         1999....................................................         $235
         2000....................................................          255
         2001....................................................          276
         2002....................................................          299
         2003....................................................          323

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)

(8)   Leases

   The Inputs Business leases certain facilities and equipment from third parties under capital leases and operating leases, many of which contain renewal options. Commitments for minimum rentals under non-cancelable leases at the end of 1998 are as follows:
                                                 Capitalized     Operating
                                                   Leases         Leases
                                                 -----------     ---------
         1999................................      $  401        $ 6,747
         2000................................         401          4,550
         2001................................         401          2,815
         2002................................         401          1,200
         2003................................         401            425
         Thereafter..........................         881             39
                                                   ------         ------
         Total minimum lease payments........       2,886        $15,776
                                                                  ======
         Less amount representing interest...         723
                                                   ------
         Present value of net minimum lease
           payments, including current
           maturities of $235................     $ 2,163
                                                    =====
   Property, plant and equipment at year-end includes the following amounts for capital leases.

                                                 June 28, 1997    June 27, 1998
                                                 -------------    -------------
         Land................................      $   184          $   184
         Buildings...........................          761              761
         Machinery & equipment...............        1,798            1,798
                                                   -------          -------
                                                     2,743            2,743
         Less allowances for depreciation....          796            1,129
                                                   -------          -------
                                                   $ 1,947          $ 1,614
                                                   =======          =======

Total rental expense on operating leases was $11.7 million, $12.4 million and $12.0 million in 1996, 1997 and 1998, respectively.

(9)   Income Taxes

   The operations of the Inputs Business are included in the consolidated income tax returns of Gold Kist. All income tax payments are made by Gold Kist and are not allocated to the Inputs Business. Pursuant to the Agreement, Gold Kist will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The statements of operations reflect management's estimates of income tax (expense) benefit using effective federal and state statutory rates as if the Inputs Business was operated as a stand-alone company. As Gold Kist manages its tax position on a consolidated basis, which takes into account the results of all of its operations, the Inputs Business's effective tax rate could vary in the future from that reported in the accompanying statement of earnings. The Inputs Business's future effective tax rate will largely depend on Southern States' structure and tax strategies.

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)

   The components of the income tax expense (benefit) were as follows:

                                  June 29, 1996   June 28, 1997   June 27, 1998
                                  -------------   -------------   -------------
Current:
     Federal                            $ 1,880         $ (222)        $(5,007)
     State                                  308            (12)           (698)
                                        -------         -------         -------
                                          2,188           (234)         (5,705)
                                        -------         -------         -------

Deferred:
     Federal                                 62           (671)         (1,701)
     State                                    6            (67)           (170)
                                             68           (738)         (1,871)
                                        -------         -------         -------
                                         $2,256         $ (972)        $(7,576)
                                        =======         =======         =======

   The effective tax rates were different from the United States statutory rates for the reasons set forth below:

                                    June 29, 1996  June 28, 1997   June 27, 1998
                                    -------------  -------------   -------------
Computed expected income tax
expense (benefit)                         $ 2,130        $ (881)        $(6,974)
Effect of state income taxes                  203            (8)           (433)
Other                                         (77)          (83)           (169)
                                           -------        ------         -------
                                          $ 2,256        $ (972)        $(7,576)
                                           =======         ======        =======


(10)  Profit Sharing and Retirement Plans

   The Inputs Business participates in various incentive plans provided by Gold Kist for its employees, including a voluntary profit sharing and investment plan, as well as an annual incentive plan for key employees. The Inputs Business also participates in Gold Kist's two noncontributory defined benefit pension plans, as well as a retiree health care benefit plan. All obligations and liabilities of these plans associated with Inputs Business will be retained by Gold Kist.

   The costs of these plans have been allocated by Gold Kist to the Inputs business based upon either plan participation, unit profitability or relative payroll costs. Total benefit plan costs charged to the Inputs Business operations were $1.9 million for 1996, $1.5 million for 1997 and $1.1 million for 1998.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                     as of March 31, 1999 and June 30, 1998
                                 ---------------



                                                  March 31,
                                                     1999
                    ASSETS                       (Unaudited)      June 30, 1998
                                                 -----------      -------------


Current assets:

   Cash and cash equivalents                     $  12,026,263    $  15,352,446
   Receivables, net                                148,260,349       55,329,766
   Inventories                                     288,613,821      133,167,494
   Prepaid expenses                                 14,294,976        7,325,862
   Deferred income taxes                             4,989,913        4,989,913
   Deferred charges                                    572,149          960,334
                                                 --------------   --------------

           Total current assets                    468,757,471      217,125,815
                                                 --------------   --------------


Investments and other assets:
   Investments:
         Statesman Financial Corporation            19,910,296       18,144,573
         Michigan Livestock Credit Corporation      12,141,916       10,156,000
         Other companies (principally
         cooperatives)                              77,865,167       75,573,146
   Receivables                                       1,496,148        1,316,515
   Other assets                                     12,596,731       10,787,753
                                                 --------------   --------------

           Total investments and other assets      124,010,258      115,977,987
                                                 --------------   --------------

Property, plant and equipment                      372,259,888      304,577,628
Less accumulated depreciation                      184,263,535      175,384,990
                                                 --------------   --------------

           Property, plant and equipment, net      187,996,353      129,192,638
                                                 --------------   --------------

                                                 $ 780,764,082    $ 462,296,440
                                                 ==============   ==============

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                     as of March 31, 1999 and June 30, 1998
                                 ---------------



                                                   March 31,
       LIABILITIES AND STOCKHOLDERS' AND             1999
                PATRONS' EQUITY                  (Unaudited)      June 30, 1998
                                                 -----------      -------------
Current liabilities:
  Short-term notes payable                       $  7,700,000     $   7,100,000
  Current maturities of long-term debt              3,836,008         1,833,434
  Accounts payable                                217,475,989        71,235,641
  Accrued expenses:
    Environmental remediation                       1,613,507           429,649
    Payrolls, employee benefits, related taxes
      and other                                    51,996,309        34,398,390
  Accrued income taxes                                                2,380,815
  Dividends payable                                   339,439           341,450
  Patronage refunds payable in cash                    15,417         2,378,378
  Advances from managed member cooperatives        16,876,435         6,929,943
                                                 --------------   --------------

          Total current liabilities               299,853,104       127,027,700
                                                 --------------   --------------

Bridge loan facility                              100,000,000
Long-term debt                                    194,484,971       136,041,301
                                                 --------------   --------------

          Total long term debt                    294,484,971       136,041,301

Other noncurrent liabilities:
  Employee benefits                                 7,145,186         6,936,519
  Deferred income taxes                             3,534,739         4,745,538
  Environmental remediation                         1,982,350           746,498
  Miscellaneous                                     4,912,128         5,403,204
                                                 --------------   --------------

           Total other noncurrent liabilities      17,574,403        17,831,759
                                                 --------------   --------------

Redeemable preferred stock                          2,114,100         2,114,100

Capital stock:
   Preferred                                        1,463,700         1,494,200
   Common - $1 par value; 12,157,858 and
      12,195,018 shares outstanding at March
      31, 1999 and June 30, 1998, respectively     12,157,858        12,195,018

Patrons' equity                                   153,115,946       165,592,362
                                                 --------------   --------------

                                                $ 780,764,082     $ 462,296,440
                                                ==============   ==============

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                for the nine months ended March 31, 1999 and 1998

                                   (Unaudited)



                                                       Nine Months Ended
                                                           March 31,
                                                  -----------------------------

                                                      1999           1998
                                                      ----           ----


Sales and other operating revenue:
   Net purchases by patrons                      $ 787,708,144  $ 681,109,710
   Net marketing for patrons                        61,567,462     78,477,167
   Other operating revenue                           2,734,754      2,107,347
                                                 -------------  --------------

                                                   852,010,360    761,694,224

Cost of products purchased and
   marketed                                        688,897,466    634,870,593
                                                 -------------  --------------

           Gross margin                            163,112,894    126,823,631

Selling, general and administrative
   expenses                                        174,910,033    123,998,833
                                                 -------------  --------------

           Savings (loss) on
           operations                              (11,797,139)     2,824,798
                                                 -------------  --------------

Other deductions (income):
   Interest expense                                 20,593,415     11,900,193
   Interest income and service charges             (10,899,360)    (6,015,417)
   Miscellaneous income, net                        (4,607,432)    (3,468,262)
                                                 -------------  --------------

                                                     5,086,623      2,416,514
                                                 -------------  --------------

           Savings (loss) before
           income tax benefit                      (16,883,762)       408,284
                                                 -------------  --------------

Income tax (expense) benefit                         5,056,744        (89,006)
                                                 -------------  --------------

           Net loss                               $(11,827,018) $     319,278
                                                  ============= ==============

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF PATRONS' EQUITY
                     as of March 31, 1999 and June 30, 1998
                                 ---------------




                                                   March 31,
                                                     1999
                                                  (Unaudited)     June 30, 1998
                                                  -----------     -------------
Patronage refund allocations:
   Balance, beginning of year                    $  68,151,124    $  67,566,625
   Allocation from net savings for the year                           3,702,869
   Allocations assumed in merger                                      2,683,000
   Adjustments to prior year's allocation                               153,836
   Redemptions                                        (360,020)      (5,955,206)
                                                 --------------   -------------

        Balance, end of quarter                     67,791,104       68,151,124
                                                 --------------   -------------

Operating capital:
   Balance, beginning of year                       97,441,238       93,948,702
   Net (loss) savings from operations              (11,827,018)      10,666,638
   Patronage refunds payable in:
     Cash                                                            (2,378,378)
     Patronage refund allocations                                    (3,702,869)
   Adjustments to prior year's estimated
     patronage refunds, net of income taxes                            (123,724)
   Dividends on capital stock declared:
     Preferred                                        (138,952)        (279,407)
     Common, $.06 per share                                            (681,536)
   Other reductions                                   (150,426)          (8,188)
                                                 --------------   -------------

        Balance, end of period                      85,324,842       97,441,238
                                                 --------------   -------------
          Total patrons' equity                  $ 153,115,946    $ 165,592,362
                                                 ==============   =============


                             See accompanying notes


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CASH FLOWS for the nine months
                          ended March 31, 1999 and 1998

                                   (Unaudited)
                                ----------------
                                                              Nine Months Ended
                                                                  March 31,
                                                        ------------------------------
                                                            1999            1998
                                                            ----            ----
Operating activities:

   Net savings (loss) from continuing operations        $(11,827,018)   $    319,278
   Adjustments to reconcile net savings (loss) to cash
     provided by Operating activities:
     Dividend declared                                      (138,953)       (140,105)
     Depreciation and amortization                        16,503,514      12,715,203
     Deferred income taxes                                (1,210,799)
     Gain on sale of property and equipment                   18,676        (285,576)
     Undistributed earnings of finance company and
     joint ventures                                          590,762      (2,933,135)
     Noncash patronage refunds received                   (3,972,347)     (6,648,121)
     Redemption of noncash patronage refunds received      2,890,393       2,335,409
     Cash provided by current assets and liabilities      87,177,303      24,896,099
                                                        -------------   --------------

            Cash from operating activities                90,031,531      30,259,052
                                                        -------------   --------------

Investing activities:
   Additions to property, plant and equipment            (38,114,083)    (27,229,939)
   Proceeds from disposal of property, plant and
   equipment                                               4,248,326       2,623,220
   Additional investments in other companies              (5,552,468)     (3,451,774)
   Net cash paid for acquisition                        (203,105,507)
                                                        -------------   --------------
            Cash used in investing activities           (242,523,731)    (28,058,493)
                                                        -------------   --------------
Financing activities:
   Net increase in short-term notes payable                  600,000       5,125,000
   Proceeds from long-term debt                          372,433,762      21,000,000
   Proceeds from bridge loan facility                    218,313,467
   Repayment of long-term debt                          (320,926,678)
   Repayment of bridge loan facility                    (118,313,467)    (21,092,390)
   Patronage refunds paid in cash                         (2,362,962)     (6,770,972)
   Redemption of stockholders' and patrons' equity          (578,105)     (6,458,933)
                                                        -------------   --------------

           Cash provided (used) in financing activities  149,166,017      (8,197,295)
                                                        -------------   --------------

           Decrease in cash and cash equivalents          (3,326,183)     (5,996,736)

Balance at beginning of year                              15,352,446      16,853,790
                                                        -------------   --------------

           Balance at end of period                     $ 12,026,263    $ 10,857,054
                                                        =============   ==============


                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)
                                 ---------------


1. Basis of Presentation
   ---------------------
    In the opinion of management, the accompanying consolidated financial statements of Southern States Cooperative, Inc. ("Southern States") and its wholly owned subsidiaries (collectively the "Company") contain all adjustments necessary to present fairly, in all material respects, the Company's consolidated financial position as of March 31, 1999 and the consolidated results of operations and cash flows for the nine month periods ended March 31, 1999 and 1998. All adjustments are of a normal, recurring nature. These financial statements should be read in conjunction with the June 30, 1998 consolidated financial statements and notes thereto included herein. The results of operations for the nine months ended March 31, 1999 and 1998 are not indicative of the results to be expected for the full year.

    On October 13, 1998, the Company purchased the agricultural farm supply inputs business ("Inputs Business") of Gold Kist, Inc. (the "Gold Kist Inputs Business"), a Georgia marketing cooperative. The Gold Kist Inputs Business' results of operations have been included in the Company's consolidated results of operations since the date of acquisition (See Note
    7).


2.  Inventory
    ---------
    Inventories at March 31, 1999 and June 30, 1998 consisted of the following:

                                       March 31, 1999          June 30, 1998
    Finished goods:
       Purchased for resale             $241,698,508          $115,667,733
       Manufactured                        8,731,493             4,384,872
                                        ------------          ------------
                                         250,430,001           120,052,605
    Materials and supplies                38,183,820            13,114,889
                                        ------------          ------------
       Totals                           $288,613,821          $133,167,494
                                        ============          ============


3.  Other Information
    -----------------
     The Company is a defendant in several lawsuits arising in the ordinary course of business. While the outcome of any litigation cannot be predicted with certainty, the Company believes that the ultimate disposition of these matters will not have a material adverse effect on its consolidated financial position or results of operations.

     The Company's accrued environmental costs represents the cost to cover estimated environmental remediation costs. The remaining actual environmental remediation liability may be different from management's estimates due to uncertainty of the extent of the pollution, the complexity of laws and government regulations and their interpretation, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery, and the uncertain level of the Company's involvement.

   In early January of 1999, the Company received additional information and revised estimates of the cost of containment, remediation and monitoring activities related to environmental contamination at one of the Company's past operating sites. Based upon this additional information the Company accrued $3.0 million for the additional estimated cost of remediating this site. These costs are expected to be expended over a twenty-year period with approximately $1.1 million to be expended by December 31, 2000 and the remaining portion spread over the remaining 19 years. Expenditures for the first ten years are for capital equipment and site remediation and expenditures after year ten are expected to be for site monitoring and reporting. The accrued and remediation methodology have been developed by a third party environmental consultant and are based on known remediation methodologies and techniques.


4. Supplemental Disclosures of Cash Flow Information
   -------------------------------------------------
   The components of cash provided by (used in) current assets and liabilities:

                                                1999               1998
                                                ----               ----

        Receivables                        $ 15,115,993       $  7,618,180
        Inventories                         (80,187,240)       (50,143,905)
        Prepaid expenses                     (5,561,274)        (2,981,541)
        Accounts payable                    133,346,021         67,097,600
        Accrued expenses                     18,808,124          2,638,954
        Other, net                            5,655,679            666,811
                                           ------------       ------------
                                           $ 87,177,303       $ 24,896,099
                                           ============       ============

   Non-cash transactions during the nine months ended March 31, 1999, included the assumption of liabilities totaling $8,939,160 in connection with the acquisition of the Gold Kist Inputs Business. There were no non-cash transactions during the nine month period ended March 31, 1998.

5.  Segment Information
    -------------------
    The Company has six reporting segments or divisions: Crops, Feed, Petroleum, Retail Farm Supply, Farm and Home, and Marketing. The crops segment procures, manufactures, processes and distributes fertilizer, seed and crop protection products. The feed segment procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. The petroleum segment distributes all grades of gasoline, kerosene, fuel oil, propane and other related petroleum products. The retail farm supply segment distributes agricultural supplies through approximately 200 Company owned and managed local cooperatives. The farm and home segment distributes farm and home products at wholesale and retail centers. The marketing segment purchases corn, soybean, wheat, barley and livestock from its members and markets these products.

    The Company evaluates performance based on operating profit or loss. Interest expense is allocated to each of the segments based upon segment assets employed and excludes the allocation of general corporate overhead. The Company accounts for intersegment sales at current market prices.



           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)
                                 ---------------

    The following tables present information about the Company's reported segment profits and losses as well as the reconciliation of reportable segment revenues and operating losses to the Company's consolidated totals for the nine months ended March 31, 1999 and 1998, respectively.







                           Revenues from                Intersegment                 Segment
                        External Customers                Revenues                Profit (Loss)
                      ------------------------     -----------------------     ----------------------
                         Nine months ended           Nine months ended          Nine months ended
                             March 31,                   March 31,                   March 31,
                      ------------------------     -----------------------     ----------------------

                        1999          1998           1999          1998           1999       1998
                        ----          ----           ----          ----           ----       ----

Retail Farm Supply  $269,585,616  $188,768,381  $          0  $          0 $(9,688,902)  $(1,956,618)
Feed                 135,661,960   112,075,806    52,661,908    47,645,499   9,428,428     5,499,710
Crops                113,357,687    88,315,283   137,807,773    85,657,331   3,973,071     8,112,102
Farm and Home        143,693,522   134,703,444    36,063,451    29,995,732   2,475,646     2,096,788
Petroleum            124,187,401   156,347,806    11,472,580    15,407,906  (1,714,948)   (2,238,617)
Marketing             63,867,063    78,652,405     5,459,526     7,432,227     575,688     1,600,103
Other                  1,657,111     2,831,099       863,895       238,980    (550,127)     (453,609)
                      ------------------------   -------------------------   ------------------------

   Total            $852,010,360  $761,694,224  $244,329,133  $186,377,675 $ 4,498,856   $17,137,093


                  General corporate expenses                               $(21,382,618)   (16,728,809)
                  Income tax benefit (expense)                                5,056,744        (89,006)
                                                                            ---------------------------
                  Net (loss) savings before income tax benefit             $(11,827,018) $     319,278
                                                                            ---------------------------



6.  New Accounting Standards
    ------------------------
    During the Company's fiscal year ended June 30, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable and eliminates certain disclosures that are no longer useful. This standard is effective for the year ended June 30, 1999. The adoption of this standard will result only in additional disclosure and is not expected to have an impact on the financial position or results of operations. In addition in June of 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal quarters beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company will adopt SFAS No. 133 in the fiscal year 2001. The Company is currently evaluating any impact of the derivatives standard.

7. Acquisition of Gold Kist, Inc.
   ------------------------------
    On October 13, 1998, the Company purchased the Gold Kist Inputs Business. The net assets purchased included certain inventory, real property, personal property, and certain accounts receivable, other assets, and certain liabilities. The net purchase price of $218.3 million, (net of liabilities assumed of approximately $21.5 million and subject to a final purchase price adjustment) was financed utilizing a bridge loan facility. This acquisition has been accounted for under the purchase method of accounting. The purchase price has been preliminarily allocated to inventory, accounts receivables and property plant and equipment based on estimated fair values at the date of acquisition, pending final determination of certain acquired balances. The Inputs Business' results of operations have been included in the Company's consolidated statement of operations since the date of acquisition.

    In connection with the purchase transaction, the Company delivered to Gold Kist a post-closing statement of net asset value (the "Post-Closing Valuation") prepared pursuant to the terms of the purchase agreement (the "Agreement"). The final purchase price as determined by the Company pursuant to the Post-Closing Valuation was approximately $203 million compared to an estimated purchase price (after deducting the $10 million hold back provided for in the Agreement) of $218.3 million. Taking into account certain agreed upon adjustments, the Company's Post-Closing Valuation would result in a repayment by Gold Kist to the Company of approximately $16 million, with interest from the closing date. The difference between the estimated purchase price as determined by the pre-closing valuation and the Company's determination of the final purchase price as shown by the Post-Closing Valuation was principally due to a material increase in the reserve for bad debts applicable to the accounts receivable purchased pursuant to the Agreement as a result of the Company's post-closing evaluation and analysis of the receivables. Gold Kist subsequently objected to the Company's Post-Closing Valuation, and asserted that the Company owed Gold Kist an additional $6 million. Currently, the Company and Gold Kist have been working together to resolve their differences. If these differences cannot be mutually resolved, the matter will be submitted to a mutually agreed upon nationally recognized independent certified public accounting firm who shall act as arbitrator. Upon conclusion of the arbitration procedure, any difference between the estimated purchase price and the final purchase, will be paid by the Company or Gold Kist, as the case may be, including interest.

8.  Financing Agreements
    --------------------
    On January 12, 1999, Southern States entered into a new $200 million three-year revolving credit facility with various commercial banks, including NationsBank, N.A., First Union National Bank and CoBank. This facility replaced the $140 million in short-term facilities with CoBank that were in place at December 31, 1998 and the $92 million in uncommitted facilities with various commercial banks. Under the terms of this facility, Southern States must maintain a ratio of funded indebtedness to capitalization of less than or equal to .50 to 1, have tangible net worth of at least $256 million plus 25% of net income in a fiscal year and maintain a ratio of consolidated cash flow to consolidated interest expense and distribution of greater than 1.50 to 1. Interest rates under this facility are determined on a competitive bid basis or at a LIBOR-based maximum rate.

    In January of 1999, Southern States repaid $118.3 million of its outstanding indebtedness under the bridge loan facility by borrowing an equivalent amount under this new credit facility. At March 31, 1999, the bridge loan facility had an outstanding principal of $100 million.

                        INPUTS BUSINESS OF GOLD KIST INC.
                       STATEMENTS OF ASSETS TO BE ACQUIRED
                          AND LIABILITIES TO BE ASSUMED
                             (Amounts in Thousands)
                                   (Unaudited)



                                                                                        September 26, 1998       June 27, 1998
                                                                                        ------------------       -------------
                                     ASSETS
Current assets:
   Receivables, principally trade, less allowance for doubtful accounts of
      $5,481 as of September 26, 1998 and $6,493
      as of June 27, 1998...............................................................     $ 52,516              $ 77,205
   Crop notes receivable, less allowance for doubtful notes of $7,000
      as of September 26, 1998 and $6,816 as of June 27, 1998...........................       77,893                71,073
   Inventories (note 2).................................................................       75,378                89,218
   Other current assets.................................................................          708                 1,116
                                                                                              -------               -------
      Total current assets..............................................................      206,495               238,612
Investments.............................................................................          391                 1,535
Property, plant and equipment, net......................................................       46,614                48,185
Other assets............................................................................          826                   811
                                                                                              -------               -------
      Total assets......................................................................     $254,326              $289,143
                                                                                              =======               =======


                                   LIABILITIES
Current liabilities:
   Current maturities of long-term debt.................................................     $    235              $    235
   Accounts payable.....................................................................       23,292                59,134
   Accrued compensation and related expenses............................................                              1,251
   Other current liabilities............................................................        1,096                 2,538
                                                                                              -------               -------
      Total current liabilities.........................................................       24,623                63,158
Long-term debt, excluding current maturities............................................        8,576                 8,628
                                                                                              -------               -------
      Total liabilities.................................................................       33,199                71,786
                                                                                              -------               -------
      Net assets........................................................................     $221,127              $217,357
                                                                                              =======               =======

                See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF OPERATIONS
                             (Amounts in Thousands)
                                   (Unaudited)



                                                                                          Three Months Ended
                                                                      --------------------------------------------------------
                                                                      September 26, 1998                   September 27, 1997
                                                                      ------------------                   ------------------

Net sales...........................................................       $ 91,508                            $ 104,735
Cost of sales.......................................................         78,506                               91,495
                                                                            -------                              -------
     Gross margin...................................................         13,002                               13,240
Distribution, administrative and general expenses...................         22,054                               22,444
                                                                            -------                              -------
     Net operating loss.............................................         (9,052)                              (9,204)
Other income (deductions):
     Interest income................................................          3,209                                2,972
     Interest expense...............................................         (3,994)                              (3,168)
     Miscellaneous, net.............................................            171                                  753
                                                                            -------                              -------
          Total other deductions....................................           (614)                                 557
                                                                            -------                              -------
     Loss before income taxes.......................................         (9,666)                              (8,647)
Income tax benefit (note 3).........................................          3,625                                3,288
                                                                            -------                              -------
     Net loss.......................................................       $ (6,041)                           $  (5,359)
                                                                            =======                              =======




                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.

                            STATEMENTS OF CASH FLOWS

                             (Amounts in Thousands)

                                   (Unaudited)


                                                                                                   Three Months Ended
                                                                                     --------------------------------------------
                                                                                      September 26, 1998       September 27, 1997
                                                                                     --------------------    ---------------------

Cash flows from operating activities:
   Net income (loss) .....................................................              $ (6,041)                   $ (5,359)
   Non-cash items included in net income (loss):
     Depreciation and amortization .......................................                 1,592                       1,520
     Allowance for doubtful accounts .....................................                  (828)                        292
     (Gains) losses on sales of assets ...................................                    11                        (396)
     Other ...............................................................                 1,062                          30
   Changes in operating assets and liabilities:
     Receivables .........................................................                25,692                      17,428
     Crop notes receivable ...............................................                (6,996)                     (7,017)
     Inventories .........................................................                13,840                       8,233
     Other current assets ................................................                   408                      (3,068)
     Accounts payable and other current liabilities ......................               (38,535)                    (24,348)
                                                                                        --------                    --------
        Net cash used in operating activities ............................                (9,795)                    (12,685)
                                                                                        --------                    --------
Cash flows from investing activities:
   Acquisitions of investments ...........................................                   -                           -
   Acquisitions of property, plant and equipment .........................                   (21)                     (2,270)
   Proceeds from disposals of property, plant and equipment ..............                    56                         594
                                                                                        --------                    --------
        Net cash provided by (used in) investing activities ..............                    35                      (1,676)
                                                                                        --------                    --------
Cash flows from financing activities:
   Proceeds from long-term borrowings ....................................                   -                           -
   Principal payments of long-term debt ..................................                   (52)                        (47)
   Net transfers from Gold Kist Inc. .....................................                 9,812                      14,409
                                                                                        --------                    --------
          Net cash provided by financing activities ......................                 9,760                      14,362
                                                                                        --------                    --------
          Net change in cash and cash equivalents ........................                   -                           -
Cash and cash equivalents at beginning of year ...........................                   -                           -
                                                                                        --------                    --------
Cash and cash equivalents at end of year ................................               $    -                      $    -
                                                                                        ========                    ========

Supplemental disclosure of cash flow data: Cash paid during the years for:
     Interest paid to third parties ......................................              $     87                    $    117
                                                                                        ========                    ========
     Income taxes (note 3) ...............................................              $    -                      $    -
                                                                                        ========                    ========

                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)
                                   (Unaudited)


1. Gold Kist Inc. ("Gold Kist" or "Company") and Southern States Cooperative, Incorporated ("Southern States") have entered into an Asset Purchase Agreement (the "Agreement"), dated as of July 23, 1998, pursuant to which the Company has agreed to sell and assign, and Southern States has agreed to purchase and assume, the assets and certain of the liabilities of the Company's agricultural inputs business. The affected assets include substantially all of the assets of the Company's Agri-Services segment, as well as certain crop notes receivable of AgraTrade Financing, Inc., the Company's wholly-owned finance subsidiary (such businesses and certain other assets to be acquired are referred to as the "Inputs Business"). The Agri-Services segment purchases, manufactures and processes fertilizers, agricultural chemicals, seeds, pet foods, feed and animal health products and other farm supply items for distribution and sale at wholesale and retail. Additionally, the segment serves as a contract procurement agent for and storer of farm commodities such as soybeans, grain and peanuts and is engaged in cotton processing and storage.

      The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company. Intercompany balances and transactions within the Inputs Business have been eliminated. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the results of operations and cash flows of the Inputs Business, based upon the structure of the transaction as described in the Agreement. The transaction as set forth in the Agreement is hereinafter referred to as the Acquisition.

      The accompanying unaudited financial statements reflect the accounts of the Inputs Business of Gold Kist Inc. ("Inputs Business"). All significant intercompany balances and transactions have been eliminated. Due to the seasonality of the Inputs Business, results of operations for interim periods are not necessarily indicative of results for the entire year.

      In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, the results of operations, and the cash flows. All significant intercompany balances and transactions have been eliminated in consolidation. Results of operations for the interim periods are not necessarily indicative of results for the entire year.

2.    Inventories consist of the following:

                                            Sept. 26, 1998        June 27, 1998
                                            -------------         -------------
           Merchandise for sale.............  $ 73,781             $ 87,428
           Raw materials and supplies.......     1,597                1,790
                                              --------             --------
                                              $ 75,378             $ 89,218
                                              ========             ========

3. The operations of the Inputs Business are included in the consolidated income tax returns of Gold Kist. All income tax payments are made by Gold Kist and are not allocated to the Inputs Business. Pursuant to the Agreement, Gold Kist will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The statements of operations reflect management's estimates of income tax (expense) benefit using effective federal and state statutory rates as if the Inputs Business was operated as a stand-alone company. As Gold Kist manages its tax position on a consolidated basis, which takes into account the results of all of its operations, the Inputs Business's effective tax rate could vary in the future from that reported in the accompanying statement of earnings. The Inputs Business's future effective tax rate will largely depend on Southern States's structure and tax strategies.

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses (excluding underwriting commissions) to be incurred by Southern States in connection with the issuance and distribution of the [capital and common] securities to be offered. All amounts are estimates except for the SEC registration fee:


      Registration under the Securities Act of 1933, as amended   $  23,978
      New York Stock Exchange Listing Fee......................      77,033
      Accounting Fees and Expenses ............................
      Blue Sky Fees and Expenses...............................
      Legal Fees and Expenses..................................
      Trustee and Transfer Agent Fees..........................
      Printing and Engraving Expenses..........................
      Miscellaneous............................................
                                                                 ----------
            Total..............................................  $
                                                                 ==========



Item 16.    Exhibits, Financial Statement Schedules

(A)   EXHIBITS

      An index of exhibits appears at page II-4 and is incorporated herein by reference.

(B)   FINANCIAL STATEMENT SCHEDULES

      Schedule II - Valuation and Qualifying Accounts

      All other schedules are omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes included herein.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Southern States Cooperative, Incorporated has duly caused this Amendment No. 2 to the Registration Statement on Form S-1

to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia on August 9, 1999.

                                    SOUTHERN STATES COOPERATIVE,
                                       INCORPORATED


                                    BY:    /s/  Wayne A. Boutwell
                                        -----------------------------
                                          Wayne A. Boutwell
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-1 has been signed for the following persons in the capacities indicated on August 9, 1999.


    /s/  Wayne A. Boutwell              President and Chief
---------------------------               Executive Officer
         Wayne A. Boutwell


   /s/   Jonathan A. Hawkins            Senior Vice President and
---------------------------               Chief Financial Officer
         Jonathan A. Hawkins


  /s/    Robert W. Taylor               Controller and
---------------------------               Principal Accounting Officer
         Robert W. Taylor

Michael W. Beahm, Cecil D. Bell, Jr., Floyd K.
Blessing, James E. Brady, Earl L. Campbell, Jere L. Cannon,
William F. Covington, Herbert A. Daniel, H. Michael
Davis, George E. Fisher, R. Bruce Johnson, James A.
Kinsey, J. Wayne McAtee, Fred K. Norris, Phil Ogletree, Jr.,
Richard F. Price, Willliam Pridgeon, Curry A. Roberts,
John Henry Smith, James A. Stonesifer, William W.
Vanderwende, Wilbur C. Ward, Charles A. Wilfong                 Directors

 By:    /s/  N. Hopper Ancarrow,   Jr.
       -------------------------------
             N. Hopper Ancarrow, Jr.
             Attorney-In-Fact


      Pursuant to the requirements of the Securities Act of 1933, Southern States Capital Trust I has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on August 9, 1999.

                                    SOUTHERN STATES CAPITAL TRUST I



                                    BY:    /s/  Jonathan A. Hawkins
                                       -----------------------------------
                                                Jonathan A. Hawkins
                                                Administrative Trustee

                                  EXHIBIT INDEX
                               to Amendment No. 2
                            to Registration Statement
                                   on Form S-1

                  SOUTHERN STATES COOPERATIVE, INCORPORATED
                         SOUTHERN STATES CAPITAL TRUST I


Exhibit No.       Description of Exhibit

         UNDERWRITING AGREEMENT:

1.* Form of Underwriting Agreement between Southern States Capital Trust I, Southern States Cooperative, Incorporated, First Union Capital Markets, Lehman Brothers and Banc of America
            Securities LLC, dated __________, 1999

         ARTICLES OF INCORPORATION AND BYLAWS:

3.1*        Restated Articles of Incorporation of Southern States
            Cooperative, Incorporated, effective July 30, 1998

3.2* Bylaws of Southern States Cooperative, Incorporated, amended as of October 13, 1998

         INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
         INDENTURES:

4.1* Certificate of Trust executed by First Union Trust Company, National Association, filed on December 16, 1998

4.2* Trust Agreement among Southern States Cooperative, Incorporated and First Union Trust Company, National Association, dated December 15, 1998

4.3* Form of Amended and Restated Trust Agreement among Southern States Cooperative, Incorporated, First Union National Bank, First Union Trust Company, National Association and the Administrative Trustees, dated ___________, 1999

4.4* Form of Junior Subordinated Indenture between Southern States Cooperative, Incorporated and First Union National Bank, as Indenture Trustee, dated ____________, 1999

4.5* Form of Capital Securities Certificate for Southern States Capital Trust I (included as Exhibit E to Exhibit 4.3 above)

4.6*        Form of Junior Subordinated Debenture

4.7* Form of Guarantee Agreement between Southern States Cooperative, Incorporated and First Union National Bank, dated ____________, 1999

         Certain instruments relating to long-term debt not being registered have been omitted in accordance with Item 601(b) (4) (iii) of Regulation S-K. Registrant will furnish a copy of any such instrument to the Commission upon its request.

5.1** Opinion of Mays & Valentine, L.L.P. regarding the legality of the Junior Subordinated Debentures and the Guarantee

5.2** Opinion of Potter Anderson & Corroon LLP regarding the legality of the Capital Securities

8.** Opinion of Mays & Valentine, L.L.P. regarding certain federal income tax matters

         MATERIAL CONTRACTS:

10.1*       (a)   Asset Purchase Agreement between Gold Kist Inc. and
                  Southern States   Cooperative, Inc., dated July 23, 1998

            (b) Letter Agreement between Gold Kist Inc. and Southern States Cooperative, Inc., dated as of October 13, 1998, amending the Asset Purchase Agreement

            (c) Commitment Letter between Gold Kist Inc. and Southern States Cooperative, Inc., dated October 13, 1998

10.2* Term Loan Credit Agreement by and among Southern States Cooperative, Incorporated and NationsBank, N.A., First Union National Bank and CoBank, ACB, dated October 9, 1998

10.3 Revolving Loan Agreement between Southern States Cooperative, Incorporated and CoBank, ACB, First Union National Bank, NationsBank, N.A. and various other lenders, dated January 12, 1999, as amended February 3, 1999

10.4* Third Amended and Restated Financing Services and Contributed Capital Agreement between Southern States Cooperative,
            Incorporated and Statesman Financial Corporation, dated November 3, 1997

10.5* Financing Services and Contributed Capital Agreement between Southern States Cooperative, Incorporated and Michigan Livestock Credit Corporation, dated April 1, 1998

10.6*       (a)   Southern States Insurance Exchange Subscriber's Agreement
                  and Power of Attorney, dated April 27, 1988

            (b) Agreement between Southern States Insurance Exchange and Southern States Underwriters, Incorporated, dated April 27, 1988

10.7*       (a)   Form of Management Agreement between Southern States
                  Cooperative, Incorporated and various local managed cooperatives (listed in Attachment A to Exhibit 10.7)

            (b) Management/Operating Agreement between Orange-Madison Cooperative Farm Service, Inc. and Southern States Cooperative, Inc., dated March 1, 1991, as amended by Reclassification Agreement, dated September 1, 1991, as amended November 20, 1992, as amended April 1, 1993, as amended February 1, 1994, as amended May 1, 1994, as amended March 2, 1995

10.8*       (a)   Member Product Purchase Agreement between CF Industries,
                  Inc. and Southern States Cooperative, Incorporated, dated October 18, 1974, as supplemented by letter from
                  J. Sultenfuss to G. Adlich, dated January 7, 1998

            (b) CF Industries, Inc. Product Purchase Agreement Assignment and Assumption Agreement by and among Gold Kist Inc., Southern States Cooperative, Inc. and CF Industries, Inc., dated October 13, 1998

10.9* Agreement and Plan of Merger between and among Southern States Cooperative, Incorporated, and Michigan Livestock Exchange, Statesman Financial Corporation and Michigan Livestock Credit Corporation, dated as of December 31, 1997

10.10*      (a)   Ground Lease between Southern States Cooperative,
                  Incorporated, as  Lessor, and Gold Bond Stamp Company of
                  Georgia, as Lessee, dated as of July 15, 1977

            (b) Lease and Agreement between Gold Bond Stamp Company of Georgia, as Lessor, and Southern States Cooperative, Incorporated, as Lessee, dated as of July 15, 1977

10.11* Lease Agreement with Purchase Option by and between Scott Petroleum Corporation and Gold Kist Inc., dated January 5, 1995

         MANAGEMENT REMUNERATION PLANS:

10.12* Southern States Supplemental Retirement Plan, effective November 11, 1987, as amended and restated through Fourth Amendment, effective July 1, 1995

10.13* Southern States Deferred Compensation Plan, effective July 1, 1995, as amended and restated through Fourth Amendment, effective July 1, 1998

10.14* Southern States Directors Deferred Compensation Plan, effective July 1, 1989, as amended and restated through First Amendment, effective July 1, 1995

10.15* Form of Executive Split Dollar Agreement between Southern States Cooperative, Incorporated and certain executive officers (listed in Attachment A to Exhibit 10.15)

12.         Computation of Ratios

21.*        List of Subsidiaries

         CONSENTS OF EXPERTS AND COUNSEL:

23.1        Consent of PricewaterhouseCoopers LLP

23.2        Consent of KPMG LLP

23.3**      Consent of Mays & Valentine, L.L.P. (included in Exhibit
            5.1 and Exhibit 8)

23.4**      Consent of Potter Anderson & Corroon LLP (included in
            Exhibit 5.2)

24.*        Powers of Attorney

25.* Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of First Union National Bank, as Property Trustee under the Trust Agreement and the Amended and Restated Trust Agreement, and as Trustee under the Junior Subordinated Indenture and the Guarantee

27.         Financial Data Schedule

-----------------------
*           Filed previously.
**          To be filed by amendment.

               SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                  SOUTHERN STATES COOPERATIVE, INCORPORATED
                                (In thousands)


           Column A               Column B              Column C             Column D       Column E
           --------               --------              --------             --------       --------

                                                       Additions
                                                       ---------

                                   Balance       Charged                                   Balance
                                at Beginning  to Costs and    Charged to                  at End of
                                of the Period   Expenses    Other Accounts   Deductions     Period
                                -------------   --------    --------------   ----------     ------
Year ended 6-30-98
   Reserves and allowances
     deducted from asset
     accounts:
     Allowance for doubtful
      accounts                  $   2,237     $    100      $  1,233 (1)    $   927 (2)    $ 2,643
     Allowance for discounts
      and other deductions              0            0                            0              0
                                ---------     --------      --------        -------       --------
                                $   2,237     $    100      $  1,233        $   927        $ 2,643
                                =========     ========      ========        =======       ========


Year ended 6-30-97
     Reserve and allowances
      deducted from asset accounts:
      Allowance for doubtful
       accounts                 $   2,217     $    93                       $    73 (2)    $ 2,237
      Allowance for discounts
       and other deductions             0           0                             0              0
                                ---------     -------                       -------        -------
                                $   2,217     $    93                       $    73        $ 2,237
                                =========     =======                       =======        =======

Year ended 6-30-96
     Reserves and allowances
      deducted from asset
      accounts:
      Allowance for doubtful
       accounts
      Allowance for discounts   $  1,644      $   643                       $    70 (2)    $ 2,217
       and other deductions            0            0                             0              0
                                --------      -------                       -------        -------
                                $  1,644      $   643                       $    70        $ 2,217
                                ========      =======                       =======        =======


(1) Allowance balance of subsidiary at acquisition
(2) Accounts charged off, net of recoveries

                                      S-2